Exhibit 4.1

Execution Version

4FRONT HOLDINGS LLC

AND

4FRONT CORP.

AND

1196260 B.C. LTD.

AND

CANNEX CAPITAL HOLDINGS INC.

BUSINESS COMBINATION AGREEMENT

DATED MARCH 1, 2019

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		2
1.1	Definitions	2
1.2	Interpretation Not Affected by Headings	23
1.3	Number and Gender	23
1.4	Date for Any Action	23
1.5	Currency	23
1.6	Knowledge	23
1.7	Schedules	23
1.8	Representations and Warranties	24
1.9	Covenants	25
ARTICLE 2 THE BUSINESS COMBINATION		25
2.1	Business Combination	25
2.2	Interim Order	25
2.3	Nevada Holdco Meeting	27
2.4	Cannex Meeting	27
2.5	Circulars and Listing Statement	28
2.6	Preparation of Filings	30
2.7	Final Order	30
2.8	Court Proceedings	30
2.9	Business Combination and Effective Date	31
2.10	Deposit of Consideration	32
2.11	Announcement and Shareholder Communications	32
2.12	Withholding Taxes	32
2.13	List of Shareholders	33
2.14	U.S. Securities Law Matters	33
2.15	U.S. Tax Matters	34
ARTICLE 3 CONDITIONS		37
3.1	Mutual Conditions Precedent	37
3.2	Additional Conditions Precedent to the Obligations of 4Front	39
3.3	Additional Conditions Precedent to the Obligations of Cannex	41
3.4	Additional Conditions Precedent to the Obligations of BC Newco	43
3.5	Additional Conditions Precedent to the Obligations of Nevada Holdco	44
3.6	Satisfaction of Conditions	46

ARTICLE 4 ADDITIONAL AGREEMENTS		46
4.1	Cannex Non-Solicitation	46
4.2	4Front Non-Solicitation	50
4.3	Bona Fide Attempts	54
4.4	Resulting Issuer Board	54
4.5	Convertible Securities/Debt Instruments	54
4.6	Access to Information	55
4.7	Notices of Certain Events	55
4.8	Indemnification	56
4.9	Acquisitions	56
ARTICLE 5 TERM, TERMINATION, AMENDMENT AND WAIVER		57
5.1	Term	57
5.2	Termination	57
5.3	Expenses and Termination Fees	60
5.4	Amendment	61
5.5	Waiver	61
ARTICLE 6 GENERAL PROVISIONS		62
6.1	Excluded Claims	62
6.2	Notices	62
6.3	Governing Law; Waiver of Jury Trial	64
6.4	Public Announcements	64
6.5	Filings and Authorizations	64
6.6	Injunctive Relief	64
6.7	Time of Essence	65
6.8	Entire Agreement, Binding Effect and Assignment	65
6.9	No Liability	65
6.10	Severability	65
6.11	Further Assurances	65
6.12	Counterparts; Execution	66
SCHEDULE “A” PLAN OF ARRANGEMENT		A-1
SCHEDULE “B” [INTENTIONALLY DELETED]		B-1
SCHEDULE “C” REPRESENTATIONS AND WARRANTIES OF CANNEX		C-1
SCHEDULE “D” REPRESENTATIONS AND WARRANTIES OF BC NEWCO		D-1
SCHEDULE “E” REPRESENTATIONS AND WARRANTIES OF 4FRONT		E-1
SCHEDULE “F” REPRESENTATIONS AND WARRANTIES OF NEVADA HOLDCO		F-1
SCHEDULE “G” COVENANTS OF CANNEX		G-1
SCHEDULE “H” COVENANTS OF 4FRONT		H-1
SCHEDULE “I” COVENANTS OF BC NEWCO		I-1
SCHEDULE “J” COVENANTS OF NEVADA HOLDCO		J-1

SCHEDULE	“K” SPECIAL RIGHTS AND RESTRICTIONS FOR RESULTING ISSUER SHARES	K-1
SCHEDULE	“L” CONSENTS, WAIVERS, AND REQUIRED REGULATORY APPROVALS	L-1
SCHEDULE	“M” [INTENTIONALLY DELETED]	M-1
SCHEDULE	“N” CAPITALIZATION TABLE	N-1
SCHEDULE	“O” ACQUISITIONS	O-1

BUSINESS COMBINATION AGREEMENT

THIS BUSINESS COMBINATION AGREEMENT dated March 1, 2019 AMONG:

4FRONT HOLDINGS LLC, a limited liability company existing under the Laws of the State of Delaware (“4Front”)

- and -

4FRONT CORP., a corporation existing under the Laws of the State of Nevada (“Nevada Holdco”)

- and -

1196260 B.C. LTD., a corporation existing under the Laws of the Province of British Columbia (“BC Newco”)

- and -

CANNEX CAPITAL HOLDINGS INC., a corporation existing under the Laws of the Province of British Columbia (“Cannex”)

RECITALS:

A.	The Parties seek to combine their respective companies, all to be owned by the Resulting Issuer.

B.	The Parties intend to carry out the transactions contemplated in this Agreement by way of arrangement under the provisions of the BCBCA, as applicable.

C.

Each of the 4Front Board, Nevada Holdco Board, BC Newco Board and Cannex Board has determined, after receiving financial and/or legal advice, that the consideration to be received by their respective shareholders or members, as applicable, directly or indirectly, pursuant to the Business Combination is fair and that the Business Combination is in the best interests of the respective members or shareholders, as applicable, of 4Front, Nevada Holdco, BC Newco and Cannex.

D.	Contemporaneous with the execution and delivery hereof, the Cannex Shareholder Voting Agreements and the 4Front Voting Agreements were executed and delivered.

E.	Prior to the Plan of Arrangement becoming effective, the Pre-Arrangement Transactions will have been completed.

THIS AGREEMENT WITNESSES THAT in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto covenant and agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires:

“4Front Anti-Money Laundering Laws” has the meaning ascribed thereto in Section 1.1.1(ee) of Schedule “E”;

“4Front Balance Sheet” has the meaning ascribed thereto in Section (k) of Schedule “E”; “4Front Benefit Plan” has the meaning ascribed thereto in Section (v)(i) of Schedule “E”;

“4Front Board” means the board of managers or other governing body of 4Front as the same is constituted from time to time;

“4Front Change in Recommendation for Cannex” has the meaning ascribed thereto in Section 5.2(a)(iv)(A);

“4Front Contribution” means the contribution of all the issued and outstanding 4Front Membership Interests held by Key Members to Nevada Holdco in exchange for Nevada Holdco Multiple Voting Shares and Nevada Holdco Proportionate Voting Shares pursuant to the 4Front Contribution Agreement;

“4Front Contribution Agreement” means the contribution agreement to be entered into between Nevada Holdco, 4Front and the Key Members, pursuant to which all of the issued and outstanding 4Front Membership Interests held by Key Members will be contributed to Nevada Holdco in exchange for Nevada Holdco Multiple Voting Shares and Nevada Holdco Proportionate Voting Shares;

“4Front Disclosure Letter” means the disclosure letter executed by 4Front and delivered to Cannex concurrently with the execution of this Agreement;

“4Front Fundamental Representations” means the representations and warranties set forth in each of Sections (a), (b), (c), (d), (e), (g) and (h) of Schedule “E”;

“4Front Lease” means any Contract pursuant to which 4Front or any of its Subsidiaries is a tenant, licensee or a sub-tenant of any leasehold or sub-leasehold estate and other right to use or occupy any 4Front Leased Property;

“4Front Leased Properties” has the meaning ascribed thereto in Section (q)(i) of Schedule “E”;

“4Front Liquidity Warrants” means (i) the liquidity warrants issued by 4Front to U.S. Blocker on October 23, 2018, exercisable into 2,495.1 Class F Units of 4Front, and (ii) the liquidity warrants issued by 4Front to certain U.S. holders on October 23, 2018, exercisable into 5,504.6 Class F Units of 4Front;

“4Front Locked-up Members” means those holders of 4Front Membership Interests, as set forth in Section 1.1 of the 4Front Disclosure Letter, each of whom has signed a 4Front Voting Agreement;

“4Front Material Adverse Effect” means any one or more changes, effects, events, occurrences or states of fact with respect to 4Front or its Subsidiaries, either individually or in the aggregate,

(i) that is, or would reasonably be expected to be, material and adverse to the assets, liabilities (including any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), business, operations, results of operations, capital, property, obligations (whether absolute, accrued, conditional or otherwise) or financial condition of the Resulting Issuer and its Subsidiaries taken as a whole, other than changes, effects, events, occurrences or states of fact resulting from the Pre-Arrangement Transactions or: (a) any changes affecting the cannabis industry generally; (b) any change in the market price of cannabis; (c) general economic, financial, currency exchange, securities or commodity market conditions in Canada or the United States; (d) any change in U.S. GAAP or IFRS occurring after the date hereof; (e) any change in applicable Laws or in the interpretation thereof by any Governmental Entity occurring after the date hereof; (f) the commencement, occurrence or continuation of any war, armed hostilities or acts of terrorism; or (g) any natural disaster, provided, however, that such changes do not relate primarily to the Resulting Issuer and its Subsidiaries, taken as a whole, or do not have a disproportionate effect on the Resulting Issuer and its Subsidiaries, taken as a whole, compared to other companies of similar size operating in the cannabis industry and references in this Agreement to dollar amounts are not intended to be and shall not be deemed to be illustrative or interpretative for purposes of determining whether a “4Front Material Adverse Effect” has occurred; or (ii) that is, or would reasonably be expected to, prevent or materially delay the ability of 4Front to consummate the transactions contemplated hereby on a timely basis;

“4Front Material Contracts” has the meaning ascribed thereto in Section (y) of Schedule “E”;

“4Front Members” means the holders of the 4Front Membership Interests;

“4Front Membership Interests” means the limited liability company equity interests authorized under the 4Front Operating Agreement;

“4Front Operating Agreement” means the second amended and restated limited liability company agreement of 4Front dated October 23, 2018;

“4Front Owned Properties” has the meaning ascribed thereto in Section (q)(i) of Schedule “E”; “4Front Properties” has the meaning ascribed thereto in Section (q)(i) of Schedule “E”; “4Front Proposed Agreement” has the meaning ascribed thereto in Section 4.2(e);

“4Front Termination Fee Event” has the meaning ascribed thereto in Section 5.3(c);

“4Front Third Party Permit Holder” has the meaning ascribed thereto in Section 1.1.1(f)(i) of Schedule “E”;

“4Front Ventures” means 4Front Ventures, Inc., a corporation existing under the Laws of the State of Delaware;

“4Front Ventures Asset Transfer” means the transfer of all of the assets of 4Front Ventures to Nevada Holdco and the assumption of all of the liabilities of 4Front Ventures by Nevada Holdco in exchange for Nevada Holdco Proportionate Voting Shares pursuant to the 4Front Ventures Asset Transfer and Reorganization Agreement;

“4Front Ventures Asset Transfer and Reorganization Agreement” means the asset transfer agreement to be entered into between Nevada Holdco and 4Front Ventures, pursuant to which all of the assets of 4Front Ventures will be transferred to Nevada Holdco in exchange for Nevada Holdco Proportionate Voting Shares;

“4Front Ventures Shares” means, collectively, the issued and outstanding shares of (a) Common Stock, par value US$0.01 per share, and (b) Series A Preferred Stock, par value US$0.01 per share, in each case issued by 4Front Ventures;

“4Front Ventures Windup” means the conveyance of the assets of 4Front Ventures to the holders of 4Front Ventures Shares in connection with the winding up of 4Front Ventures;

“4Front Voting Agreement” means the voting agreement (including all amendments thereto) signed by the 4Front Locked-up Members setting forth the terms and conditions upon which they have agreed, among other things, to vote their Nevada Holdco Shares in favour of the Business Combination;

“4Front Warrant” means the compensation warrant of 4Front issued by 4Front to U.S. Blocker on October 23, 2018, exercisable into 3,747 Class F Units of 4Front;

“Acquisition” means any acquisition made by a Party other than a transaction contemplated by this Agreement whereby any of the following forms of consideration is issued for such acquisition: (a) cash; (b) securities, including convertible securities which may be convertible into Resulting Issuer Shares upon consummation of the Business Combination; (c) debt securities or other indebtedness of such Party or any of its Subsidiaries; (d) non-cash assets of such Party or its Subsidiaries; or (e) any combination of the foregoing;

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement and other than any transaction involving only a Transacting Party and/or one or more of its wholly-owned Subsidiaries or a Pre-Arrangement Transaction, any offer, proposal or inquiry from any Person or group of Persons, whether or not in writing and whether or not delivered to the shareholders or members, as the case may be, of a Transacting Party, after the date hereof and prior to the Effective Date relating to: (a) any acquisition or purchase, direct or indirect, of: (i) the assets of that Transacting Party and/or one or more of its Subsidiaries that, individually or in the aggregate, constitute 20% or more of the consolidated assets of that Transacting Party and its Subsidiaries, taken as a whole, or which contribute 20% or more of the consolidated revenue of a Transacting Party and its Subsidiaries, taken as a whole, or (ii) 20% or more of any voting or equity securities or membership interests of that Transacting Party or any one or more of its Subsidiaries that, in the case of such Subsidiaries, individually or in the aggregate, contribute 20% or more of the consolidated revenues or constitute 20% or more of the consolidated assets of that Transacting Party and its Subsidiaries, taken as a whole; (b) any take-over bid, tender offer or exchange offer that, if consummated, would result in such Person or group of Persons beneficially owning 20% or more of any class of voting or equity securities or membership interests of that Transacting Party; or (c) a plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving that Transacting Party and/or any of its Subsidiaries whose assets or revenues, individually or in the aggregate, constitute 20% or more of the consolidated assets or revenues, as applicable, of that Transacting Party and its Subsidiaries, taken as a whole; provided, however, that in no event shall a proposal or offer regarding a bona fide financing transaction conducted primarily for capital raising purposes be deemed to constitute an Acquisition Proposal;

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity;

“Affected Person” has the meaning ascribed thereto in Section 2.12;

“Affiliate” or “affiliate” means, with respect to any two Persons, one Person is a Subsidiary of the other or each of the two Persons is controlled by the same Person;

“Agreement” means this business combination agreement, including all schedules annexed hereto, together with the Cannex Disclosure Letter and 4Front Disclosure Letter as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof;

“Anti-Spam Law” means CASL and other applicable Law regulating the sending of email and other electronic messages;

“Associate” has the meaning ascribed thereto in Rule 12b-2 under the U.S. Exchange Act;

“BC Amalgamation” means the statutory amalgamation of Nevada Holdco and BC Newco pursuant to the provisions of the BCBCA and the Plan of Arrangement, with the Resulting Issuer as the successor corporation;

“BC Newco” means 1196260 B.C. Ltd., a corporation existing under the Laws of the Province of British Columbia;

“BC Newco Board” means the board of directors of BC Newco as the same is constituted from time to time;

“BC Newco Material Adverse Effect” means any one or more changes, effects, events, occurrences or states of fact with respect to BC Newco, (i) that is, or would reasonably be expected to be, material and adverse to the assets, liabilities (including any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), business, operations, results of operations, capital, property, obligations (whether absolute, accrued, conditional or otherwise) or financial condition of the Resulting Issuer and its Subsidiaries taken as a whole, other than changes, effects, events, occurrences or states of fact resulting from: (a) any changes affecting the cannabis industry generally; (b) any change in the market price of cannabis; (c) general economic, financial, currency exchange, securities or commodity market conditions in Canada or the United States; (d) any change in U.S. GAAP or IFRS occurring after the date hereof; (e) any change in applicable Laws or in the interpretation thereof by any Governmental Entity occurring after the date hereof; (f) the commencement, occurrence or continuation of any war, armed hostilities or acts of terrorism; or (g) any natural disaster, provided, however, that such changes do not relate primarily to the Resulting Issuer and its Subsidiaries, taken as a whole, or do not have a disproportionate effect on the Resulting Issuer and its Subsidiaries, taken as a whole, compared to other companies of similar size operating in the cannabis industry and references in this Agreement to dollar amounts are not intended to be and shall not be deemed to be illustrative or interpretative for purposes of determining whether a “BC Newco Material Adverse Effect” has occurred; or (ii) that is, or would reasonably be expected to, prevent or materially delay the ability of BC Newco to consummate the transactions contemplated hereby;

“BC Newco Shares” means the common shares in the capital of BC Newco;

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as such act and regulations may be promulgated or amended from time to time;

“Board Nominees” means Joshua Rosen, Leonid Gontmakher, Anthony Dutton, Eric Rey and David Daily;

“Bona Fide Attempt” has the meaning ascribed hereto in Section 4.3;

“Broker” has the meaning ascribed thereto in Section 2.12;

“Business Combination” means the business combination under the provisions of Section 288 of the BCBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 5.4 hereof or the Plan of Arrangement or made at the direction of the Court in the Final Order (provided that any such amendment or variation is acceptable to the Transacting Parties, each acting reasonably);

“Business Day” means any day, other than a Saturday, a Sunday or a statutory or civic holiday in any of Vancouver, British Columbia; Toronto, Ontario; or Phoenix, Arizona;

“Cannex Acquisition Transactions” means the Cannex Share Exchange, the Cannex Warrant Exchange, the Cannex Note Exchange, the Cannex Option Exchange, and the Cannex Windup;

“Cannex Anti-Money Laundering Laws” has the meaning ascribed thereto in Section 1.1.1(hh) of Schedule “C”;

“Cannex Balance Sheets” has the meaning ascribed thereto in Section 1.1.1(k) of Schedule “C”; “Cannex Benefit Plan” has the meaning ascribed thereto in Section (w)(i) of Schedule “C”;

“Cannex Board” means the board of directors of Cannex as the same is constituted from time to time;

“Cannex Change in Recommendation for 4Front” has the meaning ascribed thereto in Section 5.2(a)(iii)(A);

“Cannex Circular” means the notice of the Cannex Meeting and the accompanying management information circular, including all schedules, appendices and exhibits thereto and enclosures therewith, as amended, supplemented or otherwise modified from time to time, to be sent to the Cannex Shareholders in connection with the Cannex Meeting;

“Cannex Class A Share Option Plan” means the stock option plan of Cannex for the purchase of Cannex Class A Shares, approved by Cannex Shareholders on January 30, 2018;

“Cannex Class A Share Options” means the options to purchase Cannex Class A Shares pursuant to the Cannex Class A Share Option Plan;

“Cannex Class A Shares” means the class A convertible restricted voting shares in the capital of Cannex;

“Cannex Common Share Option Plan” means the stock option plan of Cannex for the purchase of Cannex Common Shares, approved by Cannex Shareholders on January 30, 2018;

“Cannex Common Share Options” means the options to purchase Cannex Common Shares pursuant to the Cannex Common Share Option Plan;

“Cannex Common Shares” means the common shares in the capital of Cannex;

“Cannex Component of the Business Combination” means the part of the Plan of Arrangement that entails the Cannex Share Exchange, the Cannex Warrant Exchange, the Cannex Note Exchange, the Cannex Option Exchange, the Cannex Windup and the CCGI Windup;

“Cannex Component of the Business Combination Resolution” means collectively (i) the special resolution of the Cannex Shareholders approving the Cannex Component of the Business Combination which is to be considered at the Cannex Meeting; and (ii) the resolution of the shareholders of Cannex providing minority approval, as defined and contemplated in OSC Rule 56-501 and as contemplated in NI 41-101, approving the Business Combination and the Plan of Arrangement which is to be considered at the Cannex Meeting;

“Cannex CSE Approval” means the conditional approval of the CSE in respect of the Business Combination and the listing of the Resulting Issuer Subordinate Voting Shares;

“Cannex Disclosure Letter” means the disclosure letter executed by Cannex and delivered to 4Front concurrently with the execution of this Agreement;

“Cannex Dissent Rights” means the rights of dissent exercisable by the Cannex Shareholders in respect of the Cannex Component of the Business Combination pursuant to Section 238 of the BCBCA, as modified by Article 4 of the Plan of Arrangement and the Interim Order;

“Cannex Dissenting Shareholder” means a registered Cannex Shareholder who duly exercises its Cannex Dissent Rights with respect to the Cannex Component of the Business Combination, and who has not withdrawn or been deemed to have withdrawn such exercise of Cannex Dissent Rights;

“Cannex Fairness Opinion” means a formal written fairness opinion of Beacon Securities Limited and addressed to the Cannex Board to the effect that, as of the date of such opinion and subject to the assumptions, limitations and qualifications related to its opinion, the Consideration to be received by the Cannex Shareholders (who will be shareholders holding Resulting Issuer Subordinate Voting Shares and/or Resulting Issuer Proportionate Voting Shares) pursuant to the Cannex Component of the Business Combination is fair, from a financial point of view, to such Cannex Shareholders;

“Cannex Financial Statements” has the meaning ascribed thereto in Section 1.1.1(j)(i) of Schedule “C”;

“Cannex Fundamental Representations” means the representations and warranties set forth in each of Sections (a), (b), (c), (d), (e), (g), and (h) of Schedule “C”;

“Cannex GG Warrantholders” means Gotham Green Fund 1, L.P., Gotham Green Fund 1 (Q), L.P., and Gotham Green Credit Partners SPV 2, L.P.;

“Cannex GG Warrants” means the warrants to acquire Cannex Shares issued by Cannex to the Cannex GG Warrantholders on November 21, 2018;

“Cannex Lease” means any Contract pursuant to which Cannex or any of its Subsidiaries is a tenant, licensee or a sub-tenant of any leasehold or sub-leasehold estate and other right to use or occupy any Cannex Leased Property;

“Cannex Leased Property” or “Cannex Leased Properties” has the meaning ascribed thereto in Section (r)(i) of Schedule “C”;

“Cannex Locked-up Shareholders” means those holders of Cannex Shares as set forth in Section 1.1 of the Cannex Disclosure Letter, each of whom has signed a Cannex Shareholder Voting Agreement;

“Cannex Material Adverse Effect” means any one or more changes, effects, events, occurrences or states of fact with respect to Cannex or its Subsidiaries, either individually or in the aggregate, that is, or would reasonably be expected to be, material and adverse to, (i) the assets, liabilities (including any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), business, operations, results of operations, capital, property, obligations (whether absolute, accrued, conditional or otherwise) or financial condition of the Resulting Issuer and its Subsidiaries taken as a whole, other than changes, effects, events, occurrences or states of fact resulting from: (a) a change in the market price of the Cannex Shares following and reasonably attributable to the public announcement of the execution of this Agreement and the transactions contemplated hereby; (b) any changes affecting the cannabis industry generally; (c) any change in the market price of cannabis; (d) general economic, financial, currency exchange, securities or commodity market conditions in Canada or the United States; (e) any change in U.S. GAAP or IFRS occurring after the date hereof; (f) any change in applicable Laws or in the interpretation thereof by any Governmental Entity occurring after the date hereof; (g) the commencement, occurrence or continuation of any war, armed hostilities or acts of terrorism; or (h) any natural disaster, provided, however, that with respect to clauses (b) to (h), such changes do not relate primarily to the Resulting Issuer and its Subsidiaries, taken as a whole, or do not have a disproportionate effect on the Resulting Issuer and its Subsidiaries, taken as a whole, compared to other companies of similar size operating in the cannabis industry and references in this Agreement to dollar amounts are not intended to be and shall not be deemed to be illustrative or interpretative for purposes of determining whether a “Cannex Material Adverse Effect” has occurred; or (ii) that is, or would reasonably be expected to, prevent or materially delay the ability of Cannex to consummate the transactions contemplated hereby;

“Cannex Material Contracts” has the meaning ascribed thereto in Section (z) of Schedule “C”;

“Cannex Meeting” means the special meeting of Cannex Shareholders, including any adjournment or postponement thereof, to be called and held for the purpose of obtaining the approval of the Cannex Component of the Business Combination Resolution, the Resulting Issuer Equity Incentive Plans, and other related matters, in accordance with the Interim Order as applicable;

“Cannex Note Exchange” means the issuance of Resulting Issuer Notes to the Cannex Noteholders in exchange for the Cannex Notes;

“Cannex Noteholders” means Gotham Green Fund 1, L.P., Gotham Green Fund 1 (Q), L.P., and Gotham Green Credit Partners SPV 2, L.P.;

“Cannex Notes” means the senior secured convertible notes issued by Cannex on November 21, 2018 to the Cannex Noteholders in the aggregate principal amount of US$32,000,000;

“Cannex Option Exchange” means the exchange of Cannex Common Share Options for Resulting Issuer Replacement Options for Subordinate Voting Shares and Cannex Class A Share Options for Resulting Issuer Replacement Options for Proportionate Voting Shares in accordance with the Cannex Option Exchange Ratio;

“Cannex Option Exchange Ratio” means one Resulting Issuer Replacement Option for Subordinate Voting Share for each Cannex Common Share Option and one Resulting Issuer Replacement Option for Proportionate Voting Share for each Cannex Class A Share Option;

“Cannex Option Plans” means the Cannex Class A Share Option Plan and the Cannex Common Share Option Plan;

“Cannex Optionholders” means the holders of Cannex Options;

“Cannex Options” means the Cannex Common Share Options and the Cannex Class A Share Options;

“Cannex Owned Properties” has the meaning ascribed thereto Section (r)(i) of Schedule “C”; “Cannex PP Warrantholders” means the holders of the Cannex PP Warrants;

“Cannex PP Warrants” means the warrants to acquire 25,762,215 Cannex Common Shares issued by Cannex by private placement on March 12, 2018;

“Cannex Preferred Shares” means the preferred shares in the capital of Cannex;

“Cannex Properties” has the meaning ascribed thereto in Section (r)(i) of Schedule “C”;

“Cannex Proposed Agreement” has the meaning ascribed thereto in Section 4.1(e);

“Cannex Public Documents” means all documents and information filed by Cannex under applicable Securities Laws on SEDAR, during the two (2) years prior to the date hereof;

“Cannex Share Exchange” means the exchange of Cannex Common Shares and Cannex Class A Shares for Resulting Issuer Subordinate Voting Shares and Resulting Issuer Proportionate Voting Shares, respectively, in accordance with the Cannex Share Exchange Ratio;

“Cannex Share Exchange Ratio” means one Resulting Issuer Subordinate Voting Share for each Cannex Common Share and one Resulting Issuer Proportionate Voting Share for each 80 Cannex Class A Shares;

“Cannex Shareholder Approval” has the meaning ascribed thereto in Section 2.2(h);

“Cannex Shareholder Voting Agreements” means the voting agreements (including all amendments thereto) signed by the Cannex Locked-up Shareholders setting forth the terms and conditions upon which they have agreed, among other things, to vote their Cannex Shares in favour of the Business Combination;

“Cannex Shareholders” means the holders of Cannex Shares;

“Cannex Shares” means the Cannex Common Shares and the Cannex Class A Shares; “Cannex Termination Fee Event” has the meaning ascribed thereto in Section 5.3(b);

“Cannex Third Party Permit Holder” has the meaning ascribed thereto in Section 1.1.1(f)(i) of Schedule “C”;

“Cannex Warrant Exchange” means the issuance to each Cannex PP Warrantholder of one Resulting Issuer PP Warrant for each Cannex PP Warrant held thereby and the issuance to each Cannex GG Warrantholder of one Resulting Issuer GG Warrant for each Cannex GG Warrant held thereby;

“Cannex Warrantholders” means the holders of Cannex Warrants set out at Schedule “C”, Section 1.1.1(g)(iii) of the Cannex Disclosure Letter;

“Cannex Warrants” means the warrants to acquire Cannex Shares set out at Schedule “C”, Section 1.1.1(g)(iii) to the Cannex Disclosure Letter;

“Cannex Windup” means the conveyance of the assets of Cannex to the Resulting Issuer and the assumption of the liabilities of Cannex by the Resulting Issuer in connection with the winding up of Cannex, done in accordance with subsection 88(1) of the Tax Act;

“CASL” means An Act to promote the efficiency and adaptability of the Canadian economy by regulating certain activities that discourage reliance on electronic means of carrying out commercial activities, and to amend the Canadian Radio-television and Telecommunications Commission Act, the Competition Act, the Personal Information Protection and Electronic Documents Act and the Telecommunications Act;

“CCGI” means Cannex Capital Group Inc., a corporation existing under the Laws of the Province of British Columbia and the wholly-owned subsidiary of Cannex;

“CCGI Windup” means the conveyance of the assets of CCGI to Cannex and the assumption of the liabilities of CCGI by Cannex in connection with the winding up of CCGI, done in accordance with subsection 88(1) of the Tax Act;

“Circulars” means the Cannex Circular and the Nevada Holdco Circular and “Circular” means either one of them, as the context may require;

“Claim” means any demand, action, cause of action, investigation, suit, proceeding, claim, complaint, arbitration, charge, prosecution, assessment or reassessment, including any appeal or application for review, judgment, arbitration, award, grievance, settlement or compromise;

“Closing” means the closing of the Business Combination;

“Closing Date” means the date of the Closing;

“Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Confidentiality Agreement” means the non-disclosure agreement dated September 25, 2018 entered into between 4Front and Cannex;

“Consideration” means (in each case as set forth on, and subject to adjustment in accordance with Schedule “N”): (i) the consideration to be received by the Nevada Holdco Shareholders (other than Nevada Holdco Dissenting Shareholder(s), and other than the initial holder of Nevada Holdco common stock) pursuant to the Plan of Arrangement as consideration for the exchange of Nevada Holdco Shares for Resulting Issuer Subordinate Voting Shares, Resulting Issuer Proportionate Voting Shares and Resulting Issuer Multiple Voting Shares, as the case may be; (ii) the consideration to be received by Nevada Holdco Warrantholders pursuant to the Plan of Arrangement as consideration for the exchange of Nevada Holdco Warrants for Resulting Issuer NH Warrants; (iii) the consideration to be received by Nevada Holdco Optionholders pursuant to the Plan of Arrangement as consideration for the exchange of Nevada Holdco Options for Resulting Issuer NH Replacement Options; (iv) the consideration to be received by the Cannex Shareholders (other than Cannex Dissenting Shareholder(s)) pursuant to the Plan of Arrangement as consideration for the exchange of Cannex Shares for Resulting Issuer Subordinate Voting Shares and Resulting Issuer Proportionate Voting Shares, as the case may be, in accordance with the Cannex Share Exchange Ratio; (v) the consideration to be received by Cannex Warrantholders pursuant to the Plan of Arrangement as consideration for the exchange of Cannex Warrants for Resulting Issuer GG Warrants or Resulting Issuer PP Warrants, as applicable; (vi) the consideration to be received by Cannex Noteholders pursuant to the Plan of Arrangement as consideration for the exchange of Cannex Notes for Resulting Issuer Notes; and (vii) the consideration to be received by Cannex Optionholders pursuant to the Plan of Arrangement as consideration for the exchange of Cannex Options for Resulting Issuer Replacement Options;

“Contemporaneous Agreements” means the Cannex Shareholder Voting Agreements and the 4Front Voting Agreements;

“Continuance” means the continuance of Nevada Holdco from the jurisdiction of the State of Nevada to the Province of British Columbia pursuant to Section 302 of the BCBCA and Sections 92A.105 and 92A.195 of the NRS;

“Contract” means any legally binding contract, agreement, license, franchise, lease, arrangement, commitment, understanding, joint venture, partnership or other right or obligation (written or oral) to which a Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or affected or to which any of their respective properties or assets is subject;

“control” means, with respect to any two Persons, a Person (referred to in this definition as the “first Person”) is considered to control another Person (referred to in this definition as the “second Person”) if (i) the first Person beneficially owns, or directly or indirectly exercises control or direction over, the securities of the second Person (A) representing a majority of the outstanding economic interest in such second Person, assuming exercise or conversion, as applicable of all derivative securities or rights to acquire equity securities in such second Person, (B) representing a majority of the issued and outstanding voting power of such second Person, or (C) carrying votes which, if exercised, would entitle the first Person to elect a majority of the directors or members of the governing body of the second Person, unless that first Person holds the voting securities only to secure an obligation, or (ii) the first Person otherwise has the right or ability to direct the corporate policy of such second Person whether by contract, or otherwise;

“Court” means the Supreme Court of British Columbia;

“CSA ” means the United States Federal Controlled Substances Act 21 USC § 811, as amended from time to time;

“CSE” means the Canadian Securities Exchange;

“Depository” means any one or more Canadian trust companies, banks or other financial institutions agreed to in writing by the Parties for the purpose of, among other things, (i) issuing certificates representing Resulting Issuer Subordinate Voting Shares, Resulting Issuer Proportionate Voting Shares or Resulting Issuer Multiple Voting Shares, as applicable, to former holders of Nevada Holdco Shares; (ii) exchanging certificates representing Cannex Shares for certificates representing Resulting Issuer Subordinate Voting Shares or Resulting Issuer Proportionate Voting Shares, as applicable; and (iii) exchanging certificates representing Cannex Warrants for Resulting Issuer Warrants, if required;

“Disclosure Letter ” means the Cannex Disclosure Letter or the 4Front Disclosure Letter, as the case may be;

“Effective Date” has the meaning ascribed to such term in the Plan of Arrangement;

“Effective Time” has the meaning ascribed to such term in the Plan of Arrangement;

“Environmental Laws” means all Laws, imposing obligations, responsibilities, liabilities or standards of conduct for or relating to the regulation or control of pollution, contamination, activities, materials, substances or wastes in connection with or for the protection of human health or safety, the environment or natural resources (including climate, air, surface water, groundwater, wetlands, land surface, subsurface strata, wildlife, aquatic species and vegetation);

“Escrow Agreement” means an escrow agreement of the Resulting Issuer entered into by such Persons with respect to securities of the Resulting Issuer as required by the CSE or pursuant to applicable Securities Law, if any;

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder;

“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with a given Person or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code or Section 4001 of ERISA;

“Final Order” means the final order of the Court pursuant to Section 291 of the BCBCA, in a form acceptable to Cannex and 4Front, each acting reasonably, approving the Business Combination, as such order may be amended by the Court (with the consent of Cannex and 4Front which consent shall not be unreasonably withheld, conditioned or delayed) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to Cannex and 4Front, each acting reasonably) on appeal;

“Governmental Entity” means: (a) any multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (b) any stock exchange, including the CSE; (c) any subdivision, agent, commission, board or authority of any of the foregoing; or (d) any quasi-governmental body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any jurisdiction, regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity;

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board;

“including” means including without limitation, and “include” and “includes” have a corresponding meaning;

“Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress and design rights, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Entity, web addresses, web pages, websites and related content, and uniform resource locators (URLs); (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, formulations, recipes, strains, ingredients, products, stock keeping units (SKUs), processes and methodologies, business and technical information and know-how, security protocols, databases, data collections and other confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Entity-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation; (g) royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and (h) all rights to any Actions of any nature available to or being pursued by the relevant Party to the extent related to the foregoing, whether accruing before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive relief for infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief, and to collect, or otherwise recover, any such damages;

“Intellectual Property Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to any Intellectual Property that is used in or necessary for the conduct of the business of the relevant Party as currently conducted or as planned to be conducted to which such Party is a party, beneficiary or otherwise bound other than off-the-shelf offerings available on standard commercial terms at a cost below $25,000;

“Intellectual Property Assets” means collectively all Owned Intellectual Property Assets and Licensed Intellectual Property Assets;

“Intended Tax Treatment” has the meaning ascribed thereto in Section 2.15(a);

“Interim Order” means the interim order of the Court contemplated by Section 2.2 of this Agreement and made pursuant to Section 291 of the BCBCA, in a form acceptable to Cannex and 4Front, each acting reasonably, providing for, among other things, the calling and holding of the Nevada Holdco Meeting and the Cannex Meeting and, as the same may be amended by the Court (with the consent of Cannex and 4Front, each acting reasonably);

“Interim Period” means the period from the date of execution of this Agreement by the Parties until the Effective Date;

“Key Employees” means Joshua Rosen, Dave Croom, Leonid Gontmakher, Leise Rosman, Glenn Backus, Karl Chowscano, Andrew Thut, Trevor Pratte and Kris Krane;

“Key Members” means Joshua Rosen, Andrew Thut, Kris Krane, Karl Chowscano and Trevor Pratte;

“Law” or “Laws” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, rulings, ordinances, Governmental Orders or other requirements, whether domestic or foreign, including but not limited to, all applicable requirements of federal, state, provincial and municipal, city, county or other local government laws, rules and regulations and guidelines regarding regulated medical and adult use cannabis businesses and activities, and the terms and conditions of any Permit of or from any Governmental Entity or self-regulatory authority (including the CSE), but excluding provisions of any U.S. federal laws or regulations applicable to cannabis, including the Controlled Substances Act, 21 U.S.C. 801 et. seq., or related federal law that prohibit the cultivation, processing, sale or possession of cannabis and provisions of U.S. federal law that may be violated due to the federal illegality of cannabis including, but not limited to U.S. federal money laundering laws (Title 18 U.S.C. § 1956 and § 1957), and the term “applicable” with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its Subsidiaries or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party and/or its Subsidiaries or its or their business, undertaking, property or securities;

“Liability” means any losses, damages, interests, fines, costs or expenses, liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise;

“Licensed Intellectual Property Assets” means all Intellectual Property licensed by any person or entity to the relevant Party, excluding any commercially available off-the-shelf software;

“Liens” means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, encumbrances and adverse rights or claims, other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;

“Listing Statement” has the meaning ascribed thereto in Section 2.5 hereof;

“loss” or “losses” means any and all loss, liability, damage, cost, expense, charge, fine, penalty or assessment, interest charges, punitive damages, fines, penalties and reasonable professional fees and disbursements, including in connection with any Claim;

“Mailing Deadline” means March 22, 2019, being the date by which each of the Transacting Parties shall mail its respective Circular;

“material fact” and “material change” have the meanings ascribed thereto in the Securities Act;

“Meeting Deadline” means April 18, 2019;

“misrepresentation” has the meaning ascribed thereto in the Securities Act;

“Multiemployer Plan” means any multiemployer plan within the meaning of Section 3(37) of ERISA or other applicable Law;

“Nevada Holdco” means 4Front Corp., a corporation organized and incorporated under the Laws of the State of Nevada, to effect the transactions contemplated in the Business Combination and Plan of Arrangement, until such time as such entity is continued to British Columbia upon the Continuance becoming effective, at which time, “Nevada Holdco” shall mean 4Front Corp., the company resulting from the Continuance and governed by the Laws of British Columbia;

“Nevada Holdco Board” means the board of directors of Nevada Holdco, initially consisting of Joshua Rosen, Karl Chowscano and Trevor Pratte, as the same is constituted from time to time;

“Nevada Holdco Business Combination Resolution” means collectively: (i) the special resolution of the Nevada Holdco Shareholders approving the Business Combination and the Plan of Arrangement which is to be considered at the Nevada Holdco Meeting; and (ii) the resolution of the shareholders of Nevada Holdco providing minority approval as defined in and contemplated by OSC Rule 56-501 and NI 41-101 approving the Business Combination and the Plan of Arrangement which is to be considered at the Nevada Holdco Meeting;

“Nevada Holdco Circular” means the notice of the Nevada Holdco Meeting and the accompanying management information circular, including all schedules, appendices and exhibits thereto and enclosures therewith, as amended, supplemented or otherwise modified from time to time, to be sent to the Nevada Holdco Shareholders in connection with the Nevada Holdco Meeting;

“Nevada Holdco Continuance Resolution” means the special resolution of Nevada Holdco Shareholders approving the Continuance which is to be considered at the Nevada Holdco Meeting;

“Nevada Holdco Dissent Rights” means the rights of dissent exercisable by the Nevada Holdco Shareholders in respect of the Continuance in the Nevada Holdco Plan of Conversion in a manner consistent with Sections 92A.300 through 92A.500 of the NRS and the Business Combination pursuant to Section 238 of the BCBCA, as modified by Article 4 of the Plan of Arrangement and the Interim Order;

“Nevada Holdco Dissenting Shareholder” means a registered Nevada Holdco Shareholder who duly exercises its Nevada Holdco Dissent Rights with respect to the Continuance and Business Combination, and who has not withdrawn or been deemed to have withdrawn such exercise of Nevada Holdco Dissent Rights;

“Nevada Holdco Fairness Opinion” means the formal written fairness opinion of Eight Capital and addressed to the Nevada Holdco Board (a copy of which has been provided to the Parties prior to the execution of this Agreement) to the effect that, as of the date of such opinion and subject to the assumptions, limitations and qualifications set out therein, the Consideration to be received by the Nevada Holdco Shareholders (who will be shareholders holding Resulting Issuer Shares) pursuant to the Business Combination is fair, from a financial point of view, to such Nevada Holdco Shareholders;

“Nevada Holdco Initial Share Redemption” means the redemption by Nevada Holdco of the initial common share of Nevada Holdco for the initial subscription amount for such share;

“Nevada Holdco Material Contracts” has the meaning ascribed thereto in Section 1.1.1(s) of Schedule “F”;

“Nevada Holdco Material Adverse Effect” means any one or more changes, effects, events, occurrences or states of fact with respect to Nevada Holdco, (i) that is, or would reasonably be expected to be, material and adverse to the assets, liabilities (including any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), business, operations, results of operations, capital, property, obligations (whether absolute, accrued, conditional or otherwise) or financial condition of the Resulting Issuer and its Subsidiaries taken as a whole, other than changes, effects, events, occurrences or states of fact resulting from the Pre-Arrangement Transactions or: (a) any changes affecting the cannabis industry generally; (b) any change in the market price of cannabis; (c) general economic, financial, currency exchange, securities or commodity market conditions in Canada or the United States; (d) any change in U.S. GAAP or IFRS occurring after the date hereof; (e) any change in applicable Laws or in the interpretation thereof by any Governmental Entity occurring after the date hereof; (f) the commencement, occurrence or continuation of any war, armed hostilities or acts of terrorism; or (g) any natural disaster, provided, however, that such changes do not relate primarily to the Resulting Issuer and its Subsidiaries, taken as a whole, or do not have a disproportionate effect on the Resulting Issuer and its Subsidiaries, taken as a whole, compared to other companies of similar size operating in the cannabis industry and references in this Agreement to dollar amounts are not intended to be and shall not be deemed to be illustrative or interpretative for purposes of determining whether a “Nevada Holdco Material Adverse Effect” has occurred; or (ii) that is, or would reasonably be expected to, prevent or materially delay the ability of Nevada Holdco to consummate the transactions contemplated hereby;

“Nevada Holdco Meeting” means the special meeting of Nevada Holdco Shareholders, including any adjournment thereof, to be called and held for the purpose of obtaining the approval of the Continuance, the Nevada Holdco Business Combination Resolution, the Resulting Issuer Equity Incentive Plans, and other related matters, in accordance with the Interim Order, as applicable;

“Nevada Holdco Multiple Voting Shares” means the class C multiple voting shares in the capital of Nevada Holdco, with substantially the same rights and restrictions as the Resulting Issuer Multiple Voting Shares;

“Nevada Holdco Optionholders” means the holders of Nevada Holdco Options;

“Nevada Holdco Options” means the options to acquire Nevada Holdco Proportionate Voting Shares which will be assumed by Nevada Holdco in connection with the Pre-Arrangement Transactions;

“Nevada Holdco Plan of Conversion” means the agreement and plan of conversion to be entered into among of Nevada Holdco, 4Front, 4Front Ventures and U.S. Blocker, pursuant to which Nevada Holdco will continue as a corporation from the jurisdiction of Nevada to the jurisdiction of British Columbia pursuant to a conversion under Sections 92A.105, 105 and 92A.195 of the NRS and Section 302 of the BCBCA;

“Nevada Holdco Proportionate Voting Shares” means the class B proportionate voting shares in the capital of Nevada Holdco, with substantially the same rights and restrictions as the Resulting Issuer Proportionate Voting Shares;

“Nevada Holdco Shareholder Approval” has the meaning ascribed thereto in Section 2.2(c);

“Nevada Holdco Shareholders” means the (i) holder of Nevada Holdco common stock and (ii) the holders of 4Front Membership Interests, shares of 4Front Ventures and shares of U.S. Blocker that will be exchanged for Nevada Holdco Subordinate Voting Shares, Nevada Holdco Proportionate Voting Shares, and Nevada Holdco Multiple Voting Shares, as applicable, and which have been granted voting rights pursuant to the Nevada Holdco Plan of Conversion to vote as holders of Nevada Holdco Shares at the Nevada Holdco Meeting;

“Nevada Holdco Shares” means, collectively, at the applicable time, the issued and outstanding Nevada Holdco Subordinate Voting Shares, Nevada Holdco Proportionate Voting Shares and Nevada Holdco Multiple Voting Shares;

“Nevada Holdco Subordinate Voting Shares” means the class A subordinate voting shares in the capital of Nevada Holdco, with substantially the same rights and restrictions as the Resulting Issuer Subordinate Voting Shares;

“Nevada Holdco Warrantholders” means the holders of Nevada Holdco Warrants;

“Nevada Holdco Warrants” means the warrants to acquire Nevada Holdco Subordinate Voting Shares which will be assumed by Nevada Holdco in connection with the Pre-Arrangement Transactions;

“New LLC” means 4Front Merger LLC, a limited liability company existing under the Laws of the State of Delaware and a wholly-owned subsidiary of Nevada Holdco;

“New LLC Merger” means the merger of New LLC with and into 4Front with 4Front surviving such merger and the separate legal existence of New LLC ceasing for all purposes pursuant to which holders of 4Front Membership Interests other than Nevada Holdco will receive Nevada Holdco Proportionate Voting Shares, as provided in the New LLC Merger Agreement;

“New LLC Merger Agreement” means the agreement and plan of merger to be entered into among Nevada Holdco, 4Front and New LLC providing for the New LLC Merger;

“NI 41-101” means National Instrument 41-101—General Prospectus Requirements;

“notices” means any written notice, request, direction, or other document that a Party can or must make or give under this Agreement;

“NRS” means the Nevada Revised Statutes and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“ordinary course of business”, “ordinary course of business consistent with past practice”, or any similar reference, means, with respect to an action taken by a Person, that such action is substantially consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day business and operations of such Person;

“OSC Rule 56-501” means Ontario Securities Commission Rule 56-501 – Restricted Shares;

“Outside Date” means May 31, 2019, or such later date as may be agreed to in writing by the Parties;

“Owned Intellectual Property Assets” means all Intellectual Property owned or purported to be owned, in whole or in part, by the relevant Party;

“Owned Intellectual Property Registrations” means all Owned Intellectual Property Assets that are subject to any issuance, registration, application or other filing by, to or with any Governmental Entity or authorized private registrar in any jurisdiction, including registered trademarks, assumed names, DBAs, and fictitious corporate names, domain names, copyright or other design registrations, issued and reissued patents and pending applications for any of the foregoing;

“Parties” means 4Front, Nevada Holdco, BC Newco and Cannex, and “Party” means any of them;

“Permit” or “permit” means any license, permit, certificate, consent, grant, approval, agreement, classification, restriction, registration, filing, notification or other authorization of, to, from or required by any Governmental Entity, including, but not limited to, all licenses, permits, and approvals necessary and required by applicable state, provincial and municipal Governmental Entities for the conduct of regulated medical and adult use cannabis businesses and activities;

“Permitted Liens” means (a) Liens for Taxes that are not yet due and payable or that may hereafter be paid without material penalty or that are being contested in good faith, (b) statutory Liens of landlords and workers’, carriers’, materialmen’s, suppliers’ and mechanics’ or other like Liens incurred in the ordinary course of business, (c) Liens and encroachments which do not materially interfere with the present use of the properties they affect, (d) Liens that will be released prior to or as of the Closing, and (e) Liens in respect of any obligations as lessee under capitalized leases;

“Person” includes an individual, firm, trust, partnership, association, body corporate, unlimited liability corporation, joint venture, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity or group of Persons, whether or not having legal status;

“Personal Information” means information about an identifiable individual or other information that is subject to any applicable Privacy Laws, including the Personal Information and Protection of Electronic Documents Act (Canada), and equivalent provincial or state legislation, as amended from time to time;

“Plan of Arrangement” means the plan of arrangement of Nevada Holdco, BC Newco and Cannex, substantially in the form of Schedule “A” hereto, and any amendments or variations thereto made in accordance with the Plan of Arrangement or upon the direction of the Court in the Final Order with the consent of Nevada Holdco, BC Newco, Cannex and 4Front, each acting reasonably;

“Pre-Arrangement Agreements” means, collectively, the 4Front Contribution Agreement, the 4Front Ventures Asset Transfer and Reorganization Agreement, the U.S. Blocker Contribution Agreement, the New LLC Merger Agreement, the U.S. Co Contribution Agreement and the Nevada Holdco Plan of Conversion;

“Pre-Arrangement Transactions” means the transactions contemplated by the Pre-Arrangement Agreements, 4Front Ventures Asset Transfer, 4Front Ventures Windup, U.S. Blocker Contribution, U.S. Blocker Windup, 4Front Contribution, New LLC Merger, Nevada Holdco Initial Share Redemption and the U.S. Co Contribution Agreement pursuant to which Nevada Holdco will become the sole shareholder of U.S. Co. which in turn will be the sole member of 4Front and the securityholders of 4Front, 4Front Ventures and U.S. Blocker will become securityholders of Nevada Holdco;

“Privacy Law” means all federal, provincial, state, municipal or other applicable statutes, Laws or regulations of any Governmental Entity in any applicable jurisdiction governing the dealing with Personal Information;

“Pure Ratios Acquisition” has the meaning ascribed thereto in Schedule “O”;

“Registrar” means the Registrar of Companies appointed under Section 400 of the BCBCA;

“Regulatory Approvals” means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the waiver or lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities, including any of the foregoing required in order to comply with the HSR Act;

“Required Regulatory Approvals” shall mean those Regulatory Approvals set forth on Schedule “L”;

“Resulting Issuer” means 4Front Ventures Corp., the successor corporation under the BC Amalgamation following the completion of the transactions contemplated by the Business Combination and the Plan of Arrangement, with such corporation to be the indirect parent entity of 4Front;

“Resulting Issuer Board” means the board of directors of the Resulting Issuer as constituted at the Effective Time, in accordance with Section 4.4;

“Resulting Issuer Equity Incentive Plans” means Resulting Issuer Proportionate Share Equity Incentive Plan and the Resulting Issuer Subordinate Share Equity Incentive Plan;

“Resulting Issuer GG Warrants” means the warrants to acquire Resulting Issuer Proportionate Voting Shares to be issued by the Resulting Issuer to the Cannex GG Warrantholders;

“Resulting Issuer Multiple Voting Shares” means the class C multiple voting shares in the capital of the Resulting Issuer, with the rights and restrictions as set forth in Schedule “K” hereto;

“Resulting Issuer NH Replacement Options” means the options to acquire Resulting Issuer Proportionate Voting Shares to be issued to holders of Nevada Holdco Options;

“Resulting Issuer NH Warrants” means the warrants to acquire Resulting Issuer Subordinate Voting Shares to be issued by the Resulting Issuer to the Nevada Holdco Warrantholders;

“Resulting Issuer Notes” means the senior secured convertible notes to be issued by the Resulting Issuer to the Cannex Noteholders in the aggregate principal amount of US$32,000,000 in the form agreed upon between the Transacting Parties, acting reasonably;

“Resulting Issuer PP Warrants” means the warrants to acquire Resulting Issuer Subordinate Voting Shares to be issued by the Resulting Issuer to the Cannex PP Warrantholders;

“Resulting Issuer Proportionate Share Equity Incentive Plan” means the equity incentive plan of the Resulting Issuer for Resulting Issuer Proportionate Shares, the form of which is to be agreed upon between the Transacting Parties, each acting reasonably, and acceptable to the CSE and which is to be approved at each of the Nevada Holdco Meeting and the Cannex Meeting;

“Resulting Issuer Proportionate Voting Shares” means the class B proportionate voting shares in the capital of the Resulting Issuer, with the rights and restrictions as set forth in Schedule “K” hereto;

“Resulting Issuer Replacement Options” means the Resulting Issuer Replacement Options for Proportionate Voting Shares and the Resulting Issuer Replacement Options for Subordinate Voting Shares;

“Resulting Issuer Replacement Options for Proportionate Voting Shares” means the options to acquire Resulting Issuer Proportionate Voting Shares to be issued by the Resulting Issuer pursuant to the Resulting Issuer Proportionate Share Equity Incentive Plan to holders of Cannex Class A Share Options by the Resulting Issuer pursuant to the Resulting Issuer Equity Incentive Plans, each of which options will reflect an adjustment to the number of shares underlying each option in accordance with the Cannex Share Exchange Ratio;

“Resulting Issuer Replacement Options for Subordinate Voting Shares” means the options to acquire Resulting Issuer Subordinate Voting Shares to be issued to holders of Cannex Common Share Options by the Resulting Issuer pursuant to the Resulting Issuer Subordinate Share Equity Incentive Plan;

“Resulting Issuer Shares” means, collectively, the Resulting Issuer Subordinate Voting Shares, the Resulting Issuer Proportionate Voting Shares and the Resulting Issuer Multiple Voting Shares;

“Resulting Issuer Subordinate Share Equity Incentive Plan” means the equity incentive plan of the Resulting Issuer for Resulting Issuer Subordinate Voting Shares, the form of which is to be agreed upon between the Transacting Parties, each acting reasonably, and acceptable to the CSE and which is to be approved at each of the Nevada Holdco Meeting and the Cannex Meeting;

“Resulting Issuer Subordinate Voting Shares” means the subordinate voting shares in the capital of the Resulting Issuer, with the rights and restrictions as set forth in Schedule “K” hereto;

“Resulting Issuer Warrants” means the Resulting Issuer GG Warrants, the Resulting Issuer PP Warrants and the Resulting Issuer NH Warrants;

“Secretary of State” means the Nevada Secretary of State;

“Section 3(a)(10) Exemption” has the meaning ascribed thereto in Section 2.14;

“Section 351 Transactions” means the 4Front Contribution, the 4Front Ventures Asset Transfer and 4Front Ventures Windup, the U.S. Blocker Contribution and U.S. Blocker Windup, the New LLC Merger, and the Cannex Acquisition Transactions;

“Securities Act” means the Securities Act (British Columbia) and the rules, regulations and published policies made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Securities Laws” means the Securities Act and the U.S. Securities Act, together with all other applicable state, federal and provincial securities Laws, rules and regulations and published policies thereunder, as now in effect and as they may be promulgated or amended from time to time;

“SEDAR” means the System for Electronic Document Analysis and Retrieval;

“Subsidiary” means a Person that is controlled directly or indirectly by another Person and includes a subsidiary of that subsidiary;

“Summary Cap Table” has the meaning ascribed thereto in Schedule “N”;

“Superior Proposal” means an unsolicited bona fide Acquisition Proposal made by a third party to a Transacting Party or its equity holders that has been or is communicated to the board of directors or other governing body of such Transacting Party in writing since November 25, 2018 and prior to the Effective Date: (i) to purchase or otherwise acquire, directly or indirectly, by means of a merger, take-over bid, amalgamation, plan of arrangement, business combination, consolidation, recapitalization, liquidation, winding-up or similar transaction, all of such Transacting Party’s shares, membership interests, or other equity securities, as applicable; (ii) that is reasonably capable of being completed without undue delay, taking into account all legal, financial, regulatory and other aspects of such proposal and the party making such proposal; (iii) is not subject to any financing condition and in respect of which any required financing to complete such Acquisition Proposal has been demonstrated to be available to the satisfaction of the board of directors of such Transacting Party, acting in good faith (after receipt of advice from its financial advisors and outside legal counsel); (iv) which is not subject to a due diligence and/or access condition; (v) that did not result from a breach of Section 4.1 or Section 4.2 as the case may be, by the receiving Transacting Party or its representatives; (vi) is made available to all holders of such Transacting Party’s shares or membership interests or other equity securities, as applicable, on the same terms and conditions; (vii) in respect of which the board of directors or other governing body of such Transacting Party determines in good faith (after receipt of advice from its outside legal counsel with respect to (x) below and financial advisors with respect to (y) below) that (x) failure to recommend such Acquisition Proposal to its shareholders or members or other equity holders would be inconsistent with its fiduciary duties and (y) which would, taking into account all of the terms and conditions of such Acquisition Proposal, if consummated in accordance with its terms (but not assuming away any risk of non-completion), result in a transaction more favourable to its shareholders or members from a financial point of view than the Business Combination (including any adjustment to the terms and conditions of the Business Combination proposed by the other Transacting Parties pursuant to Subsection 4.1(f) or Subsection 4.2(f) as the case may be and after taking into account the impact of such Transacting Party of paying the Termination Fee);

“Tax Act” means the Income Tax Act (Canada) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Tax Returns” means all returns, reports, declarations, elections, notices, filings, forms, statements and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto, permitted or required by a Governmental Entity to be made or filed in accordance with applicable Laws in respect of Taxes;

“Taxes” means all taxes, duties, fees, premiums, assessments, imposts, levies, expansion fees and other charges of any kind whatsoever imposed by any Governmental Entity, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity in respect thereof, and including those levied on, or measured by, or referred to as, income, gross receipts, profits, windfall, royalty, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping, all licence, franchise and registration fees and all employment insurance, health insurance and Canada and other pension plan premiums or contributions imposed by any Governmental Entity, and any transferee liability in respect of any of the foregoing;

“Termination Fee” means US$10 million;

“Transacting Parties” means Cannex and 4Front, and “Transacting Party” means either of them;

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

“U.S. Blocker” means 4Front Can/Am Investco Inc., a corporation organized under the Laws of the State of Delaware;

“U.S. Blocker Contribution” means the contribution of all of the issued and outstanding U.S. Blocker Shares by the holders thereof to Nevada Holdco in exchange for Nevada Holdco Subordinate Voting Shares pursuant to the U.S. Blocker Contribution Agreement;

“U.S. Blocker Contribution Agreement” means the contribution agreement to be entered into between U.S. Blocker, Nevada Holdco and the U.S. Blocker Shareholders pursuant to which all of the issued and outstanding U.S. Blocker Shares will be contributed to Nevada Holdco in exchange for Nevada Holdco Subordinate Voting Shares;

“U.S. Blocker Shareholder” means a holder of one or more U.S. Blocker Shares;

“U.S. Blocker Shares” means issued and outstanding shares of common stock of U.S. Blocker;

“U.S. Blocker Warrants” means the compensation warrants to acquire U.S. Blocker Shares issued by U.S. Blocker on October 23, 2018;

“U.S. Blocker Windup” means the conveyance of the assets of U.S. Blocker to Nevada Holdco and the assumption of the liabilities of U.S. Blocker by Nevada Holdco in connection with the winding up of U.S. Blocker upon the completion of the U.S. Blocker Contribution;

“U.S. Co” means 4Front U.S. Holdings, Inc., a corporation organized under the Laws of the State of Delaware;

“U.S. Co Common Shares” means 5,000 shares of common stock in the capital of U.S. Co;

“U.S. Co Contribution” means the contribution of 4Front Membership Interests to U.S. Co by Nevada Holdco;

“U.S. Co Contribution Agreement” means the contribution agreement to be entered into between Nevada Holdco and U.S. Co pursuant to which Nevada Holdco will contribute all of the issued and outstanding 4Front Membership Interests to U.S. Co;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder;

“U.S. GAAP” means generally accepted accounting principles in the United States;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder; and

“Withholding Obligations” has the meaning ascribed thereto in Section 2.12.

1.2	Interpretation Not Affected by Headings

The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.3	Number and Gender

In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender include all genders.

1.4	Date for Any Action

If the date on which any action is required to be taken hereunder by a Party is not a business day, such action shall be required to be taken on the next succeeding day which is a business day.

1.5	Currency

Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of Canada and “$” refers to Canadian dollars. References to US$ refer to United States dollars.

1.6	Knowledge

(a)

In this Agreement, references to “the knowledge of Cannex” means the actual knowledge of Anthony Dutton and Leonid Gontmakher, in each case, after making reasonable enquiries regarding the relevant matter.

(b)	In this Agreement, references to “the knowledge of 4Front” means the actual knowledge of Joshua Rosen and Andrew Thut, in each case, after making reasonable enquiries regarding the relevant matter.

1.7	Schedules

The following Schedules are annexed to this Agreement and are incorporated by reference into this Agreement and form a part hereof:

Schedule “A”	Form of Plan of Arrangement
Schedule “B”	[Intentionally deleted]
Schedule “C”	Representations and Warranties of Cannex
Schedule “D”	Representations and Warranties of BC Newco
Schedule “E”	Representations and Warranties of 4Front
Schedule “F”	Representations and Warranties of Nevada Holdco
Schedule “G”	Covenants of Cannex
Schedule “H”	Covenants of 4Front
Schedule “I”	Covenants of BC Newco
Schedule “J”	Covenants of Nevada Holdco
Schedule “K”	Special Rights and Restrictions for Resulting Issuer Shares
Schedule “L”	Consents, Waivers, and Required Regulatory Approvals
Schedule “M”	[Intentionally deleted]
Schedule “N”	Capitalization Table
Schedule “O”	Acquisitions

1.8	Representations and Warranties

(a)	Cannex makes those representations and warranties set forth in Schedule “C” and does hereby acknowledge and agree that the other Parties are relying thereon in executing and delivering this Agreement.

(b)

BC Newco makes those representations and warranties set forth in Schedule “D” and does hereby acknowledge and agree that the other Parties are relying thereon in executing and delivering this Agreement.

(c)	4Front makes those representations and warranties set forth in Schedule “E” and does hereby acknowledge and agree that the other Parties are relying thereon in executing and delivering this Agreement.

(d)

Nevada Holdco makes those representations and warranties set forth in Schedule “F” and does hereby acknowledge and agree that the other Parties are relying thereon in executing and delivering this Agreement.

(e)

Each Party acknowledges that it has conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties, and projected operations of the other Parties and their respective Subsidiaries (if applicable) and, in making its determination to proceed with the transactions contemplated by this Agreement, each Party has relied solely on (i) the results of its own independent investigation and verification and (ii) the representations and warranties of such other Party expressly and specifically set forth in the applicable Schedules hereto, as qualified by the applicable Disclosure Letter, and has not relied on anything else. The representations and warranties of each Party in the applicable Schedules hereto, as qualified by the applicable Disclosure Letter, constitute the sole and exclusive representations and warranties of such Party to the other Parties in connection with the transactions contemplated hereby. Each of the Parties understands, acknowledges, and agrees that all other representations and warranties of any kind or nature expressed or implied (including as to the accuracy or completeness of any of the information provided to such Party in the due diligence process, or any information relating to the future or historical financial condition, results of operations, assets, or liabilities of any Party’s or its Subsidiaries’ assets, or relating to any other information provided to such Party) are specifically disclaimed by the Parties, and such information and such other representations and warranties shall not (except as otherwise expressly represented and warranted to this Agreement) form the basis of any claim against the Parties, their respective affiliates, or any of their respective officers, directors, partners, members, employees, agents, representatives, successors, and permitted assigns with respect thereto or with respect to any related matter. With respect to any projection or forecast delivered by or on behalf of any Party or its Subsidiaries to any other Party, each Party acknowledges that (i) there are uncertainties inherent in attempting to make such projections and other forecasts and plans, and such Party is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, and other forecasts and plans so furnished to it, including the reasonableness of the assumptions underlying such estimates, projections, and forecasts, (ii) the accuracy and correctness of such projections and forecasts may be affected by information that may become available through discovery or otherwise after the date of such projections and forecasts, (iii) it is familiar with each of the foregoing, and (iv) no other Party, its affiliates, or any of their respective officers, directors, partners, members, employees, agents, representatives, successors, or permitted assigns is making any representation or warranty with respect to such projections or forecasts, including the reasonableness of the assumptions underlying such projections or forecasts.

1.9	Covenants

(a)	Cannex makes those covenants set forth in Schedule “G” and does hereby acknowledge and agree that the other Parties are relying thereon in executing and delivering this Agreement.

(b)	4Front makes those covenants set forth in Schedule “H” and does hereby acknowledge and agree that the other Parties are relying thereon in executing and delivering this Agreement.

(c)	BC Newco makes those covenants set forth in Schedule “I” and does hereby acknowledge and agree that the other Parties are relying thereon in executing and delivering this Agreement.

(d)	Nevada Holdco makes those covenants set forth in Schedule “J” and does hereby acknowledge and agree that the other Parties are relying thereon in executing and delivering this Agreement.

ARTICLE 2

THE BUSINESS COMBINATION

2.1	Business Combination

Cannex, Nevada Holdco, BC Newco and 4Front agree that the Business Combination will be implemented in accordance with and subject to the terms and conditions contained in this Agreement and the Plan of Arrangement.

2.2	Interim Order

As soon as reasonably practicable following the execution of this Agreement, and in any event in sufficient time to hold the Nevada Holdco Meeting in accordance with Section 2.3 and the Cannex Meeting in accordance with Section 2.4, Nevada Holdco, Cannex and BC Newco shall apply to the Court in a manner and on terms acceptable to the others, acting reasonably, pursuant to the BCBCA and prepare, file and diligently pursue an application for the Interim Order, which shall provide, among other things:

(a)

for the class of Persons to whom notice is to be provided in respect of the Business Combination, the Nevada Holdco Meeting and the Cannex Meeting, and for the manner in which such notice is to be provided;

(b)

for calling and holding of the Nevada Holdco Meeting and the Cannex Meeting and the confirmation of the record date for the purposes of determining: (i) the Nevada Holdco Shareholders entitled to receive materials for and vote at the Nevada Holdco Meeting; and (ii) the holders of Cannex Shares entitled to receive materials for and vote at the Cannex Meeting;

(c)

that the requisite approval for the Nevada Holdco Business Combination Resolution (the “Nevada Holdco Shareholder Approval”) shall be: (i) 66 2⁄3% of the votes cast on the Nevada Holdco Business Combination Resolution by Nevada Holdco Shareholders present in person or by proxy at the Nevada Holdco Meeting, each voting separately by class; and (ii) majority of the votes cast by minority shareholders of Nevada Holdco approving the Business Combination and the Plan of Arrangement as contemplated by OSC Rule 56-501 and NI 41-101;

(d)

that, in all other respects, the terms, conditions and restrictions of the Nevada Holdco organizational documents, including quorum requirements and other matters, shall apply in respect of the Nevada Holdco Meeting;

(e)	for the grant of Nevada Holdco Dissent Rights as contemplated in the Plan of Arrangement;

(f)	that the Nevada Holdco Meeting may be adjourned from time to time by Nevada Holdco, subject to the terms of this Agreement, without the need for additional approval of the Court;

(g)

that the record date for Nevada Holdco Shareholders entitled to notice of and to vote at the Nevada Holdco Meeting will not change in respect of any adjournment(s) of the Nevada Holdco Meeting, except such change as may be required by applicable Law;

(h)

that the requisite approval for the Cannex Component of the Business Combination Resolution (the “Cannex Shareholder Approval”) shall be: (i) 66 2⁄3% of the votes cast on the Cannex Component of the Business Combination Resolution by holders of Cannex Class A Shares present in person or by proxy at the Cannex Meeting voting as a class; 66 2⁄3% of the votes cast on the Cannex Component of the Business Combination Resolution by holders of Cannex Common Shares present in person or by proxy at the Cannex Meeting voting as a class; and (iii) majority of the votes cast by minority shareholders of Cannex approving the Business Combination and the Plan of Arrangement, as contemplated by OSC Rule 56-501 and NI 41-101;

(i)

that, in all other respects, the terms, conditions and restrictions of the Cannex organizational documents, including quorum requirements and other matters, shall apply in respect of the Cannex Meeting;

(j)	for the grant of Cannex Dissent Rights as contemplated in the Plan of Arrangement;

(k)	that the Cannex Meeting may be adjourned from time to time by Cannex, subject to the terms of this Agreement, without the need for additional approval of the Court;

(l)

that the record date for Cannex Shareholders entitled to notice of and to vote at the Cannex Meeting will not change in respect of any adjournment(s) of the Cannex Meeting, except such change as may be required by applicable Law;

(m)

that it is Nevada Holdco’s, Cannex’s, and BC Newco’s intention to rely upon the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act with respect to the issuance of the Resulting Issuer Shares, the Resulting Issuer Replacement Options for Proportionate Voting Shares, the Resulting Issuer Replacement Options for Subordinate Voting Shares, the Resulting Issuer Warrants and the Resulting Issuer Notes, as applicable, to be issued pursuant to the Business Combination based on the Court’s approval of the Business Combination;

(n)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order; and

(o)

for such other matters as Nevada Holdco, Cannex, or BC Newco may reasonably require, subject to obtaining the prior consent of Nevada Holdco, Cannex and BC Newco, as applicable, such consent not to be unreasonably withheld or delayed.

2.3	Nevada Holdco Meeting

Subject to the terms of this Agreement:

(a)

Nevada Holdco agrees to convene and conduct the Nevada Holdco Meeting in accordance with the Interim Order, Nevada Holdco’s organizational documents and applicable Law as soon as reasonably practicable, and in any event on or before the Meeting Deadline. 4Front and Cannex agree that they shall agree upon a record date for determining the Nevada Holdco Shareholders entitled to receive notice of and vote at the Nevada Holdco Meeting in accordance with the Interim Order and Nevada Holdco will fix and publish such record date.

(b)

Subject to Section 4.2 and 92A.120 of the NRS and except as required for quorum purposes or otherwise permitted or contemplated under this Agreement, Nevada Holdco shall not adjourn (except as required by Law), postpone or cancel or propose or permit the adjournment (except as required by Law), postponement or cancellation of the Nevada Holdco Meeting without the prior written consent of the Transacting Parties, such consent not to be unreasonably withheld or delayed.

(c)

Nevada Holdco will promptly advise Cannex of any written notice of dissent or purported exercise of Nevada Holdco Dissent Rights received in relation to the Continuance or the Business Combination and any withdrawal of Nevada Holdco Dissent Rights received by Nevada Holdco and any written communications sent by or on behalf of any shareholder exercising or purporting to exercise Nevada Holdco Dissent Rights in relation to the Continuance or the Business Combination.

2.4	Cannex Meeting

Subject to the terms of this Agreement:

(a)

Cannex agrees to convene and conduct the Cannex Meeting in accordance with the Interim Order, Cannex’s organizational documents and applicable Law as soon as reasonably practicable, after the granting of the Interim Order and in any event on or before the Meeting Deadline. Cannex agrees that it shall, in consultation with 4Front, fix and publish a record date for the purposes of determining the Cannex Shareholders entitled to receive notice of and vote at the Cannex Meeting in accordance with the Interim Order.

(b)

Subject to Section 4.1, except as required for quorum purposes or otherwise permitted under this Agreement, the Interim Order or Law, Cannex shall not adjourn, postpone or cancel or propose or permit the adjournment, postponement or cancellation of the Cannex Meeting without 4Front’s prior written consent, such consent not to be unreasonably withheld or delayed.

(c)

Cannex will advise 4Front as 4Front may reasonably request, and at least on a daily basis on each of the last ten (10) Business Days prior to the date of the Cannex Meeting, as to the aggregate tally of the proxies received by Cannex in respect of the Cannex Component of the Business Combination Resolution.

(d)

Cannex will promptly advise 4Front of any written notice of dissent or purported exercise by any Cannex Shareholder of Cannex Dissent Rights received by Cannex in relation to the Cannex Component of the Business Combination and any withdrawal of Cannex Dissent Rights received by Cannex and any written communications sent by or on behalf of Cannex to any Cannex Shareholder exercising or purporting to exercise Cannex Dissent Rights in relation to the Cannex Component of the Business Combination Resolution.

2.5	Circulars and Listing Statement

(a)

As promptly as reasonably practicable following execution of this Agreement with a targeted date on or before March 6, 2019, (i) each of the Parties shall furnish all information regarding such Party and its Subsidiaries as may be required to be included in the Cannex Circular or the Nevada Holdco Circular under applicable Law, and in the listing statement required to be filed with the CSE in connection with the Cannex CSE Approval and the Business Combination (the “Listing Statement”), (ii) Cannex and Nevada Holdco shall work together to prepare the Circulars, the Listing Statement, and any other documents required by applicable Laws, (iii) Cannex shall (A) file the Cannex Circular in all jurisdictions where the same is required to be filed, (B) mail the Cannex Circular as required in accordance with all applicable Laws and the Interim Order, and

(C)

file the Listing Statement and other required filings with applicable regulatory authorities in all jurisdictions where the same is required to be filed; and (iv) Nevada Holdco shall (A) file the Nevada Holdco Circular in all jurisdictions where the same is required to be filed, and (B) mail or otherwise distribute the Nevada Holdco Circular as required in accordance with all applicable Laws and the Interim Order.

(b)

The Cannex Circular shall include a statement that each director and executive officer of Cannex intends to vote all of such Person’s Cannex Shares in favour of the Cannex Component of the Business Combination Resolution and the Resulting Issuer Equity Incentive Plans, subject to the other terms of this Agreement and the Cannex Shareholder Voting Agreements. On the date of mailing thereof, the Cannex Circular shall comply in all material respects with all applicable Laws and the Interim Order and shall contain sufficient detail to permit the Cannex Shareholders to form a reasoned judgement concerning the matters to be placed before them at the Cannex Meeting.

(c)

The Nevada Holdco Circular shall include a statement that each director and executive officer of 4Front intends to vote all of such Person’s Nevada Holdco Shares in favour of the Nevada Holdco Continuance Resolution, the Nevada Holdco Business Combination Resolution, and the Resulting Issuer Equity Incentive Plans, subject to the terms of this Agreement, and the 4Front Voting Agreement. On the date of mailing thereof, the Nevada Holdco Circular shall comply in all material respects with all applicable Laws and the Interim Order and shall contain sufficient detail to permit the Nevada Holdco Shareholders to form a reasoned judgement concerning the matters to be placed before them at the Nevada Holdco Meeting.

(d)

In the event that a Transacting Party provides a notice to the other Transacting Party regarding a possible Acquisition Proposal pursuant to Sections 4.1(c), or 4.2(c), as the case may be, prior to the mailing of either the Cannex Circular or the Nevada Holdco Circular (or both, as the case may be), then unless the Transacting Parties agree otherwise, and subject to applicable Law, the Mailing Deadline will be extended until the date that is seven (7) days following the earlier of either (i) written notification from the Transacting Party providing the aforementioned notice to the other Transacting Party, that its board of directors has determined that the Acquisition Proposal is not a Superior Proposal, or (ii) the date on which the Transacting Parties together enter into an amended agreement pursuant to Sections 4.1(f) or 4.2(f), as the case may be, which results in the Acquisition Proposal in question not being a Superior Proposal. In the event that the Mailing Deadline is so extended, the Meeting Deadline and the Outside Date shall be extended by the same number of days as the Mailing Deadline has been extended.

(e)

Each of the Parties shall ensure that the information furnished by such Party that is reasonably required to be included in the Circulars and the Listing Statement under applicable Law complies in all material respects with all applicable Laws, and, without limiting the generality of the foregoing, that such information that is included in the Circulars and the Listing Statement will not contain any misrepresentation.

(f)

Subject to Section 4.2, Nevada Holdco shall: (i) solicit proxies in favour of the Nevada Holdco Continuance Resolution and the Nevada Holdco Business Combination Resolution, and the approval of the Resulting Issuer Equity Incentive Plans, and take all other actions that are reasonably necessary or desirable to seek such approvals; (ii) recommend to Nevada Holdco Shareholders that they vote in favour of the Nevada Holdco Continuance Resolution, the Nevada Holdco Business Combination Resolution and the Resulting Issuer Equity Incentive Plans; and (iii) not make a 4Front Change in Recommendation.

(g)

Subject to Section 4.1, Cannex shall (i) solicit proxies in favour of the Cannex Component of the Business Combination Resolution, and the approval of the Resulting Issuer Equity Incentive Plans, and take all other actions that are reasonably necessary or desirable to seek such approvals, (ii) recommend to Cannex Shareholders that they vote in favour of the Cannex Component of the Business Combination Resolution and the Resulting Issuer Equity Incentive Plans, and (iii) not make a Cannex Change in Recommendation for 4Front.

(h)

Each of the Parties shall also use commercially reasonable efforts to obtain any necessary consents from its auditors and any other advisors to the use of any financial, technical or other expert information required to be included in the Circulars and/or the Listing Statement and to the identification in the Circulars and/or the Listing Statement of each such advisor.

(i)

Each of the Parties and its advisors shall be given a reasonable opportunity to review and comment on the Circulars and the Listing Statement prior to each such document being printed and/or filed (as applicable) with the applicable Governmental Entities, and any reasonable comments of the Parties and their respective advisors shall be incorporated therein. The Parties shall each use their commercially reasonable efforts to agree upon the final form of the Circulars and the Listing Statement.

(j)

The Parties shall each promptly notify the other Parties if at any time before the Effective Date, it becomes aware that the Circulars and/or the Listing Statement contains a misrepresentation about itself, or that otherwise requires an amendment or supplement to the Circulars and/or the Listing Statement and the Parties shall co-operate in the preparation of any amendment or supplement to the Circulars and/or the Listing Statement as required or appropriate, and Cannex or Nevada Holdco, as applicable, shall promptly mail or otherwise publicly disseminate any amendment or supplement to the Circulars to Cannex Shareholders and/or Nevada Holdco Shareholders, as applicable, and, if required by the Court or applicable Laws, file the same with any Governmental Entity and as otherwise required.

2.6	Preparation of Filings

The Transacting Parties shall prepare, and the other Parties shall co-operate and use their commercially reasonable efforts to take, or cause to be taken, all reasonable actions in connection with any applications for Regulatory Approvals and other orders, registrations, consents, filings, rulings, exemptions, no-action letters, circulars and approvals, including the Listing Statement as required in connection with the Pre-Arrangement Transactions, this Agreement, the Contemporaneous Agreements and the Business Combination and the preparation of any required documents, in each case as reasonably necessary for the Parties to discharge their respective obligations under the Pre-Arrangement Agreements, this Agreement, the Contemporaneous Agreements, the Business Combination and the Plan of Arrangement, and to complete any of the transactions contemplated by the Pre-Arrangement Agreements, this Agreement and the Contemporaneous Agreements, including their obligations under applicable Laws. Cannex shall furnish to the other Parties and their respective advisors for review and comment, a reasonable amount of time prior to the time of filing or submission of any document (including the Listing Statement with the CSE), a copy of each document to be filed or submitted.

It is acknowledged and agreed that neither Nevada Holdco nor 4Front shall be required to file a prospectus or similar document or otherwise become subject to the securities Laws of any jurisdiction (other than in the case of the Resulting Issuer, the Provinces of British Columbia, Alberta and Ontario, the United States and the various States therein) in order to complete the Business Combination. The Parties shall use their commercially reasonable efforts to promptly make such securities and other regulatory filings in the United States or other jurisdictions as may be necessary or, in its sole discretion, desirable in connection with the completion of the Business Combination. Each Party shall provide to the other all information regarding the Party and its affiliates as required by applicable Securities Laws in connection with such filings.

2.7	Final Order

If (a) the Interim Order is obtained; (b) the Nevada Holdco Continuance Resolution is approved at the Nevada Holdco Meeting by the Nevada Holdco Shareholders as provided for in the Interim Order and as required by applicable Law; (c) the Nevada Holdco Business Combination Resolution is approved at the Nevada Holdco Meeting by the Nevada Holdco Shareholders as provided for in the Interim Order and as required by applicable Law, subject to the terms of this Agreement; (d) Nevada Holdco Shareholders have approved the Resulting Issuer Equity Incentive Plans; (e) Cannex Shareholders have approved the Resulting Issuer Equity Incentive Plans; and (f) the Cannex Component of the Business Combination Resolution is approved at the Cannex Meeting by the Cannex Shareholders as provided for in the Interim Order and as required by applicable Law, subject to the terms of this Agreement, then as soon as reasonably practicable and no later than three (3) Business Days thereafter, Cannex, Nevada Holdco, and BC Newco shall diligently pursue and take all steps necessary or desirable to have the hearing before the Court of the application for the Final Order pursuant to the BCBCA.

2.8	Court Proceedings

Subject to the terms of this Agreement, each of the Parties will cooperate with and assist each other in seeking the Interim Order and the Final Order, including by providing each other on a timely basis any information reasonably required to be supplied by the other in connection therewith. Each of the Parties will provide legal counsel to the other with reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Business Combination, and will give reasonable consideration to all such comments. Subject to applicable Law, none of the Parties will file any material with the Court in connection with the Business Combination or serve any such material, and will not agree to modify or amend materials so filed or served, except as contemplated by this Section 2.8 or with all other Parties’ prior written consent, such consent not to be unreasonably withheld, conditioned or delayed; provided, that, nothing herein shall require any Party to agree to modifications or amendments to the Business Combination or the Plan of Arrangement. Each Party shall also provide to each other Parties’ legal counsel on a timely basis copies of any notice of appearance or other Court documents served on the Party in respect of the application for the Interim Order or the Final Order or any appeal therefrom and of any notice, whether written or oral, received by the Party indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order. Each Party will ensure that all materials filed with the Court in connection with the Business Combination are consistent in all material respects with the terms of this Agreement and the Plan of Arrangement. In addition, no Party will object to legal counsel to the other Parties making such submissions on the hearing of the motion for the Interim Order and the application for the Final Order as such counsel considers appropriate, provided that the Parties are advised of the nature of any submissions prior to the hearing and such submissions are consistent with this Agreement and the Plan of Arrangement. Cannex, Nevada Holdco and BC Newco will oppose any proposal from any party that the Final Order contain any provision inconsistent with this Agreement, and, if at any time after the issuance of the Final Order and prior to the Effective Date, a Party is required by the terms of the Final Order or by Law to return to Court with respect to the Final Order, it shall do so after notice to, and in consultation and cooperation with, the other Parties.

2.9	Business Combination and Effective Date

Following the completion of the Pre-Arrangement Transactions, and subject to obtaining the Final Order, as soon as practicable and in any event no later than the third (3rd) Business Day after the satisfaction or, where not prohibited, the waiver of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where not prohibited, the waiver of those conditions as of the Effective Date) set forth in Article 3, unless another time or date is agreed to in writing by the Parties, the Parties shall send such other documents as may be required in connection with: (i) the Continuance under the NRS, to the Secretary of State of Nevada and under the BCBCA to the Registrar; (ii) the BC Amalgamation under the BCBCA to the Registrar; and (iii) the Business Combination under the BCBCA, to the Registrar; all such documents to be in a form and substance reasonably satisfactory to the other Parties, for endorsement and filing by the NRS and Registrar, as applicable, to give effect to the Continuance, the BC Amalgamation and the Business Combination provided that no other documents shall be sent for filing, except as contemplated hereby or with the other Parties prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. From and after the Effective Time, the Plan of Arrangement will have all of the effects provided by applicable Law, including the BCBCA. The Parties agree to amend the Plan of Arrangement at any time prior to the Effective Time in accordance with Section 5.4 of this Agreement to include such other terms determined to be reasonably necessary by the all Parties, provided that the Plan of Arrangement shall not be amended in any manner which is prejudicial to a Party (except with the prior written consent of such Party) or is inconsistent with the provisions of this Agreement, except as agreed in writing by each of the Parties.

The Closing will take place at the offices of Fasken Martineau DuMoulin LLP in Vancouver, British Columbia at 10:00 a.m. (Vancouver Time) on the Effective Date, or at such other time and place as may be agreed to by the Parties.

2.10	Deposit of Consideration

The Resulting Issuer will, following receipt of the Final Order and on or before the Effective Date: (i) deposit in escrow with the Depository a sufficient number of Resulting Issuer Shares to issue to Nevada Holdco Shareholders pursuant to the Business Combination (other than to Nevada Holdco Shareholders exercising Nevada Holdco Dissent Rights and who have not withdrawn their notice of objection, and other than the initial holder of Nevada Holdco common stock); and (ii) deposit in escrow with the Depository a sufficient number of Resulting Issuer Subordinate Voting Shares and Resulting Issuer Proportionate Voting Shares to issue to Cannex Shareholders pursuant to the Cannex Component of the Business Combination (other than to Cannex Shareholders exercising Cannex Dissent Rights and who have not withdrawn their notice of dissent in accordance with the provisions of the BCBCA).

2.11	Announcement and Shareholder Communications

The Parties shall jointly announce publicly the transactions contemplated hereby promptly following the execution of this Agreement, the text and timing of such announcement to be approved by each of the Transacting Parties in advance, each acting reasonably. The Parties agree to co-operate in the preparation of presentations, if any, to the Parties and their shareholders or members, as applicable, regarding the transactions contemplated by this Agreement, and no Party shall (i) issue any news release or otherwise make public announcements with respect to this Agreement, the Contemporaneous Agreements or the Plan of Arrangement without the consent of the Transacting Parties (which consent shall not be unreasonably withheld, conditioned or delayed) or (ii) make any filing with any Governmental Entity with respect thereto without prior consultation with the other Parties; provided, however, that the foregoing shall be subject to each Party’s overriding obligation to make any disclosure or filing required under applicable Laws or stock exchange rules, and the Party making such disclosure shall use all commercially reasonable efforts to give prior written notice to the other Parties and reasonable opportunity to review or comment on the disclosure or filing.

2.12	Withholding Taxes

The Parties shall cause the Depository to deduct and withhold from all distributions or payments otherwise payable to any former shareholder, member of a Party, optionholder, warrantholder or other Person receiving amounts described in this Agreement (an “Affected Person”) any amount required to be deducted and withheld with respect to such payment under the Tax Act, the Code or any provision of any applicable Law, in each case, as amended (the “Withholding Obligations”). To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the Affected Person in respect of which such deduction and withholding was made, provided that such deducted or withheld amounts are actually remitted to the appropriate taxing authority. The Depository shall also have the right to:

(a)	withhold and sell, on their own account or through a registered broker (the “Broker”), and on behalf of any Affected Person; or

(b)

require the Affected Person to irrevocably direct the sale through a Broker and irrevocably direct the Broker to pay the proceeds of such sale to the applicable Parties’ shareholders or the Depository as appropriate (and, in the absence of such irrevocable direction, the Affected Person shall be deemed to have provided such irrevocable direction);

such number and class of Resulting Issuer Shares issued or issuable to such Affected Person pursuant to the Business Combination as is necessary to produce sale proceeds (after deducting commissions payable to the Broker and other costs and expenses) sufficient to fund any Withholding Obligations. Any such sale of Resulting Issuer Shares shall be effected as soon as practicable following the Effective Date. Neither the Depository nor the Broker will be liable for any loss arising out of any sale of such Resulting Issuer Shares, including any loss relating to the manner or timing of such sales, the prices at which Resulting Issuer Shares are sold or otherwise. The Parties shall cause the Depository to provide prior written notice of any intention to deduct or withhold under applicable Withholding Obligations from any distributions or payments otherwise payable to any Affected Person so as to give each such Affected Person the reasonable opportunity to provide the Depository with any information or documentation sufficient to reduce or eliminate such Withholding Obligations.

If the Depository deducts or withholds any amount (or any Resulting Issuer Shares) pursuant to this Section 2.12, then:

(c)	the Depository shall pay the full amount required to be deducted to the appropriate taxing authority on a timely basis and in accordance with applicable Law; and

(d)

as soon as practicable after payment of such amount to the appropriate taxing authority, the Depository shall deliver to the Affected Person the original or certified copy of a receipt issued by such taxing authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Affected Person.

Any agreement entered into in connection with the Depository’s engagement shall require the Depository to take such actions that are set forth in this section.

2.13	List of Shareholders

At the reasonable request of a Party to the extent required to comply with applicable Law, such other Party or Parties shall provide: (i) a list (in written and electronic form) of its registered shareholders or members, as applicable, together with their addresses and respective holdings of shares or membership interests, as applicable; (ii) a list of the names and addresses and holdings of all Persons having rights to its shares or membership interests, as applicable (including holders of Cannex Options, Cannex Warrants, and Cannex Notes); and/or (iii) a list of non-objecting beneficial owners of its shares or membership interests, as applicable, together with their addresses and respective holdings of shares or membership interests, as applicable.

2.14	U.S. Securities Law Matters

The Parties agree that the Business Combination will be carried out with the intention that all Resulting Issuer Shares, Resulting Issuer Replacement Options, Resulting Issuer NH Replacement Options, Resulting Issuer Warrants and Resulting Issuer Notes will be issued by the Resulting Issuer in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof (the “Section 3(a)(10) Exemption”). In order to ensure the availability of the Section 3(a)(10) Exemption, the Parties agree that the Business Combination will be carried out on the following basis:

(a)	the Business Combination will be subject to the approval of the Court;

(b)

the Court will be advised prior to the hearing required to approve the Business Combination as to the intention of the Parties to rely on the exemption to the registration requirements of the U.S. Securities Act provided by the Section 3(a)(10) Exemption;

(c)

before approving the Business Combination, the Court will be required to satisfy itself as to the fairness and reasonableness of the Business Combination to the Nevada Holdco Shareholders, the Nevada Holdco Optionholders, the Nevada Holdco Warrantholders, the Cannex Shareholders, the Cannex Noteholders, the Cannex Warrantholders and the Cannex Optionholders;

(d)

the Final Order approving the Business Combination that is obtained from the Court will state that the Business Combination is approved by the Court as being substantively and procedurally fair to the Nevada Holdco Shareholders, the Nevada Holdco Optionholders, the Nevada Holdco Warrantholders, the Cannex Shareholders, the Cannex Noteholders, the Cannex Warrantholders and the Cannex Optionholders;

(e)

each of the Parties will ensure that each Person entitled to receive Resulting Issuer Shares, Resulting Issuer Replacement Options, Resulting Issuer NH Replacement Options, Resulting Issuer Warrants, Resulting Issuer Notes, and other securities on completion of the Business Combination will be given adequate notice advising them of their right to attend the hearing of the Court to give approval of the Business Combination and providing them with sufficient information necessary for them to exercise that right;

(f)

each Person entitled to receive Resulting Issuer Shares, Resulting Issuer Replacement Options, Resulting Issuer NH Replacement Options, Resulting Issuer Warrants and Resulting Issuer Notes will be advised that such securities issued pursuant to the Business Combination have not been registered under the U.S. Securities Act and will be issued by the Resulting Issuer in reliance on the Section 3(a)(10) Exemption;

(g)

the Interim Order approving the Nevada Holdco Meeting, and the manner in which the Nevada Holdco Shareholder Approval will be obtained, will specify that each Nevada Holdco Shareholder, each holder of Nevada Holdco Options, Nevada Holdco Warrants and each holder of Cannex Shares, Cannex Options, Cannex Warrants and Cannex Notes will have the right to appear before the Court at the hearing of the Court to give approval of the Business Combination so long as they enter an appearance within a reasonable time; and

(h)	the Final Order shall include a statement substantially to the following effect:

“This Order will serve as a basis of a claim to an exemption, pursuant to section 3(a)(10) of the U.S. Securities Act, from the registration requirements otherwise imposed by that act, regarding the issuance and distribution of securities of 4Front Ventures Corp. pursuant to the Plan of Arrangement, as applicable.”

2.15	U.S. Tax Matters

(a)

The Parties intend that (i) upon completion of the Continuance, Nevada Holdco is treated as a U.S. domestic corporation under Section 7874 of the Code; (ii) upon completion of the BC Amalgamation, the Resulting Issuer will be treated as U.S. domestic corporation under Section 7874 of the Code; (iii) the 4Front Ventures Asset Transfer and 4Front Ventures Windup are interdependent steps in a single transaction which the Parties intend to treat as a single integrated transaction qualifying as a tax-deferred reorganization within the meaning of Code Section 368(a)(1)(C); (iv) the U.S. Blocker Contribution and U.S. Blocker Windup are interdependent steps in a single transaction which the Parties intend to treat as a single integrated transaction qualifying as a tax-deferred reorganization within the meaning of Code Section 368(a)(1)(C); (v) the Cannex Acquisition Transactions are interdependent steps in a single transaction, to which the Parties are legally committed as provided herein, and which the Parties intend to treat as a single integrated transaction qualifying as a tax-deferred reorganization within the meaning of Section 368(a)(1)(C) of the Code; (vi) the Section 351 Transactions are interdependent steps in a single transaction, to which the Parties are legally committed as provided herein, and which the Parties intend to treat as a single integrated transaction qualifying as a tax-deferred transaction within the meaning of Section 351 of the Code; (vii) the Continuance is treated as a tax-deferred reorganization under Section 368(a)(1)(F) of the Code; and (viii) the BC Amalgamation is treated as a tax-deferred reorganization under Section 368(a)(1)(F) (collectively, the “Intended Tax Treatment”). The Parties intend this Agreement to be, and is adopted as, a “plan of reorganization” under Section 368 of the Code. Each Party hereto agrees to not take any position on any Tax Return or otherwise take any Tax reporting position inconsistent with the Intended Tax Treatment set forth in this Section 2.15, unless otherwise required by applicable Law. Notwithstanding the foregoing, the Parties do not make any representation, warranty or covenant to any other Party or to their shareholders or members (and including, without limitation, holders of stock options, warrants, debt instruments or other similar rights or instruments) regarding the U.S. tax treatment of the Business Combination, the Pre-Arrangement Transactions, or any other transaction contemplated by this Agreement.

(b)

Notwithstanding any other provision of this Agreement, the Contemporaneous Agreements, the Pre-Arrangement Agreements and any other agreements or documents required or contemplated to be delivered in connection herewith or therewith, to the contrary:

(i)

no Party shall knowingly take any action, cause any action to be taken, fail to take any commercially reasonable action or cause any commercially reasonable action to fail to be taken, which action or failure to act would reasonably be expected to prevent Nevada Holdco from being classified as a U.S. domestic corporation under Section 7874 of the Code after completion of the Continuance;

(ii)

no Party shall knowingly take any action, cause any action to be taken, fail to take any commercially reasonable action or cause any commercially reasonable action to fail to be taken, which action or failure to act would reasonably be expected to prevent the Section 351 Transactions from qualifying as tax-deferred transactions within the meaning of Section 351 of the Code;

(iii)

no Party shall knowingly take any action, cause any action to be taken, fail to take any commercially reasonable action or cause any commercially reasonable action to fail to be taken, which action or failure to act would reasonably be expected to prevent any of: (A) the 4Front Ventures Asset Transfer and 4Front Ventures Windup, taken together as a single integrated transaction under the Code; (B) the U.S. Blocker Contribution and U.S. Blocker Windup, taken together as a single integrated transaction under the Code, or (C) the Cannex Acquisition Transactions from qualifying as a tax-deferred reorganization under Section 368(a)(1)(C) of the Code;

(iv)

no Party shall knowingly take any action, cause any action to be taken, fail to take any commercially reasonable action or cause any commercially reasonable action to fail to be taken, which action or failure to act would reasonably be expected to prevent the Resulting Issuer from being classified as a U.S. domestic corporation under Section 7874 of the Code after the completion of the Business Combination; and

(v)

if, as a result of the adoption, implementation, promulgation, repeal, modification, amendment or change in applicable Law (including with respect to U.S. Treasury Regulations under Section 7874 of the Code) after the date hereof, upon completion of the Continuance and the Amalgamation, the Resulting Issuer would not be treated as a U.S. domestic corporation under Section 7874 of the Code, the Parties, upon the written request of 4Front, shall take all commercially reasonable actions as to ensure that the Resulting Issuer is so treated.

(c)

In the event that the tax analysis and tax due diligence investigations performed by 4Front and its representatives and advisors or Cannex and its representatives and advisors reveal any material information or fact which might, in 4Front’s opinion or Cannex’s opinion, each acting reasonably, adversely affect the Intended Tax Treatment or otherwise result in an adverse material tax consequence to 4Front or 4Front Members (in the case of 4Front), Cannex or the Cannex Shareholders (in the case of Cannex) or the Resulting Issuer or the Resulting Issuer Shareholders (in the case of 4Front or Cannex), each of 4Front and Cannex shall be entitled, at its option and in accordance with Section 5.2 of this Agreement, to terminate its obligations under this Agreement to not consummate the Business Combination by notice to that effect given to the other Transacting Party any time prior to the Effective Time on the Effective Date.

(d)

In the event that 4Front and its representatives and advisors or Cannex and its representatives and advisors determine that the Cannex Windup might, in the opinion of either 4Front or Cannex, each acting reasonably, adversely affect the Intended Tax Treatment or otherwise result in an adverse material tax consequence to 4Front or 4Front Members (in the case of 4Front), Cannex or the Cannex Shareholders (in the case of Cannex) or the Resulting Issuer or the Resulting Issuer Shareholders (in the case of 4Front or Cannex), each of 4Front and Cannex shall be entitled, at its option, to decide not to proceed with the Cannex Windup by written notice delivered to the other Transacting Party at any time prior to the Effective Time on the Effective Date. If any such notice is provided, the Cannex Windup shall not take place and “Cannex Acquisition Transactions” shall only include the Cannex Share Exchange, the Cannex Warrant Exchange, the Cannex Option Exchange and the Cannex Note Exchange and all references to “Section 368(a)(1)(C)” in this Agreement in describing the Cannex Acquisition Transactions shall be changed to “Section 368(a)(1)(B).”

(e)

Cannex will, following receipt of the Final Order and on or before the Effective Date, using solely its own cash and not cash of 4Front (or its affiliates) or the Resulting Issuer, deposit in escrow with a third-party escrow agent an amount of cash sufficient to satisfy all payments that would be payable to Cannex Dissenting Shareholders. All payments to Cannex Dissenting Shareholders with respect to the Business Combination shall be made from such escrow. Cannex shall not be reimbursed by 4Front or the Resulting Issuer for any payments made from such escrow. Following the Effective Date, any remaining funds in such escrow shall be returned to Cannex, or its successor.

(f)

4Front and Cannex shall provide to the tax advisors of 4Front and the tax advisors of Cannex representation letters containing reasonable and customary representations and covenants with respect to the Business Combination and the Intended Tax Treatment.

ARTICLE 3

CONDITIONS

3.1	Mutual Conditions Precedent

The obligations of the Parties to complete the Business Combination are subject to the fulfillment of each of the following conditions precedent on or before the Effective Time, each of which may only be waived with the mutual consent of the Transacting Parties:

(a)	the Pre-Arrangement Transactions shall have been completed;

(b)	the Nevada Holdco Continuance Resolution shall have been approved and adopted by the Nevada Holdco Shareholders at the Nevada Holdco Meeting;

(c)	the Continuance shall be made effective;

(d)

the Nevada Holdco Business Combination Resolution shall have been approved and adopted by the Nevada Holdco Shareholders at the Nevada Holdco Meeting in accordance with the Interim Order and this Agreement;

(e)

written consent to the Business Combination and other transactions contemplated in this Agreement shall have been received from Gotham Green Fund 1, L.P., Gotham Green Fund 1 (Q), L.P., and Gotham Green Credit Partners SPV 2, L.P., in form and substance satisfactory to the Parties, acting reasonably;

(f)

the Cannex Component of the Business Combination Resolution shall have been approved and adopted by the Cannex Shareholders at the Cannex Meeting in accordance with the Interim Order and this Agreement;

(g)

the Resulting Issuer Equity Incentive Plans shall have been approved and adopted (i) by the Nevada Holdco Shareholders at the Nevada Holdco Meeting; and (ii) by the Cannex Shareholders at the Cannex Meeting;

(h)

the Interim Order and the Final Order shall each have been obtained on terms consistent with this Agreement, and shall not have been set aside or modified in a manner unacceptable to either of the Transacting Parties, each acting reasonably, on appeal or otherwise;

(i)

no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law which is then in effect and has the effect of making the transactions contemplated herein, in the Contemporaneous Agreements, in the Pre-Arrangement Agreements or in connection with the Business Combination illegal or otherwise preventing or prohibiting consummation of any such transactions;

(j)	there shall not be pending or threatened in writing any Action by any Governmental Entity or any other Person that is reasonably likely to result in:

(i)

any prohibition or restriction on the consummation of the transactions contemplated herein, in the Contemporaneous Agreements, in the Pre-Arrangement Agreements or in connection with the Business Combination or a Person obtaining from any Party any damages that would result in a 4Front Material Adverse Effect, Cannex Material Adverse Effect, BC Newco Material Adverse Effect or Nevada Holdco Material Adverse Effect as applicable, directly or indirectly in connection with the Business Combination;

(ii)	any prohibition or material limit on the ownership by the Resulting Issuer of any of the Parties or any material portion of their respective business;

(iii)

the imposition of limitations on the ability of U.S. Co to acquire or hold, or exercise full rights of ownership of the membership interests of 4Front to be obtained as a result of consummation of the transactions contemplated in the Pre-Arrangement Agreements, including the right to vote such membership interests; or

(iv)	the unavailability of the Section 3(a)(10) Exemption or the Intended Tax Treatment contemplated by Section 2.15.

(k)	all Required Regulatory Approvals shall have been obtained on terms and conditions satisfactory to each of the Parties, acting reasonably;

(l)

holders of no more than 5% (or such lower percentage so as not to have a material adverse effect on the Intended Tax Treatment set forth in Section 2.15) of the Nevada Holdco Shares shall have exercised Nevada Holdco Dissent Rights;

(m)

holders of no more than 5% (or such lower percentage so as not to have a material adverse effect on the Intended Tax Treatment set forth in Section 2.15) of the Cannex Shares shall have exercised Cannex Dissent Rights;

(n)	the Cannex CSE Approval shall have been obtained;

(o)

the issuance of the Resulting Issuer Subordinate Voting Shares, the Resulting Issuer Proportionate Voting Shares, the Resulting Issuer Multiple Voting Shares, the Resulting Issuer Replacement Options, Resulting Issuer NH Replacement Options, the Resulting Issuer Notes and the Resulting Issuer Warrants and the issuance of Resulting Issuer Subordinate Voting Shares upon conversion of the Resulting Issuer Proportionate Voting Shares or Resulting Issuer Multiple Voting Shares shall be exempt from the prospectus and registration requirements of applicable Canadian Securities Laws by virtue of applicable exemptions under Canadian Securities Laws and shall not be subject to resale restrictions under applicable Canadian Securities Laws (other than as applicable to control persons or as imposed by the CSE);

(p)	the Escrow Agreements, if required by the CSE or pursuant to Securities Law, shall have been fully executed by the parties thereto;

(q)	the Board Nominees shall have been appointed to the Resulting Issuer Board;

(r)	the Key Employees shall have executed and delivered employment, non-solicitation, and non-competition agreements, relating to the Resulting Issuer;

(s)

any applications, notices, consents and documentation required under the HSR Act prior to the consummation of the Business Combination shall have been given and/or obtained and all waiting periods thereunder shall have expired or been terminated;

(t)

there is no adoption, implementation, promulgation, repeal, modification, amendment or change in applicable Law (including with respect to U.S. Treasury Regulations under Section 7874 of the Code) after the date hereof, such that the Resulting Issuer should not be treated as a U.S. domestic corporation under Section 7874 of the Code, taking into account any action taken pursuant to Section 2.15(b)(v); and

(u)	this Agreement shall not have been terminated.

3.2	Additional Conditions Precedent to the Obligations of 4Front

The obligation of 4Front to complete the Business Combination is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of 4Front and may be waived by 4Front):

(a)

all covenants of each other Party under this Agreement, to be performed on or before the Effective Time which have not been waived by 4Front shall have been duly performed by each such other Party in all material respects and 4Front shall have received a certificate of each other Party addressed to 4Front and dated the Effective Date, signed on behalf of such other Party by a senior executive officer of such other Party (on such Party’s behalf and without personal liability), confirming the same as at the Effective Time;

(b)

the representations and warranties of Cannex set forth in this Agreement shall be true and correct in all respects, without regard to any materiality or Cannex Material Adverse Effect qualifications contained in them as of the Effective Time, as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except

(i)

where the failure or failures of all such representations and warranties to be so true and correct in all respects would not have a Cannex Material Adverse Effect, provided that the Cannex Fundamental Representations shall be true and correct in all material respects as of the Effective Time, and (ii) as such representations and warranties are modified as required to consummate the Business Combination and 4Front shall have received a certificate of Cannex addressed to 4Front and dated the Effective Date, signed on behalf of Cannex by a senior executive officer of Cannex (on Cannex’s behalf and without personal liability), confirming the same as at the Effective Time;

(c)

the representations and warranties of BC Newco set forth in this Agreement shall be true and correct in all respects, without regard to any materiality or BC Newco Material Adverse Effect qualifications contained in them as of the Effective Time, as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except (i) where the failure or failures of all such representations and warranties to be so true and correct in all respects would not have a BC Newco Material Adverse Effect, provided that the representations and warranties of BC Newco set forth in Schedule “D” Sections (a), (b), (c), (d), (e), (f) and (g) shall be true and correct in all material respects as of the Effective Time, and (ii) as such representations and warranties are modified as required to consummate the BC Amalgamation and the Business Combination and 4Front shall have received a certificate of BC Newco addressed to 4Front and dated the Effective Date, signed on behalf of BC Newco by a senior executive officer of BC Newco (on BC Newco’s behalf and without personal liability), confirming the same as at the Effective Time;

(d)

the representations and warranties of Nevada Holdco set forth in this Agreement shall be true and correct in all respects, without regard to any materiality or Nevada Holdco Material Adverse Effect qualifications contained in them as of the Effective Time, as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except (i) where the failure or failures of all such representations and warranties to be so true and correct in all respects would not have a Nevada Holdco Material Adverse Effect, provided that the representations and warranties of Nevada Holdco set forth in Schedule “F” Sections (a), (b), (c), (d), (e), (f) and (g) shall be true and correct in all material respects as of the Effective Time, and (ii) as such representations and warranties are modified as required to consummate the Pre-Arrangement Transactions, the Continuance and the Business Combination, and 4Front shall have received a certificate of Nevada Holdco addressed to 4Front and dated the Effective Date, signed on behalf of Nevada Holdco by a senior executive officer of Nevada Holdco (on Nevada Holdco’s behalf and without personal liability), confirming the same as at the Effective Time;

(e)

since the date of this Agreement, there shall not have occurred a Cannex Material Adverse Effect, and 4Front shall have received a certificate signed on behalf of Cannex by the chief executive officer and the chief financial officer of Cannex (on Cannex’s behalf and without personal liability) to such effect;

(f)

since the date of this Agreement, there shall not have occurred a BC Newco Material Adverse Effect, and 4Front shall have received a certificate signed on behalf of BC Newco by a senior officer of BC Newco (on BC Newco’s behalf and without personal liability) to such effect;

(g)

since the date of this Agreement, there shall not have occurred a Nevada Holdco Material Adverse Effect, and 4Front shall have received a certificate signed on behalf of Nevada Holdco by a senior officer and the chief financial officer of Nevada Holdco (on Nevada Holdco’s behalf and without personal liability) to such effect;

(h)	each applicable Party shall have delivered or caused to be delivered to the other Parties copies of the consents or waivers, as applicable, of the Required Regulatory Approvals;

(i)	the Nevada Holdco Board shall have received a bring down, as of the date of the consummation of the Business Combination, of the Nevada Holdco Fairness Opinion; and

(j)

each of Cannex, BC Newco and Nevada Holdco shall have delivered or caused to be delivered to 4Front a certificate, dated as of the Effective Date, executed by the secretary or other officer of such Party, certifying as to:

(i)

the names and titles of the officers or authorized signatories of such Party authorized to sign this Agreement and the other instruments contemplated hereby, together with the true signatures of such officers or signatories;

(ii)

the resolutions duly adopted by the board of directors or other governing body and the shareholders of such Party and as required in connection with the transactions contemplated hereby, authorizing the execution, delivery and performance by such Party of this Agreement and the other instruments contemplated hereby;

(iii)	true and correct copies of the organizational documents of such Party;

(k)

With respect to each of the Cannex Windup and the CCGI Windup, Cannex shall have delivered to 4Front properly executed statements, dated as of the Effective Date, in accordance with United States Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) and in a form reasonably acceptable to 4Front, certifying that an interest in each of Cannex Holdings (Nevada) Inc. and Cannex Holdings (California) Inc. is not a U.S. real property interest within the meaning of Section 897(c) of the Code, together with the required notices to the IRS; and

(l)

Cannex shall procure that any balloon, lump sum or bonus payments that would otherwise be due and payable by Cannex or any of its Subsidiaries upon the consummation of the Transaction shall be waived taking into account Section 409A of the Code.

The foregoing conditions will be for the sole benefit of 4Front and may be waived by it in whole or in part at any time.

3.3	Additional Conditions Precedent to the Obligations of Cannex

The obligation of Cannex to complete the Cannex Component of the Business Combination is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of Cannex and may be waived by Cannex):

(a)

all covenants of each other Party under this Agreement to be performed on or before the Effective Time which have not been waived by Cannex shall have been duly performed by each such other Party in all material respects and Cannex shall have received a certificate of each other Party addressed to Cannex and dated the Effective Date, signed on behalf of such other Party by a senior executive officer of such other Party (on such Party’s behalf and without personal liability), confirming the same as at the Effective Time;

(b)

the representations and warranties of 4Front set forth in this Agreement shall be true and correct in all respects, without regard to any materiality or 4Front Material Adverse Effect qualifications contained in them as of the Effective Time, as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except (i) where the failure or failures of all such representations and warranties to be so true and correct in all respects would not have a 4Front Material Adverse Effect, provided that the 4Front Fundamental Representations shall be true and correct in all material respects as of the Effective Time, and (ii) as such representations and warranties are modified as required to consummate the Pre-Arrangement Transactions and the Business Combination and Cannex shall have received a certificate of 4Front addressed to Cannex and dated the Effective Date, signed on behalf of 4Front by a senior executive officer of 4Front (on 4Front’s behalf and without personal liability), confirming the same as at the Effective Time;

(c)

the representations and warranties of BC Newco set forth in this Agreement shall be true and correct in all respects, without regard to any materiality or BC Newco Material Adverse Effect qualifications contained in them as of the Effective Time, as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except (i) where the failure or failures of all such representations and warranties to be so true and correct in all respects would not have a BC Newco Material Adverse Effect, provided that the representations and warranties of BC Newco set forth in Schedule “D” Sections (a), (b), (c), (d), (e), (f) and (g) shall be true and correct in all material respects as of the Effective Time, and (ii) as such representations and warranties are modified as required to consummate the BC Amalgamation and the Business Combination, and Cannex shall have received a certificate of BC Newco addressed to Cannex and dated the Effective Date, signed on behalf of BC Newco by a senior executive officer of BC Newco (on BC Newco’s behalf and without personal liability), confirming the same as at the Effective Time;

(d)

the representations and warranties of Nevada Holdco set forth in this Agreement shall be true and correct in all respects, without regard to any materiality or Nevada Holdco Material Adverse Effect qualifications contained in them as of the Effective Time, as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except (i) where the failure or failures of all such representations and warranties to be so true and correct in all respects would not have a Nevada Holdco Material Adverse Effect, provided that the representations and warranties of Nevada Holdco set forth in Schedule “F” Sections (a), (b), (c), (d), (e), (f) and (g) shall be true and correct in all material respects as of the Effective Time, and (ii) as such representations and warranties are modified as required to consummate the Pre-Arrangement Transactions, the Continuance and the Business Combination, and Cannex shall have received a certificate of Nevada Holdco addressed to Cannex and dated the Effective Date, signed on behalf of Nevada Holdco by a senior executive officer of Nevada Holdco (on Nevada Holdco’s behalf and without personal liability), confirming the same as at the Effective Time;

(e)

since the date of this Agreement, there shall not have occurred a 4Front Material Adverse Effect and Cannex shall have received a certificate signed on behalf of 4Front by the chief executive officer and chief financial officer of 4Front (on 4Front’s behalf and without personal liability) to such effect;

(f)

since the date of this Agreement, there shall not have occurred a BC Newco Material Adverse Effect, and Cannex shall have received a certificate signed on behalf of BC Newco by a senior officer of BC Newco (on BC Newco’s behalf and without personal liability) to such effect;

(g)

since the date of this Agreement, there shall not have occurred a Nevada Holdco Material Adverse Effect, and Cannex shall have received a certificate signed on behalf of Nevada Holdco by a senior officer and the chief financial officer of Nevada Holdco (on Nevada Holdco’s behalf and without personal liability) to such effect;

(h)	each applicable Party shall have delivered or caused to be delivered to the other Parties copies of the consents or waivers, as applicable, of the Required Regulatory Approvals;

(i)

each of 4Front, BC Newco and Nevada Holdco shall have delivered or caused to be delivered to Cannex a certificate, dated as of the Effective Date, executed by the secretary or other officer of each such Party, certifying as to:

(i)	the names and titles of the officers of such Party authorized to sign this Agreement and the other instruments contemplated hereby, together with the true signatures of such officers;

(ii)

the resolutions duly adopted by the board of directors or other governing body and the shareholders or members of such Party, as applicable, and as required by the transactions contemplated hereby, authorizing the execution, delivery and performance by such Party of this Agreement and the other instruments contemplated hereby; and

(iii)	true and correct copies of the organizational documents of such Party; and

(j)	the Cannex Board shall have received a bring down, as of the date of the consummation of the Business Combination, of the Cannex Fairness Opinion.

The foregoing conditions will be for the sole benefit of Cannex and may be waived by it in whole or in part at any time.

3.4	Additional Conditions Precedent to the Obligations of BC Newco

The obligation of BC Newco to complete the Business Combination is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of BC Newco and may be waived by BC Newco):

(a)

all covenants of each other Party under this Agreement to be performed on or before the Effective Time which have not been waived by BC Newco shall have been duly performed by each such other Party in all material respects and BC Newco shall have received a certificate of each other Party addressed to BC Newco and dated the Effective Date, signed on behalf of such other Party by a senior executive officer of such other Party (on such Party’s behalf and without personal liability), confirming the same as at the Effective Time;

(b)

the representations and warranties of 4Front set forth in this Agreement shall be true and correct in all respects, without regard to any materiality or 4Front Material Adverse Effect qualifications contained in them as of the Effective Time, as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except (i) where the failure or failures of all such representations and warranties to be so true and correct in all respects would not have a 4Front Material Adverse Effect, provided that the representations and warranties of 4Front set forth in Schedule “E” Section (cc) shall be true and correct in all material respects as of the Effective Time, and (ii) as such representations and warranties are modified as required to consummate the Pre-Arrangement Transactions and the Business Combination, and BC Newco shall have received a certificate of 4Front addressed to BC Newco and dated the Effective Date, signed on behalf of 4Front by a senior executive officer of 4Front (on 4Front’s behalf and without personal liability), confirming the same as at the Effective Time;

(c)

the representations and warranties of Cannex set forth in this Agreement shall be true and correct in all respects, without regard to any materiality or Cannex Material Adverse Effect qualifications contained in them as of the Effective Time, as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except (i) where the failure or failures of all such representations and warranties to be so true and correct in all respects would not have a Cannex Material Adverse Effect, provided that the representations and warranties of Cannex set forth in Schedule “C” Section (dd) shall be true and correct in all material respects as of the Effective Time, and (ii) as such representations and warranties are modified as required to consummate the Business Combination, and BC Newco shall have received a certificate of Cannex addressed to BC Newco and dated the Effective Date, signed on behalf of Cannex by a senior executive officer of Cannex (on Cannex’s behalf and without personal liability), confirming the same as at the Effective Time;

(d)

since the date of this Agreement, there shall not have occurred a 4Front Material Adverse Effect and BC Newco shall have received a certificate signed on behalf of 4Front by the chief executive officer and chief financial officer of 4Front (on 4Front’s behalf and without personal liability) to such effect;

(e)

since the date of this Agreement, there shall not have occurred a Nevada Holdco Material Adverse Effect and BC Newco shall have received a certificate signed on behalf of Nevada Holdco by the chief executive officer and chief financial officer of Nevada Holdco (on Nevada Holdco’s behalf and without personal liability) to such effect;

(f)

since the date of this Agreement, there shall not have occurred a Cannex Material Adverse Effect and BC Newco shall have received a certificate signed on behalf of Cannex by the chief executive officer and chief financial officer of Cannex (on Cannex’s behalf and without personal liability) to such effect;

(g)	each applicable Party shall have delivered or caused to be delivered to the other Parties copies of the consents or waivers, as applicable, of the Required Regulatory Approvals; and

(h)

each of 4Front, Nevada Holdco and Cannex shall have delivered or caused to be delivered to BC Newco a certificate, dated as of the Effective Date, executed by the secretary or other officer of each such Party, certifying as to (i) the names and titles of the officers or authorized signatories of such Party authorized to sign this Agreement and the other instruments contemplated hereby, together with the true signatures of such officers or signatories; (ii) the resolutions duly adopted by the board of directors or other governing body and the shareholders or members of such Party, as applicable and as required in connection with the transactions contemplated hereby, authorizing the execution, delivery and performance by such Party of this Agreement and the other instruments contemplated hereby; and (iii) true and correct copies of the organizational documents of such Party.

The foregoing conditions will be for the sole benefit of BC Newco and may be waived by it in whole or in part at any time.

3.5	Additional Conditions Precedent to the Obligations of Nevada Holdco

The obligation of Nevada Holdco to complete the Business Combination is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of Nevada Holdco and may be waived by Nevada Holdco):

(a)

all covenants of each other Party under this Agreement to be performed on or before the Effective Time which have not been waived by Nevada Holdco shall have been duly performed by each such other Party in all material respects and Nevada Holdco shall have received a certificate of each other Party addressed to Nevada Holdco and dated the Effective Date, signed on behalf of such other Party by a senior executive officer of such other Party (on such Party’s behalf and without personal liability), confirming the same as at the Effective Time;

(b)

the representations and warranties of 4Front set forth in this Agreement shall be true and correct in all respects, without regard to any materiality or 4Front Material Adverse Effect qualifications contained in them as of the Effective Time, as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except (i) where the failure or failures of all such representations and warranties to be so true and correct in all respects would not have a 4Front Material Adverse Effect, provided that the 4Front Fundamental Representations shall be true and correct in all material respects as of the Effective Time, and (ii) as such representations and warranties are modified as required to consummate the Pre-Arrangement Transactions and the Business Combination, and Nevada Holdco shall have received a certificate of 4Front addressed to Nevada Holdco and dated the Effective Date, signed on behalf of 4Front by a senior executive officer of 4Front (on 4Front’s behalf and without personal liability), confirming the same as at the Effective Time;

(c)

the representations and warranties of Cannex set forth in this Agreement shall be true and correct in all respects, without regard to any materiality or Cannex Material Adverse Effect qualifications contained in them as of the Effective Time, as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except (i) where the failure or failures of all such representations and warranties to be so true and correct in all respects would not have a Cannex Material Adverse Effect, provided that the Cannex Fundamental Representations shall be true and correct in all material respects as of the Effective Time, and (ii) as such representations and warranties are modified as required to consummate the Business Combination, and Nevada Holdco shall have received a certificate of Cannex addressed to Nevada Holdco and dated the Effective Date, signed on behalf of Cannex by a senior executive officer of Cannex (on Cannex’s behalf and without personal liability), confirming the same as at the Effective Time;

(d)

since the date of this Agreement, there shall not have occurred a 4Front Material Adverse Effect and Nevada Holdco shall have received a certificate signed on behalf of 4Front by the chief executive officer and chief financial officer of 4Front (on 4Front’s behalf and without personal liability) to such effect;

(e)

since the date of this Agreement, there shall not have occurred a BC Newco Material Adverse Effect and Nevada Holdco shall have received a certificate signed on behalf of BC Newco by the chief executive officer and chief financial officer of BC Newco (on BC Newco’s behalf and without personal liability) to such effect;

(f)

since the date of this Agreement, there shall not have occurred a Cannex Material Adverse Effect and Nevada Holdco shall have received a certificate signed on behalf of Cannex by the chief executive officer and chief financial officer of Cannex (on Cannex’s behalf and without personal liability) to such effect;

(g)	each applicable Party shall have delivered or caused to be delivered to the other Parties copies of the consents or waivers, as applicable, of the Required Regulatory Approvals; and

(h)

each of 4Front, BC Newco and Cannex shall have delivered or caused to be delivered to Nevada Holdco a certificate, dated as of the Effective Date, executed by the secretary or other officer of each such Party, certifying as to (i) the names and titles of the officers or authorized signatories of such Party authorized to sign this Agreement and the other instruments contemplated hereby, together with the true signatures of such officers or signatories; (ii) the resolutions duly adopted by the board of directors or other governing body and the shareholders or members of such Party, as applicable and as required in connection with the transactions contemplated hereby, authorizing the execution, delivery and performance by such Party of this Agreement and the other instruments contemplated hereby; and (iii) true and correct copies of the organizational documents of such Party.

The foregoing conditions will be for the sole benefit of Nevada Holdco and may be waived by it in whole or in part at any time.

3.6	Satisfaction of Conditions

The conditions precedent set out in Section 3.1, Section 3.2, Section 3.3, Section 3.4 and Section 3.5 shall be conclusively deemed to have been satisfied, waived or released, as applicable, at the Effective Time.

ARTICLE 4

ADDITIONAL AGREEMENTS

4.1	Cannex Non-Solicitation

(a)

On and after the date of this Agreement, except as otherwise provided in this Agreement, Cannex and its Affiliates shall not, directly or indirectly, through any of their respective officers, directors, employees, advisors, representatives, agents or otherwise:

(i)

make, solicit, assist, initiate, encourage or otherwise facilitate any inquiries, proposals or offers from any other Person (including any of its shareholders, officers or employees) relating to any Acquisition Proposal for Cannex, or furnish to any Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek to do any of the foregoing;

(ii)

engage in any discussions or negotiations regarding, or provide any information with respect to, or otherwise co-operate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to make or complete any Acquisition Proposal for Cannex, provided that, for greater certainty, Cannex may advise any Person making an unsolicited Acquisition Proposal that such Acquisition Proposal does not constitute a Superior Proposal when the Cannex Board has reasonably so determined;

(iii)

withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to 4Front, the approval or recommendation of the Cannex Board or any committee thereof of this Agreement or the Cannex Component of the Business Combination;

(iv)

approve, recommend or remain neutral with respect to, or propose publicly to approve, recommend or remain neutral with respect to, any Acquisition Proposal involving Cannex or any of its Subsidiaries; or

(v)

accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement in principle, agreement, arrangement or undertaking related to any Acquisition Proposal involving Cannex or any of its Subsidiaries;

provided, however, that nothing contained in this Subsection 4.1(a) or any other provision of this Agreement shall prevent the Cannex Board from, and the Cannex Board shall be permitted to, engage in discussions or negotiations with, or respond to enquiries from any Person that has made a bona fide unsolicited written Acquisition Proposal that the Cannex Board has determined constitutes a Superior Proposal, or provide information pursuant to Subsection 4.1(d) to any such Person, in each case, where the requirements of Section 4.1(d) are met.

(b)

Cannex shall immediately cease and cause to be terminated any existing discussions or negotiations with any Person (other than 4Front) with respect to any potential Acquisition Proposal and, in connection therewith, Cannex will discontinue access to any of its confidential information being given to any Person other than 4Front (and not establish or allow access to any of its confidential information, or any data room, virtual or otherwise). Cannex agrees not to release any third party from any confidentiality, non-solicitation or standstill agreement to which such third party is a party, or terminate, modify, amend or waive the terms thereof and Cannex undertakes to enforce, or cause its Subsidiaries to enforce, all standstill, non-disclosure, non-disturbance, non-solicitation and similar covenants that it or any of its Subsidiaries has entered into prior to the date hereof or shall enter into after the date hereof.

(c)

From and after the date of this Agreement, Cannex shall forthwith (and in any event within one (1) Business Day of receipt thereof) provide notice to 4Front of any bona fide Acquisition Proposal or any proposal, inquiry or offer that could lead to an Acquisition Proposal or any amendments to the foregoing or any request for non-public information relating to Cannex or any of its Subsidiaries in connection with such an Acquisition Proposal or potential Acquisition Proposal or for access to the properties, books or records of Cannex or any Subsidiary by any Person that informs Cannex, any member of the Cannex Board or such Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to 4Front shall indicate the identity of the Person making such proposal, inquiry or contact, all material terms thereof, including price, and such other details of the proposal, inquiry or contact known to Cannex, and shall include copies of any such proposal, inquiry, offer or request or any amendment to any of the foregoing. Cannex shall keep 4Front promptly and fully informed of the status, including any change to the material terms, of any such Acquisition Proposal, offer, inquiry or request and will respond promptly to all inquiries by 4Front with respect thereto.

(d)

If the Cannex Board receives a request for material non-public information from a Person who proposes to Cannex a bona fide Acquisition Proposal, or indicates a possible intent to do so, Cannex may contact the Person making the Acquisition Proposal and its representatives solely for the purpose of clarifying the terms and conditions of such Acquisition Proposal and the likelihood of its consummation so as to determine whether such Acquisition Proposal is a Superior Proposal; provided that Cannex shall promptly provide 4Front with copies of all correspondence, including email and other electronic and digital communications, and information provided to or received from such Person. If: (x) the Cannex Board reasonably determines that such Acquisition Proposal constitutes a Superior Proposal; and (y) in the opinion of the Cannex Board, acting in good faith and on written advice from their outside legal advisors, the failure to provide such Person with access to information regarding Cannex and its Subsidiaries would be inconsistent with the fiduciary duties of the Cannex Board, then, and only in such case, Cannex may provide such Person with access to information regarding Cannex and its Subsidiaries, subject to the execution of a confidentiality agreement which is customary in such situations and which, in any event and taken as a whole, is no less favourable to Cannex than the Confidentiality Agreement; provided that Cannex sends a copy of any such confidentiality agreement to 4Front promptly upon its execution and 4Front is provided with a list of, and, at the request of 4Front, copies of, the information provided to such Person and immediately provided with access to similar information to which such Person was provided.

(e)

Cannex agrees that it will not accept, approve or enter into any agreement (a “Cannex Proposed Agreement”), other than a confidentiality agreement as contemplated by Subsection 4.1(d), with any Person providing for or to facilitate any Acquisition Proposal unless:

(i)	the Cannex Board reasonably determines that the Acquisition Proposal constitutes a Superior Proposal;

(ii)	the Cannex Meeting has not occurred;

(iii)	Cannex has complied with Subsections 4.1(a) through 4.1(d) inclusive;

(iv)

Cannex has provided 4Front with a notice in writing that there is a Superior Proposal together with all documentation related to and detailing the Superior Proposal, including a copy of any Cannex Proposed Agreement relating to such Superior Proposal, and a written notice from the Cannex Board regarding the value in financial terms that the Cannex Board has, in consultation with its financial advisors, reasonably determined should be ascribed to any non-cash consideration offered under the Superior Proposal, such documents to be so provided to 4Front not less than ten (10) Business Days prior to the proposed acceptance, approval, recommendation or execution of the Cannex Proposed Agreement by Cannex;

(v)

ten (10) Business Days shall have elapsed from the date 4Front received from Cannex the notice and documentation referred to in Subsection 4.1(e)(iv) and, if 4Front has proposed to amend the terms of the Business Combination in accordance with Subsection 4.1(f), the Cannex Board shall have reasonably determined, in good faith, after consultation with its financial advisors and outside legal counsel, that the Acquisition Proposal is a Superior Proposal compared to the proposed amendment to the terms of the Business Combination by 4Front;

(vi)	Cannex concurrently terminates this Agreement pursuant to Section 5.2(a)(iv)(D);

(vii)	Cannex has previously, or concurrently will have, paid to 4Front (or as directed by 4Front) the Termination Fee in accordance with the terms hereof;

and Cannex further agrees that it will not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to 4Front the approval or recommendation of the Cannex Component of the Business Combination, nor accept, approve or recommend any Acquisition Proposal unless the requirements of Section 4.1(e)(i) through 4.1(e)(vii) have been satisfied.

(f)

Cannex acknowledges and agrees that, during the ten (10) Business Day periods referred to in Subsections 4.1(e)(iv) and 4.1(e)(v) or such longer period as Cannex may approve for such purpose, 4Front shall have the opportunity, but not the obligation, to propose to amend the terms of this Agreement and the Business Combination and Cannex shall co-operate with 4Front with respect thereto, including negotiating in good faith with 4Front to enable 4Front to make such adjustments to the terms and conditions of this Agreement and the Business Combination as 4Front deems appropriate in its sole discretion and as would enable 4Front to proceed with the Business Combination and any related transactions on such adjusted terms. The Cannex Board will review promptly, diligently and in good faith any proposal by 4Front to amend the terms of the Business Combination in order to reasonably determine, in good faith in the exercise of its fiduciary duties and consistent with Subsection 4.1(a), whether 4Front’s proposal to amend the Business Combination would result in the Acquisition Proposal not being a Superior Proposal compared to the proposed amendment to the terms of the Business Combination.

(g)

The Cannex Board shall promptly reaffirm and communicate its recommendation of the Cannex Component of the Business Combination by press release after: (x) any Acquisition Proposal which the Cannex Board reasonably determines not to be a Superior Proposal is publicly announced or made; or (y) the Cannex Board reasonably determines that a proposed amendment to the terms of the Business Combination pursuant to Section 4.1(f) would result in the Acquisition Proposal which has been publicly announced or made not being a Superior Proposal, and 4Front has so amended the terms of the Business Combination. 4Front and its counsel shall be given a reasonable opportunity to review and comment on the form and content of any such press release, recognizing that whether or not such comments are required by applicable Laws or the fiduciary duties of the Cannex Board, the form and content of such press release will be determined by Cannex, acting reasonably and upon the advice of legal counsel.

(h)

Nothing in this Agreement shall prevent the Cannex Board from responding through a directors’ circular or otherwise to the extent required by applicable Securities Laws to an Acquisition Proposal that it determines is not a Superior Proposal, or from withdrawing, modifying or changing its recommendation as a result of 4Front having suffered a 4Front Material Adverse Effect. Further, nothing in this Agreement shall prevent the Cannex Board from making any disclosure to the securityholders of Cannex to the extent the Cannex Board, acting in good faith and upon the written advice of its legal advisors, shall have first determined that the failure to make such disclosure would be inconsistent with the fiduciary duties of the Cannex Board or such disclosure is otherwise required under applicable Law, provided, however, that, notwithstanding the Cannex Board shall be permitted to make such disclosure, the Cannex Board shall not be permitted to make a Cannex Change in Recommendation for 4Front, other than as permitted by Section 4.1(e) or the first sentence of this paragraph. 4Front and its counsel shall be given a reasonable opportunity to review and comment on the form and content of any such disclosure, recognizing that whether or not such comments are required by applicable Laws or the fiduciary duties of the Cannex Board, the form and content of such disclosure will be determined by Cannex, acting reasonably and upon the advice of outside legal counsel.

(i)

Cannex acknowledges and agrees that each successive modification of any Acquisition Proposal shall constitute a new Acquisition Proposal for the purposes of this Section 4.1 (except that any Termination Fee payable by Cannex pursuant to the terms of this Agreement shall only be paid once).

(j)

Cannex shall ensure that the officers, directors and employees of Cannex and its Subsidiaries and any investment bankers or other advisors or representatives retained by Cannex and/or its Subsidiaries in connection with the transactions contemplated by this Agreement are aware of the provisions of this Section 4.1, and Cannex shall be responsible for any action or inaction that would constitute a breach of this Section 4.1 by such officers, directors, employees, investment bankers, advisors or representatives as if such Persons or entities were direct Parties hereto.

(k)

If Cannex provides 4Front with the notice of an Acquisition Proposal contemplated in this Section 4.1 on a date that is less than seven (7) calendar days prior to the Cannex Meeting, Cannex shall adjourn the Cannex Meeting to a date that is not less than seven (7) calendar days and not more than ten (10) calendar days after the date of such notice, provided, however, that the Cannex Meeting shall not be adjourned or postponed to a date later than the seventh (7th) Business Day prior to the Outside Date.

4.2	4Front Non-Solicitation

(a)

On and after the date of this Agreement, except as otherwise provided in this Agreement, 4Front and its Affiliates shall not, directly or indirectly, through any of their respective officers, directors, employees, advisors, representatives, agents or otherwise:

(i)

make, solicit, assist, initiate, encourage or otherwise facilitate any inquiries, proposals or offers from any other Person (including any of its shareholders, officers or employees) relating to any Acquisition Proposal for 4Front, or furnish to any Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek to do any of the foregoing;

(ii)

engage in any discussions or negotiations regarding, or provide any information with respect to, or otherwise co-operate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to make or complete any Acquisition Proposal for 4Front, provided that, for greater certainty, 4Front may advise any Person making an unsolicited Acquisition Proposal that such Acquisition Proposal does not constitute a Superior Proposal when the 4Front Board has reasonably so determined;

(iii)

withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to Cannex the approval or recommendation of the 4Front Board or any committee thereof of this Agreement or the Business Combination;

(iv)

approve, recommend or remain neutral with respect to, or propose publicly to approve, recommend or remain neutral with respect to, any Acquisition Proposal involving 4Front or any of its Subsidiaries; or

(v)

accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement in principle, agreement, arrangement or undertaking related to any Acquisition Proposal involving 4Front or any of its Subsidiaries;

provided, however, that nothing contained in this Subsection 4.2(a) or any other provision of this Agreement shall prevent the 4Front Board from, and the 4Front Board shall be permitted to engage in discussions or negotiations with, or respond to enquiries from any Person that has made a bona fide unsolicited written Acquisition Proposal that the 4Front Board has determined constitutes a Superior Proposal, or provide information pursuant to Subsection 4.2(d) to any such Person, in each case, where the requirements of Section 4.2(d) are met.

(b)

4Front shall immediately cease and cause to be terminated any existing discussions or negotiations with any Person (other than Cannex) with respect to any potential Acquisition Proposal and, in connection therewith, 4Front will discontinue access to any of its confidential information being given to any Person other than Cannex (and not establish or allow access to any of its confidential information, or any data room, virtual or otherwise). 4Front agrees not to release any third party from any confidentiality, non-solicitation or standstill agreement to which such third party is a party, or terminate, modify, amend or waive the terms thereof and 4Front undertakes to enforce, or cause its Subsidiaries to enforce, all standstill, non-disclosure, non-disturbance, non-solicitation and similar covenants that it or any of its Subsidiaries has entered into prior to the date hereof or shall enter into after the date hereof.

(c)

From and after the date of this Agreement, 4Front shall forthwith (and in any event within one (1) Business Day of receipt thereof) provide notice to Cannex of any bona fide Acquisition Proposal or any proposal, inquiry or offer that could lead to an Acquisition Proposal or any amendments to the foregoing or any request for non-public information relating to 4Front or any of its Subsidiaries in connection with such an Acquisition Proposal or potential Acquisition Proposal or for access to the properties, books or records of 4Front or any Subsidiary by any Person that informs 4Front, any member of the 4Front Board or such Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Cannex shall indicate the identity of the Person making such proposal, inquiry or contact, all material terms thereof, including price, and such other details of the proposal, inquiry or contact known to 4Front, and shall include copies of any such proposal, inquiry, offer or request or any amendment to any of the foregoing. 4Front shall keep Cannex promptly and fully informed of the status, including any change to the material terms, of any such Acquisition Proposal, offer, inquiry or request and will respond promptly to all inquiries by Cannex with respect thereto.

(d)

If the 4Front Board receives a request for material non-public information from a Person who proposes to 4Front a bona fide Acquisition Proposal, or indicates a possible intent to do so, 4Front may contact the Person making the Acquisition Proposal and its representatives solely for the purpose of clarifying the terms and conditions of such Acquisition Proposal and the likelihood of its consummation so as to determine whether such Acquisition Proposal is a Superior Proposal; provided that 4Front shall promptly provide Cannex with copies of all correspondence, including email and other electronic and digital communications, and information provided to or received from such Person. If: (x) the 4Front Board reasonably determines that such Acquisition Proposal constitutes a Superior Proposal; and (y) in the opinion of the 4Front Board, acting in good faith and on written advice from their outside legal advisors, the failure to provide such party with access to information regarding 4Front and its Subsidiaries would be inconsistent with the fiduciary duties of the 4Front Board, then, and only in such case, 4Front may provide such Person with access to information regarding 4Front and its Subsidiaries, subject to the execution of a confidentiality agreement which is customary in such situations and which, in any event and taken as a whole, is no less favourable to 4Front than the Confidentiality Agreement; provided that 4Front sends a copy of any such confidentiality agreement to Cannex promptly upon its execution and Cannex is provided with a list of, and, at the request of Cannex, copies of, the information provided to such Person and immediately provided with access to similar information to which such Person was provided.

(e)

4Front agrees that it will not accept, approve or enter into any agreement (a “4Front Proposed Agreement”), other than a confidentiality agreement as contemplated by Subsection 4.2(d), with any Person providing for or to facilitate any Acquisition Proposal unless:

(i)	the 4Front Board reasonably determines that the Acquisition Proposal constitutes a Superior Proposal;

(ii)	the Nevada Holdco Meeting has not occurred;

(iii)	4Front has complied with Subsections 4.2(a) through 4.2(d) inclusive;

(iv)

4Front has provided Cannex with a notice in writing that there is a Superior Proposal together with all documentation related to and detailing the Superior Proposal, including a copy of any 4Front Proposed Agreement relating to such Superior Proposal, and a written notice from the 4Front Board regarding the value in financial terms that the 4Front Board has in consultation with its financial advisors, reasonably determined should be ascribed to any non-cash consideration offered under the Superior Proposal, such documents to be so provided to Cannex not less than ten (10) Business Days prior to the proposed acceptance, approval, recommendation or execution of the 4Front Proposed Agreement by 4Front;

(v)

ten (10) Business Days shall have elapsed from the date Cannex received from 4Front the notice and documentation referred to in Subsection 4.2(e)(iv) from 4Front and, if Cannex has proposed to amend the terms of the Business Combination in accordance with Subsection 4.2(f), the 4Front Board shall have reasonably determined, in good faith, after consultation with its financial advisors and outside legal counsel, that the Acquisition Proposal is a Superior Proposal compared to the proposed amendment to the terms of the Business Combination by Cannex;

(vi)	4Front concurrently terminates this Agreement pursuant to Section 5.2(a)(iii)(D);

(vii)	4Front has previously, or concurrently will have, paid to Cannex (or as directed by Cannex) the Termination Fee in accordance with the terms hereof;

and 4Front further agrees that it will not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Cannex the approval or recommendation of the Business Combination, nor accept, approve or recommend any Acquisition Proposal unless the requirements of Section 4.2(e)(i) through 4.2(e)(vii) have been satisfied.

(f)

4Front acknowledges and agrees that, during the ten (10) Business Day periods referred to in Subsections 4.2(e)(iv) and 4.2(e)(v) or such longer period as 4Front may approve for such purpose, Cannex shall have the opportunity, but not the obligation, to propose to amend the terms of this Agreement and the Business Combination and 4Front shall co-operate with Cannex, with respect thereto, including negotiating in good faith with Cannex to enable Cannex to make such adjustments to the terms and conditions of this Agreement and the Business Combination as Cannex deems appropriate in its sole discretion and as would enable Cannex to proceed with the Business Combination and any related transactions on such adjusted terms. The 4Front Board will review promptly, diligently and in good faith any proposal by Cannex to amend the terms of the Business Combination in order to reasonably determine, in good faith in the exercise of its fiduciary duties and consistent with Subsection 4.2(a), whether Cannex’s proposal to amend the Business Combination would result in the Acquisition Proposal not being a Superior Proposal compared to the proposed amendment to the terms of the Business Combination.

(g)

The 4Front Board shall promptly reaffirm and communicate its recommendation of the Business Combination by press release after: (x) any Acquisition Proposal which the 4Front Board reasonably determines not to be a Superior Proposal is publicly announced or made; or (y) the 4Front Board reasonably determines that a proposed amendment to the terms of the Business Combination pursuant to Section 4.2(f) would result in the Acquisition Proposal which has been publicly announced or made not being a Superior Proposal, and Cannex has so amended the terms of the Business Combination. Cannex and its counsel shall be given a reasonable opportunity to review and comment on the form and content of any such press release, recognizing that whether or not such comments are required by applicable Laws or the fiduciary duties of the 4Front Board, the form and content of such press release will be determined by 4Front, acting reasonably and upon the advice of outside legal counsel.

(h)

Nothing in this Agreement shall prevent the 4Front Board from responding through a directors’ circular or otherwise to the extent required by applicable Securities Laws to an Acquisition Proposal that it determines is not a Superior Proposal, or from withdrawing, modifying or changing its recommendation as a result of Cannex having suffered a Cannex Material Adverse Effect. Further, nothing in this Agreement shall prevent the 4Front Board from making any disclosure to the securityholders of 4Front to the extent the 4Front Board, acting in good faith and upon the written advice of its legal advisors, shall have first determined that the failure to make such disclosure would be inconsistent with the fiduciary duties of the 4Front Board or such disclosure is otherwise required under applicable Law, provided, however, that, notwithstanding the 4Front Board shall be permitted to make such disclosure, the 4Front Board shall not be permitted to make a 4Front Change in Recommendation for Cannex, other than as permitted by Section 4.2(e) or the first sentence of this paragraph. Cannex and its counsel shall be given a reasonable opportunity to review and comment on the form and content of any such disclosure, recognizing that whether or not such comments are required by applicable Laws or the fiduciary duties of the 4Front Board, the form and content of such disclosure will be determined by 4Front, acting reasonably and upon the advice of outside legal counsel.

(i)

4Front acknowledges and agrees that each successive modification of any Acquisition Proposal shall constitute a new Acquisition Proposal for the purposes of this Section 4.2 (except that any Termination Fee payable by 4Front pursuant to the terms of this Agreement shall only be paid once).

(j)

4Front shall ensure that the officers, directors and employees of 4Front and its Subsidiaries and any investment bankers or other advisors or representatives retained by 4Front and/or its Subsidiaries in connection with the transactions contemplated by this Agreement are aware of the provisions of this Section 4.2, and 4Front shall be responsible for any action or inaction that would constitute a breach of this Section 4.2 by such officers, directors, employees, investment bankers, advisors or representatives as if such Persons or entities were direct Parties hereto.

(k)

If 4Front provides Cannex with the notice of an Acquisition Proposal contemplated in this Section 4.2 on a date that is less than seven (7) calendar days prior to the Nevada Holdco Meeting, if requested by Cannex, the Nevada Holdco Meeting will be adjourned to a date that is not less than seven (7) calendar days and not more than ten (10) calendar days after the date of such notice, provided, however, that the Nevada Holdco Meeting shall not be adjourned or postponed to a date later than the seventh (7th) Business Day prior to the Outside Date.

4.3	Bona Fide Attempts

The Transacting Parties acknowledge that certain of their respective officers and/or directors are frequently in contact with other industry members in various venues, including conventions and exploratory strategic partnership meetings. The Transacting Parties agree that Sections 4.1 and 4.2 are not to be understood to refer to casual or isolated discussions in various contexts in which directors and/or officers may find themselves, but to bona fide attempts by the Transacting Parties, their respective officers and/or directors or representatives to find, facilitate, assist, or otherwise facilitate an Acquisition Proposal (a “Bona Fide Attempt”).

Accordingly, for the benefit of the Transacting Parties and to avoid unnecessary misunderstandings, the Transacting Parties agree to the following notice and cure provisions related to alleged breaches of Sections 4.1 or 4.2:

(a)

If 4Front or Cannex has reason to believe a breach of Sections 4.1 or 4.2, respectively, has occurred, such Transacting Party must give notice to the other Transacting Party within three (3) calendar days, from the day such potential breach is discovered.

(b)

Upon receipt of such notice, the Transacting Party charged with breach may, within three (3) calendar days thereof, provide the alleging Party a valid board resolution or board minutes disclaiming any such breach as a Bona Fide Attempt. Provision of such board resolution or minutes shall serve to cure the alleged default.

4.4	Resulting Issuer Board

(a)

The Transacting Parties shall collectively review and agree upon, acting reasonably, the organizational and governing documents of the Resulting Issuer, including among other things, its articles and its notice of articles.

(b)	Such organizational and governing documents of the Resulting Issuer shall provide, among other things, that:

(i)	The Resulting Issuer Board shall be comprised of five (5) directors with the initial directors being the Board Nominees.

(ii)	Joshua Rosen will be the initial Chief Executive Officer of the Resulting Issuer and Leonid Gontmakher will be the initial Chief Operating Officer of the Resulting Issuer.

4.5	Convertible Securities/Debt Instruments

(a)

During the Interim Period and other than in connection with those Acquisitions described on Schedule “O” (which issuances, for certainty, shall not require consent), or the Pre-Arrangement Transactions or convertible securities outstanding on the date hereof, no Party shall have the right to issue additional securities or debt instruments exercisable or convertible for the equity securities of such Party without the prior written consent of the other Parties.

(b)

All Cannex Class A Share Options, Cannex Common Share Options, Cannex Warrants, Nevada Holdco Options, Nevada Holdco Warrants and Cannex Notes (in each case outstanding as at the Effective Time) shall be exchanged in accordance with the Plan of Arrangement.

(c)

As a result of the Pre-Arrangement Transactions, the U.S. Blocker Warrants shall automatically adjust in accordance with their terms into warrants to acquire Nevada Holdco Subordinate Voting Shares which warrants will be exchanged upon the BC Amalgamation for warrants of the Resulting Issuer to acquire the same number of Resulting Issuer Subordinate Voting Shares.

(d)

Notwithstanding this Section 4.5 or any other provision of this Agreement to the contrary, no Party shall have the right to issue additional securities or debt instruments pursuant to Section 4.5 if such issuance, viewed together with all of the transactions consummated in connection with the Business Combination, would materially and adversely impact the Intended Tax Treatment set forth in Section 2.15.

4.6	Access to Information

From the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to its terms, subject to compliance with applicable Law and the terms of any existing Contracts, each Party shall, and shall cause their respective representatives to afford to each other Party and to representatives of each other Party such access as each other Party may reasonably require at all reasonable times, including for the purpose of facilitating integration business planning, to their officers, employees, agents, properties, books, records and contracts, and shall furnish each other Party with all data and information as the other Party may reasonably request and the Parties acknowledge and agree that information furnished pursuant to this Section 4.6 shall be subject to the terms and conditions of the Confidentiality Agreement. Notwithstanding the foregoing, the Parties agree that to the extent that certain financings and acquisitions, pursuant to which a Party’s securities may be issued as consideration, may require a Party to disclose certain financial information contained in this Agreement, such disclosure may be made with notice to the other Transacting Parties.

4.7	Notices of Certain Events

(a)

Notwithstanding that during the Interim Period each Transacting Party shall be permitted to hire and manage employee compensation in the ordinary course of business, each Transacting Party must receive the prior written consent of the other Transacting Party prior to hiring any additional senior employees. Each Transacting Party further agrees that there shall not be any severance, bonuses, or salary increases that extend past completion of the Transaction granted to the Key Employees who are to sign employment agreements relating to the Resulting Issuer.

(b)

Each Transacting Party will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the earlier to occur of the termination of this Agreement pursuant to its terms and the Effective Time of any event or state of facts which occurrence or failure would, or would be likely to:

(i)

reasonably cause any of the conditions precedent as set forth in Article 3, to fail or be unsatisfied as of the time of the Effective Time and that would result in the failure of the conditions relating thereto in (A) with respect to Cannex, Sections 3.2(b); (B) with respect to 4Front, Sections 3.3(b) as the case may be; or

(ii)

result in the material failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Party hereunder prior to the Effective Time, provided, however, that the delivery of any notice pursuant to this Section 4.7(b) shall not limit or otherwise affect the remedies available hereunder to the Transacting Party receiving such notice.

(c)

No Party may elect not to complete the transactions contemplated hereby pursuant to the conditions set forth herein or any termination right arising therefrom under Section 5.2(a)(iii)(D), or Section 5.2(a)(iv)(D) and no payments are payable as a result of such termination pursuant to Section 5.3 unless, prior to the Effective Date, the Party intending to rely thereon has delivered a written notice to the Party who is alleged to have breached covenants, representations and warranties or other matters, specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Parties delivering such notice is asserting as the basis for the non-fulfilment or the applicable condition or termination right, as the case may be. If any such notice is delivered, provided that the Party who is alleged to have breached covenants, representations and warranties or other matters, is proceeding diligently to cure such matter and such matter is capable of being cured, no other Party may terminate this Agreement unless such matter shall not have been cured within 30 days after such notice was delivered.

4.8	Indemnification

(a)

Each Transacting Party agrees that all rights to indemnification, advancement of expenses and exculpation by either Cannex or 4Front now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Date an officer, director or manager of such Transacting Party or any of its Subsidiaries as provided in the constituent documents of such Transacting Party or its applicable Subsidiary, in each case as in effect on the date of this Agreement, or pursuant to any other Contract in effect on the date hereof and disclosed in the Schedules to this Agreement, shall be assumed by the Resulting Issuer or the applicable Subsidiary in the Business Combination, without further action, at the Effective Time and shall survive the Business Combination and shall remain in full force and effect in accordance with their terms, and, in the event that any proceeding is pending or asserted or any claim made during such period, until the final disposition of such proceeding or claim.

4.9	Acquisitions

(a)

Except for those Acquisitions described on Schedule “O”, a Transacting Party shall give prompt notice to the other Transacting Party at any time from the date hereof until the earlier to occur of the termination of this Agreement pursuant to its terms and the Effective Time, of any Acquisitions with an aggregate price in excess of US$1 million proposed to be consummated by such Transacting Party, and all such Acquisitions must be consented to in advance by the other Transacting Party, acting reasonably.

(b)

Notwithstanding the foregoing, no Transacting Party shall close an Acquisition (including those Acquisitions described on Schedule “O”) that would prevent the Section 351 Transactions from qualifying as tax-deferred transactions within the meaning of Section 351 of the Code.

ARTICLE 5

TERM, TERMINATION, AMENDMENT AND WAIVER

5.1	Term

This Agreement shall be effective from the date hereof until the earlier of (a) the Effective Time or (b) the termination of this Agreement in accordance with its terms.

5.2	Termination

(a)

This Agreement may be terminated at any time prior to the Effective Time (notwithstanding the Nevada Holdco Shareholder Approval, the Cannex Shareholder Approval, and/or approval by the Court, as applicable):

(i)	by mutual written agreement of the Parties;

(ii)	by Cannex or 4Front, if:

(A)

the Effective Time shall not have occurred on or before the Outside Date, except that the right to terminate this Agreement under this Section 5.2(a)(ii)(A) shall not be available to any Party whose failure to fulfill any of its obligations or whose breach of any of its representations and warranties under this Agreement has been a substantial cause of the failure of the Effective Time to occur by such Outside Date;

(B)

after the date hereof, there shall be enacted or made any applicable Law that makes consummation of the transactions contemplated in the Pre-Arrangement Agreements, the Continuance, or the Business Combination illegal or otherwise prohibited or enjoins Cannex or 4Front from consummating the transactions contemplated in the Pre-Arrangement Agreements, the Continuance, or the Business Combination and such applicable Law or enjoinment shall have become final and non-appealable;

(C)	after the date hereof, upon any Governmental Entity having notified any Party in writing that it will not permit the transactions contemplated by this Agreement to proceed, in whole or in part;

(D)

(I) a failure to perform any covenant on the part of any Party set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 3.1 not to be satisfied, and (II) the Transacting Party or Parties initiating such termination (x) shall have reasonably determined that such conditions are incapable of being satisfied by the Outside Date and (y) shall not then be in breach of this Agreement so as to cause any condition in Section 3.1 not to be satisfied;

(E)	Cannex Shareholder Approval shall not have been obtained at the Cannex Meeting in accordance with the Interim Order; or

(F)	Nevada Holdco Shareholder Approval shall not have been obtained at the Nevada Holdco Meeting in accordance with the Interim Order;

(iii)	by 4Front if:

(A)

prior to the Effective Time: (1) subject to Sections 4.1(e) and 4.1(g), the Cannex Board fails to recommend or withdraws, amends, modifies or qualifies, in a manner adverse to 4Front, or fails to publicly reaffirm its recommendation of the Cannex Component of the Business Combination and the other transactions contemplated hereby to which Cannex is a party within three (3) calendar days (and in any case prior to the Cannex Meeting) after having been requested in writing by 4Front, to do so (a “Cannex Change in Recommendation for 4Front”); (2) the Cannex Board shall have approved or recommended any Acquisition Proposal; or (3) Cannex shall have breached Section 4.1 in any material respect;

(B)

a breach of any representation or warranty of Cannex, BC Newco or Nevada Holdco set forth in Schedule “C”, Schedule “D” or Schedule “F”, respectively, or failure to perform any covenant or agreement on the part of Cannex, BC Newco or Nevada Holdco, set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 3.2(a) to Section 3.2(g) not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date, as reasonably determined by 4Front, and provided that 4Front is not then in breach of this Agreement so as to cause any condition in Section 3.2(a) to Section 3.2(g) not to be satisfied;

(C)

4Front has been notified in writing by Cannex of a Cannex Proposed Agreement in accordance with Section 4.1(e), and either: (i) 4Front does not deliver an amended Business Combination proposal within ten (10) Business Days of delivery of the Cannex Proposed Agreement to 4Front; or (ii) 4Front delivers amended Business Combination proposals pursuant to Section 4.1(f) but the Cannex Board reasonably determines following the conclusion of such ten (10) Business Day period, acting in good faith and in the proper discharge of its fiduciary duties, that the Acquisition Proposal provided in the Cannex Proposed Agreement continues to be a Superior Proposal in comparison to the amended Business Combination terms offered by 4Front;

(D)

it shall have notified the other Parties that it wishes to enter into a binding written agreement with respect to a Superior Proposal (other than a non-disclosure and standstill agreement permitted by Section 4.2(d)), subject to compliance with Section 4.2 in all material respects and provided that no termination under this Section 5.2(a)(iii)(D) shall be effective unless and until 4Front shall have paid to Cannex the amount required to be paid pursuant to Section 5.3;

(E)	there shall have occurred a Cannex Material Adverse Effect;

(F)

a Party has received notice of the existence of Cannex Dissenting Shareholders and/or Nevada Holdco Dissenting Shareholders who would hold more than 10% of the equity of the Resulting Issuer on an as-converted basis;

(G)	the Cannex Shares have been suspended from trading for longer than 30 days; or

(H)	the Cannex Shares have been de-listed from the CSE.

(iv)	by Cannex if:

(A)

prior to the Effective Time: (1) subject to Sections 4.2(e) and 4.2(g), the Nevada Holdco Board fails to recommend or withdraws, amends, modifies or qualifies, in a manner adverse to Cannex, or fails to publicly reaffirm its recommendation of the Business Combination and the other transactions contemplated hereby to which Nevada Holdco is a party within three (3) calendar days (and in any case prior to the Nevada Holdco Meeting) after having been requested in writing by Cannex, to do so (a “4Front Change in Recommendation for Cannex”); (2) the 4Front Board shall have approved or recommended any Acquisition Proposal; or (3) 4Front shall have breached Section 4.2 in any material respect;

(B)

a breach of any representation or warranty of 4Front, BC Newco or Nevada Holdco set forth in Schedule “E”, Schedule “D” or Schedule “F”, respectively, or failure to perform any covenant or agreement on the part of 4Front, BC Newco or Nevada Holdco, set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 3.3(a) to Section 3.3(g) not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date, as reasonably determined by 4Front, and provided that 4Front is not then in breach of this Agreement so as to cause any condition in Section 3.3(a) to Section 3.3(g) not to be satisfied;

(C)

Cannex has been notified in writing by 4Front of a 4Front Proposed Agreement in accordance with Section 4.2(e), and either: (i) Cannex, does not deliver an amended Business Combination proposal within ten (10) Business Days of delivery of the 4Front Proposed Agreement to Cannex; or (ii) Cannex, delivers amended Business Combination proposals pursuant to Section 4.2(f) but the 4Front Board reasonably determines following the conclusion of such ten (10) Business Day period, acting in good faith and in the proper discharge of its fiduciary duties, that the Acquisition Proposal provided in the 4Front Proposed Agreement continues to be a Superior Proposal in comparison to the amended Business Combination terms offered by Cannex;

(D)

it shall have notified the other Parties that it wishes to enter into a binding written agreement with respect to a Superior Proposal (other than a non-disclosure and standstill agreement permitted by Section 4.1(d)), subject to compliance with Section 4.1 in all material respects and provided that no termination under this Section 5.2(a)(iv)(D) shall be effective unless and until Cannex shall have paid to 4Front the amount required to be paid pursuant to Section 5.3;

(E)	there shall have occurred a 4Front Material Adverse Effect; or

(F)

a Party has received notice of the existence of Cannex Dissenting Shareholders and/or Nevada Holdco Dissenting Shareholders who would hold more than 5% of the equity of the Resulting Issuer on an as-converted basis.

(b)

The Transacting Party desiring to terminate this Agreement pursuant to this Section 5.2 (other than pursuant to Section 5.2(a)(i)) shall give notice of such termination to the other Transacting Party, specifying in reasonable detail the basis for such Transacting Party’s exercise of its termination right.

(c)

If this Agreement is terminated pursuant to this Section 5.2, this Agreement, and the Plan of Arrangement, shall become void and be of no further force or effect without liability of any Transacting Party or party (or any shareholder, director, officer, employee, agent, consultant or representative of such Transacting Party or party) to any other Transacting Party hereto or party thereto, except that the provisions of this Section 5.2(c), Section 5.3 and Article 6 and all related definitions set forth in Section 1.1 shall survive any termination hereof pursuant to Section 5.2.

5.3	Expenses and Termination Fees

(a)

Except as otherwise provided herein, all fees, costs and expenses incurred in connection with this Agreement and the Plan of Arrangement shall be paid by the Transacting Party incurring such fees, costs or expenses.

(b)	For the purposes of this Agreement, “Cannex Termination Fee Event” means the termination of this Agreement:

(i)

by 4Front pursuant to Section 5.2(a)(iii)(A) (but not including a termination by 4Front pursuant to Section 5.2(a)(iii)(A) in circumstances where the Cannex Change in Recommendation for 4Front resulted from the occurrence of a 4Front Material Adverse Effect), or Section 5.2(a)(iii)(C), in either case, prior to the Cannex Meeting; or

(ii)	by Cannex pursuant to Section 5.2(a)(iv)(D).

If a Cannex Termination Fee Event occurs pursuant to Section 5.3(b)(i) or Section 5.3(b)(ii), Cannex shall pay the Termination Fee to 4Front (or as directed by 4Front), by wire transfer of immediately available funds, prior to or simultaneously with the termination of this Agreement.

(c)	For the purposes of this Agreement, “4Front Termination Fee Event” means the termination of this Agreement:

(i)

by Cannex pursuant to Section 5.2(a)(iv)(A) (but not including a termination by Cannex pursuant to Section 5.2(a)(iv)(A) in circumstances where the 4Front Change in Recommendation for Cannex resulted from the occurrence of a Cannex Material Adverse Effect), or Section 5.2(a)(iv)(C), in either case, prior to the Nevada Holdco Meeting; or

(ii)	by 4Front pursuant to Section 5.2(a)(iii)(D).

If a 4Front Termination Fee Event occurs pursuant to Section 5.3(c)(i) or Section 5.3(c)(ii), 4Front shall pay the Termination Fee to Cannex by wire transfer of immediately available funds prior to or simultaneously with the Termination of this Agreement.

(d)

For clarity, the Termination Fee shall only be paid once pursuant to this Section 5.3. Each of the Parties acknowledges that the agreements contained in this Section 5.3 are an integral part of the transactions contemplated in this Agreement and that, without those agreements, the Parties would not enter into this Agreement. Each Transacting Party acknowledges that all of the payment amounts set out in this Section are payments in consideration for the disposition or rights under this Agreement and represent payments of liquidated damages which are a genuine pre-estimate of the damages, which the Transacting Party entitled to such damages will suffer or incur as a result of the event giving rise to such payment and the resultant termination of this Agreement and are not penalties. Each of Cannex and 4Front irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive. For greater certainty, each Transacting Party agrees that, upon any termination of this Agreement under circumstances where Cannex or 4Front is entitled to its respective proportion of the Termination Fee as set forth herein and such respective portion of the Termination Fee is paid in full, Cannex or 4Front, as the case may be, shall be precluded from any other remedy against the other Parties at Law or in equity or otherwise (including, without limitation, an order for specific performance), and shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the other Parties or any of their respective Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective representatives in connection with this Agreement or the transactions contemplated hereby, provided, however that payment by a Transacting Party of the Termination Fee shall not be in lieu of any damages or any other payment or remedy available in the event of any willful or intentional breach by such Transacting Party of any of its obligations under this Agreement.

5.4	Amendment

Subject to the provisions of the Interim Order, the Plan of Arrangement and applicable Laws, this Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Nevada Holdco Meeting and the Cannex Meeting but not later than the Effective Time, be amended by mutual written agreement of all of the Parties and any such amendment may without limitation:

(a)	change the time for performance of any of the obligations or acts of the Parties;

(b)	waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(c)	waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the Parties; and

(d)	waive compliance with or modify any mutual conditions precedent herein contained.

5.5	Waiver

Any Party may (a) extend the time for the performance of any of the obligations or acts of another Party, (b) waive compliance, except as provided herein, with any of another Party’s agreements or the fulfilment of any conditions to its own obligations contained herein, or (c) waive inaccuracies in any of the other Party’s representations or warranties contained herein or in any document delivered by such other Party; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed by all other Parties whose obligations are not being extended or waived and, unless otherwise provided in the written waiver, will be limited to the specific breach or condition waived.

ARTICLE 6

GENERAL PROVISIONS

6.1	Excluded Claims

While certain states in the United States have adopted Laws which authorize certain activities with relation to cannabis and marijuana, 21 U.S.C. § 841(A)(I) of The United States Federal Controlled Substances Act 21 USC § 811 (“CSA”) continues to make the manufacture, distribution, or possession with intent to distribute marijuana illegal under United States federal law. The U.S. federal government regulates marijuana possession and use through the CSA, which classifies “marijuana” as a Schedule “I” controlled substance. U.S. federal law prohibits physicians from dispensing a Schedule “I” controlled substance, including marijuana, by prescription. The CSA makes it a crime, among other things, to possess and use marijuana even for medical reasons. In Gonzales v. Raich, found at 545 U.S. 1 (2005), the U.S. Supreme Court recognized the authority of the U.S. federal government to prohibit marijuana for all purposes, even medical ones, despite valid state laws authorizing the medical use of marijuana. Therefore even though these certain states authorize the cultivation, distribution and sale of medical marijuana, this in no way impairs the ability of the federal government to seek civil and criminal sanctions against any individual or entity that in any manner contemplated by the CSA participates in a state legalized marijuana business. Any asserted claim or demand, arising specifically related to any United States federal law relating specifically and only to marijuana in any fashion, whether by cultivation, production, distribution, sale or otherwise, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, ordinance or regulation, common law or otherwise, relating to or arising out of any of the foregoing matters or issues, including without limitation any enforcement of U.S. federal laws or statues (and any related administrative rules or regulations), whether now or hereinafter existing, to the extent not consistent with applicable state Laws, is referred to herein as an “Excluded Federal Claim”. The foregoing means that each of the Parties could be subject to civil forfeiture of assets or could face criminal penalties. Additionally, the foregoing means that all of the representations and warranties made herein with respect to compliance with any law are specifically qualified and limited by the fundamental nature of the Parties’ business which is not in compliance with U.S. federal law or that becomes subject to any Excluded Federal Claims. For the avoidance of doubt, United States federal claims which are not directly made in respect of violations of federal marijuana law such as, and without limiting the generality of the foregoing, claims made for violations of United States federal environmental, labor, safety, employment, or other Laws or regulations shall not be deemed Excluded Federal Claims.

6.2	Notices

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given and received on the day it is delivered, provided that it is delivered on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if notice is delivered after 5:00 p.m. local time or if such day is not a Business Day then the notice shall be deemed to have been given and received on the next Business Day. Notice shall be sufficiently given if delivered (either in Person, by courier service or other personal method of delivery), or if transmitted by electronic means (by electronic mail, or other similar method of delivery, provided that in the case of delivery by electronic mail or similar method of delivery such delivery is confirmed by reply or “read receipt” or similar method) to the Parties at the following addresses (or at such other addresses as shall be specified by any Party by notice to the other given in accordance with these provisions):

(a)	if to Cannex:

Cannex Capital Holdings Inc.

1241 Alberni Street

Vancouver, BC V6E R4R

Canada

Attention:	Anthony Dutton, Chief Executive Officer
Email:

with a copy (which shall not constitute notice) to:

McMillan LLP

Royal Centre, Suite 1500

1055 West Georgia Street

P.O. Box 11117

Vancouver, BC V6E 4N7

Canada

Attention:	James Munro
Email:	james.munro@mcmillan.ca

(b)	if to 4Front, BC Newco or Nevada Holdco:

4Front Holdings LLC

5060 North 40th Street, Suite 120

Phoenix, AZ 85018

USA

Attention:	Joshua N. Rosen, Chief Executive Officer
Email:

with a copy (which shall not constitute notice) to:

Fasken Martineau DuMoulin LLP

333 Bay Street, Suite 2400

Toronto, ON MH 2T6

Canada

Attention:	Rubin Rapuch
Email:	rrapuch@fasken.com

and with a copy (which shall not constitute notice) to:

Snell & Wilmer L.L.P.

One Arizona Center

400 E. Van Buren Street, Suite 1900

Phoenix, AZ 85004-2202

USA

Attention:	Bahar A. Schippel and Jeffrey A. Scudder
Email:	bschippel@swlaw.com; jscudder@swlaw.com

6.3	Governing Law; Waiver of Jury Trial

This Agreement shall be governed, including as to validity, interpretation and effect, by the Laws of the Province of British Columbia and the Laws of Canada applicable therein. Each of the Parties hereby irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement and the Business Combination. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

6.4	Public Announcements

The Parties agree that there will be no additional public announcement or other disclosure of the Business Combination or of the matters dealt with herein unless they have been mutually agreed thereto by the Transacting Parties or unless otherwise required by applicable Law or by regulatory or CSE instrument, rule or policy based on the advice of counsel. If any Party is required by applicable Law or regulatory instrument, rule, or policy to make a public announcement with respect to the Business Combination, such Party hereto will provide as much notice to the other Parties as reasonably possible, including the proposed text of the announcement and shall use its commercially reasonable efforts to coordinate with the other Parties the content of such announcement, to the extent reasonably practicable.

6.5	Filings and Authorizations

Subject to Section 6.4 above, each of the Parties, as promptly as practicable after the execution of this Agreement, will use their commercially reasonable efforts to make, or cause to be made, all such filings and submissions under applicable Law, as may be required for it to consummate the Business Combination in accordance with the terms of this Agreement. Without limiting any other obligations of the Parties hereunder, the Parties will use their commercially reasonable efforts to coordinate and cooperate with one another in exchanging such information and supplying such assistance as may be reasonably requested by each in connection with the foregoing, including providing each other with all notices and information supplied to or filed with any Governmental Entity (except for notices and information which the Parties, in each case acting reasonably, considers highly confidential and sensitive which may be filed on a confidential basis), and all notices and correspondence received from any Governmental Entity.

6.6	Injunctive Relief

Subject to Section 5.3, the Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties agree that, in the event of any breach or threatened breach of this Agreement by a Party, the non-breaching Party will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, and the Parties shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at Law. Subject to Section 5.3, such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at Law or equity to each of the Parties. In any action to enforce the terms of this Agreement, including any action for equitable relief or to recover damages for any violations herein, it shall not be a defense, and no Party shall assert any claim, cause of action, defense, legal or equitable remedy (including rescission), or theory that any provision of this Agreement is invalid, non-binding, unenforceable or illegal on the basis that U.S. federal law may restrict or prohibit the activities and transactions contemplated hereby that involve cannabis, or products relating thereto, and the parties hereby waive all such claims, causes of action, defenses, remedies, and theories, to the extent permitted under federal U.S. law and applicable Law.

6.7	Time of Essence

Time shall be of the essence in this Agreement.

6.8	Entire Agreement, Binding Effect and Assignment

This Agreement (including the exhibits and schedules hereto and the Cannex Disclosure Letter, and 4Front Disclosure Letter), as well as the Contemporaneous Agreements, constitute the entire agreement, and supersede all other prior agreements, representations, warranties and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof and, except as expressly provided herein (including under and for those referenced in 4.8 (Indemnification), and 6.9 (No Liability), this Agreement is not intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either of the Parties without the prior written consent of the other Parties. This Agreement shall enure to the benefit of the Parties and their respective successors and permitted assigns and shall be binding upon the Parties and their respective successors and permitted assigns.

6.9	No Liability

No director or officer of any of the Parties hereunder shall have any personal liability whatsoever to the other Parties under this Agreement, or any other document delivered in connection with the transactions contemplated hereby. This Agreement may only be enforced against, and any Action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any Action based on, in respect of or by reason of the transactions contemplated hereby.

6.10	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

6.11	Further Assurances

Each Party hereto shall, from time to time, and at all times hereafter, at the request of any other Party, but without further consideration, do, or cause to be done, all such other acts and execute and deliver, or cause to be executed and delivered, all such further agreements, transfers, assurances, instruments or documents as shall be reasonably required in order to fully perform and carry out the terms and intent hereof and the transactions contemplated hereby.

6.12	Counterparts; Execution

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

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IN WITNESS WHEREOF the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

4FRONT HOLDINGS LLC

By:	“Joshua N. Rosen”
Name: Joshua N. Rosen
Title: Director

1196260 B.C. LTD.

By:	“Joshua N. Rosen”
Name: Joshua N. Rosen
Title: Director

4FRONT CORP.

By:	“Joshua N. Rosen”
Name: Joshua N. Rosen
Title: Director

CANNEX CAPITAL HOLDINGS INC.

By:	“Anthony Dutton”
Name: Anthony Dutton
Title: CEO

SCHEDULE “A”

PLAN OF ARRANGEMENT

Please see attached.

UNDER SECTION 288 OF THE

BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Plan of Arrangement, unless the context otherwise requires, capitalized terms used but not defined shall have the meanings ascribed to them below:

“4Front” means 4Front Holdings, LLC, a limited liability company existing under the Laws of the State of Delaware;

“Affected Person” has the meaning ascribed thereto in Section 5.4 of this Plan of Arrangement;

“BC Amalgamation” means the statutory amalgamation of Nevada Holdco and BC Newco pursuant to Section 269 of the BCBCA and this Plan of Arrangement, with the Resulting Issuer as the successor corporation;

“BCBCA” means the Business Corporations Act (British Columbia), and the regulations made thereunder, as now in effect and as such act and regulations may be promulgated or amended from time to time;

“BC Newco” means 1196260 B.C. Ltd., a corporation existing under the BCBCA;

“BC Newco Shares” means the issued and outstanding common shares of BC Newco;

“Board Nominees” means Joshua Rosen, Leo Gontmakher, Anthony Dutton, Eric Rey and David Daily;

“Broker” has the meaning ascribed thereto in Subsection 5.4(a);

“Business Combination” means the business combination under the provisions of Section 288 of the BCBCA on the terms and subject to the conditions set out herein, subject to any amendments or variations thereto made in accordance with Section 5.4 of the Business Combination Agreement or this Plan of Arrangement or made at the direction of the Court in the Final Order (provided that any such amendment or variation is acceptable to the Transacting Parties, each acting reasonably);

“Business Combination Agreement” means the business combination agreement dated as of March 1, 2019 among 4Front, Nevada Holdco, BC Newco and Cannex, as the same may be amended, amended and restated or supplemented prior to the Effective Date;

“Business Day” means any day, other than a Saturday, a Sunday or a statutory or civic holiday in any of Vancouver, British Columbia; Toronto, Ontario; or Phoenix, Arizona;

“Cannex” means Cannex Capital Holdings Inc., a corporation existing under the BCBCA;

“Cannex Class A Share Option Plan” means the stock option plan of Cannex for the purchase of Cannex Class A Shares, approved by Cannex Shareholders on January 30, 2018;

“Cannex Class A Share Options” means the options to purchase Cannex Class A Shares pursuant to the Cannex Class A Share Option Plan;

“Cannex Class A Shares” means the Class A convertible restricted voting shares in the capital of Cannex;

“Cannex Common Share Option Plan” means the stock option plan of Cannex for the purchase of Cannex Common Shares, approved by Cannex Shareholders on January 30, 2018;

“Cannex Common Share Options” means the options to purchase Cannex Common Shares pursuant to the Cannex Common Share Option Plan;

“Cannex Common Shares” means the common shares in the capital of Cannex;

“Cannex Component of the Business Combination” means the part of this Plan of Arrangement that entails the Cannex Share Exchange, the Cannex Warrant Exchange, the Cannex Note Exchange, the Cannex Option Exchange, the Cannex Windup and the CCGI Windup;

“Cannex Component of the Business Combination Resolution” means collectively (i) the special resolution of the Cannex Shareholders approving the Cannex Component of the Business Combination which is to be considered at the Cannex Meeting; and (ii) the resolution of the shareholders of Cannex providing minority approval, as defined and contemplated in OSC Rule 56-501 and as contemplated in NI 41-101, approving the Business Combination and this Plan of Arrangement which is to be considered at the Cannex Meeting;

“Cannex Dissent Rights” means the rights of dissent exercisable by the Cannex Shareholders in respect of the Cannex Component of the Business Combination pursuant to Section 238 of the BCBCA, as modified by Article 4 of this Plan of Arrangement and the Interim Order;

“Cannex Dissenting Shareholder” means a registered Cannex Shareholder who duly exercises its Cannex Dissent Rights with respect to the Cannex Component of the Business Combination, and who has not withdrawn or been deemed to have withdrawn such exercise of Cannex Dissent Rights;

“Cannex Dissenting Shares” means Cannex Shares held by a Cannex Dissenting Shareholder who has demanded and perfected Cannex Dissent Rights in respect of its Cannex Shares in accordance with Article 4 of this Plan of Arrangement and the Interim Order and who, as of the Effective Time, has not effectively withdrawn or lost such Cannex Dissent Rights;

“Cannex Escrow Fund” means the funds deposited in an escrow account by Cannex prior to the Effective Time out of its available cash to fund the fair value payment payable to the Cannex Dissenting Shareholders, if any;

“Cannex GG Warrantholders” means Gotham Green Fund 1, L.P., Gotham Green Fund 1 (Q), L.P., and Gotham Green Credit Partners SPV 2, L.P.;

“Cannex GG Warrants” means the warrants to acquire Cannex Shares issued by Cannex to the Cannex GG Warrantholders on November 21, 2018;

“Cannex Letter of Transmittal” means the letter of transmittal to be forwarded by Cannex to Cannex Shareholders together with the management information circular or such other equivalent form of letter of transmittal acceptable to the Parties acting reasonably;

“Cannex Meeting” means the special meeting of Cannex Shareholders, including any adjournment or postponement thereof, to be called and held for the purpose of obtaining the approval of the Cannex Component of the Business Combination Resolution, the Resulting Issuer Equity Incentive Plans, and other related matters, in accordance with the Interim Order, as applicable;

“Cannex Note Exchange” means the issuance of Resulting Issuer Notes to the Cannex Noteholders in exchange for the Cannex Notes;

“Cannex Noteholders” means Gotham Green Fund 1, L.P., Gotham Green Fund 1 (Q), L.P., and Gotham Green Credit Partners SPV 2, L.P.;

“Cannex Notes” means the senior secured convertible notes issued by Cannex on November 21, 2018 to the Cannex Noteholders in the aggregate principal amount of US$32,000,000;

“Cannex Option Exchange” means the exchange of Cannex Common Share Options for Resulting Issuer Replacement Options for Subordinate Voting Shares and Cannex Class A Share Options for Resulting Issuer Replacement Options for Proportionate Voting Shares in accordance with the Cannex Option Exchange Ratio;

“Cannex Option Exchange Ratio” means one Resulting Issuer Replacement Option for Subordinate Voting Share for each Cannex Common Share Option and one Resulting Issuer Replacement Option for Proportionate Voting Shares for each Cannex Class A Share Option;

“Cannex Option Plans” means the Cannex Class A Share Option Plan and the Cannex Common Share Option Plan;

“Cannex Optionholders” means the holders of Cannex Options;

“Cannex Options” means the Cannex Common Share Options and the Cannex Class A Share Options;

“Cannex PP Warrantholders” means the holders of the Cannex PP Warrants;

“Cannex PP Warrants” means the warrants to acquire 25,762,215 Cannex Common Shares issued by Cannex by private placement on March 13, 2018;

“Cannex Share Exchange” means the exchange of Cannex Common Shares and Cannex Class A Shares for Resulting Issuer Subordinate Voting Shares and Resulting Issuer Proportionate Voting Shares, respectively, in accordance with the Cannex Share Exchange Ratio;

“Cannex Share Exchange Ratio” means one Resulting Issuer Subordinate Voting Share for each Cannex Common Share and one Resulting Issuer Proportionate Voting Share for each 80 Cannex Class A Shares;

“Cannex Shareholders” means the holders of Cannex Shares;

“Cannex Shares” means the Cannex Common Shares and the Cannex Class A Shares;

“Cannex Warrant Exchange” means the issuance to each Cannex PP Warrantholder of one Resulting Issuer PP Warrant for each Cannex PP Warrant held thereby and the issuance to each Cannex GG Warrantholder of one Resulting Issuer GG Warrant for each Cannex GG Warrant held thereby;

“Cannex Warrantholders” means the holders of Cannex GG Warrants and Cannex PP Warrants;

“Cannex Warrants” means the Cannex GG Warrants and Cannex PP Warrants;

“Cannex Windup” means the conveyance of the assets of Cannex to the Resulting Issuer and the assumption of the liabilities of Cannex by the Resulting Issuer in connection with the winding up of Cannex, done in accordance with subsection 88(1) of the Tax Act;

“CCGI” means Cannex Capital Group Inc., a corporation existing under the BCBCA and the wholly-owned subsidiary of Cannex;

“CCGI Windup” means the conveyance of the assets of CCGI to Cannex and the assumption of the liabilities of CCGI by Cannex in connection with the winding up of CCGI, done in accordance with subsection 88(1) of the Tax Act;

“Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Consideration” means (in each case as set forth on, and subject to adjustment in accordance with, Schedule “N” to the Business Combination Agreement): (i) the consideration to be received by the Nevada Holdco Shareholders (other than Nevada Holdco Dissenting Shareholder(s), and other than the initial holder of Nevada Holdco common stock) pursuant to this Plan of Arrangement as consideration for the exchange of Nevada Holdco Shares for Resulting Issuer Subordinate Voting Shares, Resulting Issuer Proportionate Voting Shares and Resulting Issuer Multiple Voting Shares, as the case may be; (ii) the consideration to be received by Nevada Holdco Warrantholders pursuant to this Plan of Arrangement as consideration for the exchange of Nevada Holdco Warrants for Resulting Issuer NH Warrants; (iii) the consideration to be received by Nevada Holdco Optionholders pursuant to this Plan of Arrangement as consideration for the exchange of Nevada Holdco Options for Resulting Issuer NH Replacement Options; (iv) the consideration to be received by the Cannex Shareholders (other than Cannex Dissenting Shareholder(s)) pursuant to this Plan of Arrangement as consideration for the exchange of Cannex Shares for Resulting Issuer Subordinate Voting Shares and Resulting Issuer Proportionate Voting Shares, as the case may be, in accordance with the Cannex Share Exchange Ratio; (v) the consideration to be received by Cannex Warrantholders pursuant to this Plan of Arrangement as consideration for the exchange of Cannex Warrants for Resulting Issuer GG Warrants or Resulting Issuer PP Warrants, as applicable; (vi) the consideration to be received by Cannex Noteholders pursuant to this Plan of Arrangement as consideration for the exchange of Cannex Notes for Resulting Issuer Notes; and (vii) the consideration to be received by Cannex Optionholders pursuant to this Plan of Arrangement as consideration for the exchange of Cannex Options for Resulting Issuer Options;

“Continuance” means the continuance of Nevada Holdco from the jurisdiction of the State of Nevada to the Province of British Columbia pursuant to Section 302 of the BCBCA and Sections 92A.105 and 92A.195 of the NRS;

“Court” means the Supreme Court of British Columbia;

“CSE” means the Canadian Securities Exchange;

“Depository” means any one or more Canadian trust companies, banks or other financial institutions agreed to in writing by the Parties for the purpose of, among other things, (i) issuing certificates representing Resulting Issuer Subordinate Voting Shares, Resulting Issuer Proportionate Voting Shares or Resulting Issuer Multiple Voting Shares, as applicable, to former holders of Nevada Holdco Shares; (ii) exchanging certificates representing Cannex Shares for certificates representing Resulting Issuer Subordinate Voting Shares or Resulting Issuer Proportionate Voting Shares, as applicable; and (iii) exchanging certificates representing Cannex Warrants for Resulting Issuer Warrants, if required;

“Effective Date” means the date that 4Front and Cannex agree in writing will be the date upon which the Business Combination becomes effective or, in the absence of such agreement, three Business Days following the satisfaction or waiver of all conditions set out in Article 3 of the Business Combination Agreement (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where not prohibited, waiver of those conditions as of the Effective Date by the applicable party for whose benefit such conditions exist);

“Effective Time” means 12:01 a.m. on the Effective Date, or such other time as the Parties agree in writing;

“Final Order” means the final order of the Court pursuant to Section 291 of the BCBCA, in a form acceptable to Cannex and 4Front, each acting reasonably, approving the Business Combination, as such order may be amended by the Court (with the consent of Cannex and 4Front which consent shall not be unreasonably withheld, conditioned or delayed) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to Cannex and 4Front, each acting reasonably) on appeal;

“final proscription date” has the meaning ascribed thereto in Section 5.5 of this Plan of Arrangement;

“Governmental Entity” means: (a) any multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (b) any stock exchange, including the CSE; (c) any subdivision, agent, commission, board or authority of any of the foregoing; or (d) any quasi-governmental body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any jurisdiction, regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity;

“Initial BC Newco Shareholder” means the initial holder of the issued and outstanding BC Newco Shares;

“Interim Order” means the interim order of the Court contemplated by Section 2.2 of the Business Combination Agreement and made pursuant to Section 291 of the BCBCA, in a form acceptable to Cannex and 4Front, each acting reasonably, providing for, among other things, the calling and holding of the Nevada Holdco Meeting and the Cannex Meeting and, as the same may be amended by the Court (with the consent of Cannex and 4Front, each acting reasonably);

“In-The-Money Amount” in respect of a stock option means the amount, if any, by which the aggregate fair market value at that time of the securities subject to the option exceeds the aggregate exercise price of the option;

“Law” or “Laws” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, rulings, ordinances, Governmental Orders or other requirements, whether domestic or foreign, including but not limited to, all applicable requirements of federal, state, provincial and municipal, city, county or other local government laws, rules and regulations and guidelines regarding regulated medical and adult use cannabis businesses and activities, and the terms and conditions of any Permit of or from any Governmental Entity or self-regulatory authority (including the CSE), but excluding provisions of any U.S. federal laws or regulations applicable to cannabis, including the Controlled Substances Act, 21 U.S.C. 801 et. seq., or related federal law that prohibit the cultivation, processing, sale or possession of cannabis and provisions of U.S. federal law that may be violated due to the federal illegality of cannabis including, but not limited to U.S. federal money laundering laws (Title 18 U.S.C. § 1956 and § 1957), and the term “applicable” with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its Subsidiaries or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party and/or its Subsidiaries or its or their business, undertaking, property or securities;

“Liens” means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, encumbrances and adverse rights or claims, other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;

“Nevada Holdco” means 4Front Corp., a corporation organized and incorporated under the Laws of the State of Nevada, to effect the transactions contemplated in the Business Combination and Plan of Arrangement, until such time as such entity is continued to British Columbia upon the Continuance becoming effective, at which time, “Nevada Holdco” shall mean 4Front Corp., the company resulting from the Continuance and governed by the Laws of British Columbia;

“Nevada Holdco Business Combination Resolution” means collectively: (i) the special resolution of the Nevada Holdco Shareholders approving the Business Combination and this Plan of Arrangement which is to be considered at the Nevada Holdco Meeting; and (ii) the resolution of the shareholders of Nevada Holdco providing minority approval as defined in and contemplated by OSC Rule 56-501 and NI 41-101 approving the Business Combination and this Plan of Arrangement which is to be considered at the Nevada Holdco Meeting;

“Nevada Holdco Dissent Rights” means the rights of dissent exercisable by the Nevada Holdco Shareholders in respect of the Business Combination pursuant to Section 238 of the BCBCA, as modified by Article 4 of this Plan of Arrangement and the Interim Order and any contractual rights to dissent;

“Nevada Holdco Dissenting Shareholder” means a registered Nevada Holdco Shareholder who duly exercises its Nevada Holdco Dissent Rights with respect to the Business Combination, and who has not withdrawn or been deemed to have withdrawn such exercise of Nevada Holdco Dissent Rights;

“Nevada Holdco Dissenting Shares” means Nevada Holdco Shares held by a Nevada Holdco Dissenting Shareholder who has demanded and perfected Nevada Holdco Dissent Rights in respect of its Nevada Holdco Shares in accordance with Article 4 of this Plan of Arrangement and the Interim Order and who, as of the Effective Time, has not effectively withdrawn or lost such Nevada Holdco Dissent Rights;

“Nevada Holdco Letter of Transmittal” means any letter of transmittal to be forwarded by Nevada Holdco to Nevada Holdco Shareholders together with the management information circular or such other equivalent form of letter of transmittal acceptable to the Parties acting reasonably, if required;

“Nevada Holdco Meeting” means the special meeting of Nevada Holdco Shareholders, including any adjournment thereof, to be called and held for the purpose of obtaining the approval of the Continuance, the Nevada Holdco Business Combination Resolution, the Resulting Issuer Equity Incentive Plans, if required, and other related matters, in accordance with the Interim Order, as applicable;

“Nevada Holdco Multiple Voting Shares” means the class C multiple voting shares in the capital of Nevada Holdco, with substantially the same rights and restrictions as the Resulting Issuer Multiple Voting Shares;

“Nevada Holdco Optionholders” means the holders of Nevada Holdco Options;

“Nevada Holdco Options” means the issued and outstanding options to acquire Nevada Holdco Proportionate Voting Shares immediately prior to the Effective Time;

“Nevada Holdco Proportionate Voting Shares” means the class B proportionate voting shares in the capital of Nevada Holdco, with substantially the same rights and restrictions as the Resulting Issuer Proportionate Voting Shares;

“Nevada Holdco Shareholders” means the holders of Nevada Holdco Shares;

“Nevada Holdco Shares” means, collectively, the issued and outstanding Nevada Holdco Subordinate Voting Shares, Nevada Holdco Proportionate Voting Shares and Nevada Holdco Multiple Voting Shares;

“Nevada Holdco Subordinate Voting Shares” means the class A subordinate voting shares in the capital of Nevada Holdco, with substantially the same rights and restrictions as the Resulting Issuer Subordinate Voting Shares;

“Nevada Holdco Warrantholders” means the holders of Nevada Holdco Warrants;

“Nevada Holdco Warrants” means the issued and outstanding warrants to acquire Nevada Holdco Subordinate Voting Shares immediately prior to the Effective Time;

“NI 41-101” means National Instrument 41-101—General Prospectus Requirements;

“NRS” means the Nevada Revised Statutes and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“OSC Rule 56-501” means Ontario Securities Commission Rule 56-501—Restricted Shares;

“Outside Date” means May 31, 2019, or such later date as may be agreed to in writing by the Parties;

“Parties” means 4Front, Nevada Holdco, BC Newco and Cannex, and “Party” means any of them;

“Permit” means any license, permit, certificate, consent, grant, approval, agreement, classification, restriction, registration, filing, notification or other authorization of, to, from or required by any Governmental Entity, including, but not limited to, all licenses, permits, and approvals necessary and required by applicable state, provincial and municipal Governmental Entities for the conduct of regulated medical and adult use cannabis businesses and activities;

“Person” includes an individual, firm, trust, partnership, association, body corporate, unlimited liability corporation, joint venture, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity or group of Persons, whether or not having legal status;

“Registrar” means the Registrar of Companies appointed under Section 400 of the BCBCA;

“Resulting Issuer” means 4Front Ventures Corp., the successor corporation under the BC Amalgamation following the completion of the transactions contemplated by the Business Combination and this Plan of Arrangement, with such corporation being the indirect parent entity of 4Front;

“Resulting Issuer Equity Incentive Plans” means Resulting Issuer Proportionate Share Equity Incentive Plan and the Resulting Issuer Subordinate Share Equity Incentive Plan;

“Resulting Issuer GG Warrants” means the warrants to acquire Resulting Issuer Proportionate Voting Shares to be issued by the Resulting Issuer to the Cannex GG Warrantholders;

“Resulting Issuer Multiple Voting Shares” means the class C multiple voting shares in the capital of the Resulting Issuer, with the rights and restrictions as set forth in Schedule “K” to the Business Combination Agreement;

“Resulting Issuer NH Replacement Options” means the options to acquire Resulting Issuer Proportionate Voting Shares to be issued to holders of Nevada Holdco Options;

“Resulting Issuer NH Warrants” means the warrants to acquire Resulting Issuer Subordinate Voting Shares to be issued by the Resulting Issuer to the Nevada Holdco Warrantholders;

“Resulting Issuer Notes” means the senior secured convertible notes to be issued by the Resulting Issuer to the Cannex Noteholders in the aggregate principal amount of US$32,000,000 in the form agreed upon between the Transacting Parties, acting reasonably;

“Resulting Issuer PP Warrants” means the warrants to acquire Resulting Issuer Subordinate Voting Shares to be issued by the Resulting Issuer to the Cannex PP Warrantholders;

“Resulting Issuer Proportionate Share Equity Incentive Plan” means the equity incentive plan of the Resulting Issuer for Resulting Issuer Proportionate Shares, the form of which is to be agreed upon between the Transacting Parties, each acting reasonably, and acceptable to the CSE and which is to be approved at each of the Nevada Holdco Meeting and the Cannex Meeting;

“Resulting Issuer Proportionate Voting Shares” means the class B proportionate voting shares in the capital of the Resulting Issuer, with the rights and restrictions as set forth in Schedule “K” to the Business Combination Agreement;

“Resulting Issuer Replacement Options” means the Resulting Issuer Replacement Options for Proportionate Voting Shares and the Resulting Issuer Replacement Options for Subordinate Voting Shares;

“Resulting Issuer Replacement Options for Proportionate Voting Shares” means the options to acquire Resulting Issuer Proportionate Voting Shares to be issued by the Resulting Issuer pursuant to the Resulting Issuer Proportionate Share Equity Incentive Plan to holders of Cannex Class A Share Options by the Resulting Issuer pursuant to the Resulting Issuer Equity Incentive Plans, each of which options will reflect an adjustment to the number of shares underlying each option in accordance with the Cannex Share Exchange Ratio;

“Resulting Issuer Replacement Options for Subordinate Voting Shares” means the options to acquire Resulting Issuer Subordinate Voting Shares to be issued to holders of Cannex Common Share Options by the Resulting Issuer pursuant to the Resulting Issuer Subordinate Share Equity Incentive Plan;

“Resulting Issuer Shares” means, collectively, the Resulting Issuer Subordinate Voting Shares, the Resulting Issuer Proportionate Voting Shares and the Resulting Issuer Multiple Voting Shares;

“Resulting Issuer Subordinate Share Equity Incentive Plan” means the equity incentive plan of the Resulting Issuer for Resulting Issuer Subordinate Voting Shares, the form of which is to be agreed upon between the Transacting Parties, each acting reasonably, and acceptable to the CSE and which is to be approved at each of the Nevada Holdco Meeting and the Cannex Meeting;

“Resulting Issuer Subordinate Voting Shares” means the subordinate voting shares in the capital of the Resulting Issuer, with the rights and restrictions as set forth in Schedule “K” to the Business Combination Agreement;

“Resulting Issuer Warrants” means the Resulting Issuer GG Warrants, the Resulting Issuer PP Warrants and the Resulting Issuer NH Warrants;

“Subsidiary” has the meaning ascribed thereto in National Instrument 45-106—Prospectus Exemptions;

“Tax Act” means the Income Tax Act (Canada) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Transacting Parties” means Cannex and 4Front, and “Transacting Party” means either of them; and

“Withholding Obligation” shall have the meaning ascribed thereto in Section 5.4 of this Plan of Arrangement.

In addition, words and phrases used herein and defined in the BCBCA and not otherwise defined herein shall have the same meaning herein as in the BCBCA unless the context otherwise requires.

1.2	Interpretation Not Affected by Headings

For the purposes of this Plan of Arrangement, except as otherwise expressly provided:

(a)

“this Plan of Arrangement” means this Plan of Arrangement, including the recitals hereof, and not any particular Article, Section, Subsection or other subdivision or recital hereof, and includes any agreement, document or instrument entered into, made or delivered pursuant to the terms hereof, as the same may, from time to time, be supplemented or amended and in effect;

(b)

the words “hereof”, “herein”, “hereto” and “hereunder” and other word of similar import refer to this Plan of Arrangement as a whole and not to any particular Article, Section, Subsection, or other subdivision or recital hereof;

(c)

all references in this Plan of Arrangement to a designated “Article”, “Section”, “Subsection” or other subdivision or recital hereof are references to the designated Article, Section, Subsections or other subdivision or recital to, this Plan of Arrangement;

(d)

the division of this Plan of Arrangement into Articles, Sections, Subsections and other subdivisions or recitals and the insertion of headings and captions are for convenience of reference only and are not intended to interpret, define or limit the scope, extent or intent of this Plan of Arrangement or any provision hereof;

(e)

a reference to a statute in this Plan of Arrangement includes all regulations, rules, policies or instruments made thereunder, all amendments to the statute, regulations, rules, policies or instruments in force from time to time, and any statutes, regulations, rules, policies or instruments that supplement or supersede such statute, regulations, rules, policies or instruments;

(f)	the word “or” is not exclusive;

(g)	the word “including” is not limiting, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto; and

(h)	all references to “approval”, “authorization” or “consent” in this Plan of Arrangement means written approval, authorization or consent.

1.3	Number and Gender

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter.

1.4	Date for any Action

If the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5	Currency

Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of Canada and “$” refers to Canadian dollars.

1.6	Time

Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein are local time in British Columbia, Canada unless otherwise stipulated herein.

ARTICLE 2

BUSINESS COMBINATION AGREEMENT

2.1	Business Combination Agreement

This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Business Combination Agreement, except in respect of the sequence of the steps comprising the Business Combination, which shall occur in the order set forth herein.

ARTICLE 3

THE BUSINESS COMBINATION

3.1	Binding Effect

This Plan of Arrangement and the Business Combination shall, without any further act or formality required on the part of any Person, except as expressly provided herein, become effective at, and be binding at and after, the Effective Time on:

(a)	Nevada Holdco;

(b)	BC Newco;

(c)	Cannex;

(d)	the Resulting Issuer;

(e)	all registered and beneficial holders of BC Newco Shares;

(f)	all registered and beneficial holders of Nevada Holdco Shares, including Nevada Holdco Dissenting Shareholders;

(g)	all registered and beneficial holders of Nevada Holdco Warrants;

(h)	all registered and beneficial holders of Nevada Holdco Options;

(i)	all registered and beneficial holders of Cannex Shares, including Cannex Dissenting Shareholders;

(j)	all registered and beneficial holders of Cannex Options;

(k)	all registered and beneficial Cannex Warrantholders;

(l)	all registered and beneficial Cannex Noteholders;

(m)	all registered and beneficial holders of Resulting Issuer Shares;

(n)	all registered and beneficial holders of Resulting Issuer NH Replacement Options;

(o)	all registered and beneficial holders of Resulting Issuer Replacement Options;

(p)	all registered and beneficial holders of Resulting Issuer Warrants;

(q)	all registered and beneficial holders of Resulting Issuer Notes;

(r)	the registrar and transfer agent of the Resulting Issuer;

(s)	the Depositary; and

(t)	all other Persons served with notice of the final application to approve this Plan of Arrangement.

3.2	Arrangement

Subject to receipt of the Final Order, on the Effective Date, commencing at the Effective Time, the following events or transactions shall occur and be deemed to occur sequentially, in the following order, without any further act or formality required on the part of any Person, except as expressly provided herein:

(a)

each Nevada Holdco Dissenting Share held by a Nevada Holdco Dissenting Shareholder in respect of which a Nevada Holdco Shareholder has validly exercised his, her or its Nevada Holdco Dissent Right shall be deemed to be transferred by such Nevada Holdco Dissenting Shareholder to Nevada Holdco (free and clear of any Liens of any nature whatsoever) in accordance with and for the consideration set forth in Article 4 hereof, and such Nevada Holdco Dissenting Shareholder shall cease to be a holder of such Nevada Holdco Share and his, her or its name shall be removed from the central securities register of Nevada Holdco as a holder of a Nevada Holdco Dissenting Share. Such Nevada Holdco Dissenting Shareholder shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer such Nevada Holdco Dissenting Shares to Nevada Holdco in accordance with this Subsection. Nevada Holdco shall be the holder of all of the Nevada Holdco Dissenting Shares transferred in accordance with this Subsection and such Nevada Holdco Shares will be cancelled and the central securities register of Nevada Holdco shall be revised accordingly;

(b)

one minute after 3.2(a) above, each Cannex Dissenting Share held by a Cannex Dissenting Shareholder in respect of which a Cannex Shareholder has validly exercised his, her or its Cannex Dissent Right shall be deemed to be transferred by such Cannex Dissenting Shareholder to Cannex (free and clear of any Liens of any nature whatsoever) in accordance with and for the consideration set forth in Article 4 hereof, and such Cannex Dissenting Shareholder shall cease to be a holder of such Cannex Share and his, her or its name shall be removed from the central securities register of Cannex as a holder of a Cannex Dissenting Share. Such Cannex Dissenting Shareholder shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer such Cannex Dissenting Shares to Cannex in accordance with this Subsection. Cannex shall be the holder of all of the Cannex Dissenting Shares transferred in accordance with this Subsection and such Cannex Shares will be cancelled and the central securities register of Cannex shall be revised accordingly;

(c)	one minute after 3.2(b) above, BC Newco and Nevada Holdco shall amalgamate to form the Resulting Issuer, with the same effect as if they had amalgamated under Section 269 of the BCBCA;

(i)

without limiting the generality of 3.2(c) above, BC Newco and Nevada Holdco shall amalgamate and continue as one company, the Resulting Issuer, under the terms and conditions prescribed in this Plan of Arrangement;

(ii)	the property, rights and interests of each of BC Newco and Nevada Holdco shall continue to be the property, rights and interests of the Resulting Issuer;

(iii)	the Resulting Issuer shall continue to be liable for the obligations of each of BC Newco and Nevada Holdco;

(iv)

the Resulting Issuer shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against either BC Newco or Nevada Holdco before the BC Amalgamation has become effective;

(v)	a conviction against, or a ruling, order or judgment in favour of or against, either BC Newco or Nevada Holdco may be enforced by or against the Resulting Issuer;

(vi)	the board of directors of the Resulting Issuer shall be comprised of a minimum of three and a maximum of 10 directors and the initial five directors of the Resulting Issuer will be the Board Nominees;

(vii)

the notice of articles and articles of the Resulting Issuer shall be substantially in the form of the notice of articles and articles of Nevada Holdco following the Continuance and the registered office of the Resulting Issuer shall be the registered office of Nevada Holdco following the Continuance;

(viii)

each BC Newco Share held by a holder thereof will be cancelled and the holder’s name shall be removed from the register of holders of such BC Newco Shares, and in consideration therefor, the holder thereof shall receive a fully paid and non-assessable Resulting Issuer Subordinate Voting Share on the basis of one Resulting Issuer Subordinate Voting Share for each BC Newco Share and the registered holder thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to exchange such BC Newco Share in accordance herewith;

(ix)

each Nevada Holdco Subordinate Voting Share, Nevada Holdco Proportionate Voting Share and Nevada Holdco Multiple Voting Share held by a Nevada Holdco Shareholder will be cancelled and the holder’s name shall be removed from the register of holders of such Nevada Holdco Subordinate Voting Share, Nevada Holdco Proportionate Voting Share and Nevada Holdco Multiple Voting Share, respectively, and in consideration therefor, the holder thereof shall receive a Resulting Issuer Subordinate Voting Share, Resulting Issuer Proportionate Voting Share or Resulting Issuer Multiple Voting Share, as the case may be, upon the BC Amalgamation on the basis of one Resulting Issuer Subordinate Voting Share, Resulting Issuer Proportionate Voting Share and Resulting Issuer Multiple Voting Share for each Nevada Holdco Subordinate Voting Share, Nevada Holdco Proportionate Voting Share and Nevada Holdco Multiple Voting Share, respectively, and the registered holder of the Nevada Holdco Shares shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to exchange such Nevada Holdco Shares in accordance herewith;

(x)

the amounts added to the stated capital of the Resulting Issuer Subordinate Voting Shares, Resulting Issuer Proportionate Voting Shares and Resulting Issuer Multiple Voting Shares shall be amounts equal to the paid-up capital (as that term is used for purposes of the Tax Act) of the corresponding class of Nevada Holdco Shares (other than the Nevada Holdco Shares held by Nevada Holdco Dissenting Shareholders) immediately prior to the Effective Time, and an additional amount equal to the paid-up capital of the BC Newco Shares immediately prior to the Effective Time shall be added to the stated capital of the Resulting Issuer Subordinate Voting Shares;

(xi)

each Nevada Holdco Warrant shall be and shall be deemed to be terminated and cancelled and each holder of Nevada Holdco Warrants shall be entitled to receive, from the Resulting Issuer, a Resulting Issuer NH Warrant in exchange for the termination of the rights and release of claims in respect of each Nevada Holdco NH Warrant terminated and cancelled. Each Resulting Issuer NH Warrant shall be exercisable into a Resulting Issuer Subordinate Voting Share and the exercise price per Resulting Issuer NH Warrant shall be adjusted accordingly, and any document evidencing a Nevada Holdco Warrant shall thereafter evidence and be deemed to evidence such Resulting Issuer NH Warrant. Except as explicitly provided herein, all terms and conditions of a Resulting Issuer NH Warrant, including the term to expiry, conditions to and manner of exercising, will be the same as those of the corresponding Nevada Holdco Warrant for which it was exchanged, and shall be governed by the terms of the Resulting Issuer NH Warrant and the former holder of such Nevada Holdco Warrants will cease to be the holder thereof or to have any rights as a holder of such Nevada Holdco Warrants; and

(xii)

each Nevada Holdco Option shall be terminated and cancelled and each holder of Nevada Holdco Options shall be entitled to receive, from the Resulting Issuer, Resulting Issuer NH Replacement Options in exchange for the termination of the rights and release of claims in respect of each Nevada Holdco Option terminated and cancelled. Each Resulting Issuer NH Replacement Option shall be exercisable into a Resulting Issuer Proportionate Voting Share. Such Resulting Issuer NH Replacement Options shall provide for an exercise price per Resulting Issuer NH Replacement Option (rounded up to the nearest whole cent) equal to the exercise price per Nevada Holdco Option, and any document evidencing a Nevada Holdco Option shall thereafter evidence and be deemed to evidence such Resulting Issuer NH Replacement Option for Proportionate Voting Shares. Except as explicitly provided herein, all terms and conditions of a Resulting Issuer NH Replacement Option, including the term to expiry, conditions to and manner of exercising, will be the same as those of the corresponding Nevada Holdco Option for which it was exchanged, and shall be governed by the terms of the Resulting Issuer Equity Incentive Plans, the former holder of such Nevada Holdco Options will cease to be the holder thereof or to have any rights as a holder of such Nevada Holdco Options, and the exchange shall not provide any optionee with any additional benefits as compared to those under his or her original Nevada Holdco Option. It is intended that subsection 7(1.4) of Tax Act and U.S. Treas. Reg. Secs. 1.424-1(a)(5) and 1.409A-1(b)(5)(v)(D), as applicable, apply to such exchange of Nevada Holdco Options. Accordingly, and notwithstanding the foregoing, if required, the exercise price of a Resulting Issuer NH Replacement Option will be increased such that the In-The-Money Amount of the Resulting Issuer NH Replacement Option immediately after the exchange does not exceed the In-The-Money Amount of the Nevada Holdco Option (or a fraction thereof) exchanged for such Resulting Issuer NH Replacement Option immediately before the exchange;

(d)

one minute after 3.2(c) above, each Resulting Issuer Share held by the Initial BC Newco Shareholder shall, without any further action by or on behalf of the Initial BC Newco Shareholder, be, and shall be deemed to be, canceled and the holder’s name shall be removed from the register of holders of such Resulting Issuer Share, and in consideration therefor, the holder thereof shall receive a cash payment for such Resulting Issuer Share equal to $1.00;

(e)	one minute after 3.2(d) above, the CCGI Windup shall be, and shall be deemed to be, effected;

(f)

one minute after 3.2(e) above, each Cannex Common Share and Cannex Class A Share outstanding immediately prior to the Effective Time, shall be and shall be deemed to be transferred to the Resulting Issuer by the applicable Cannex Shareholder and the holder’s name shall be removed from the register of holders of such Cannex Share, and in consideration therefor, the holder thereof shall receive fully paid and non-assessable Resulting Issuer Subordinate Voting Shares and Resulting Issuer Proportionate Voting Shares, respectively, on the basis of the Cannex Share Exchange Ratio (rounded down to the nearest whole number); and

(i)

each Cannex Shareholder shall cease to be the holder of such Cannex Shares and to have any rights as a holder of such Cannex Shares other than the right to the Resulting Issuers Shares pursuant to this Section 3.2(f);

(ii)	the Resulting Issuer shall be, and shall be deemed to be, the transferee of such Cannex Shares; and

(iii)	the Resulting Issuer and Cannex shall make the appropriate entries in their securities registers to reflect the matters referred to in Section 3.2(f);

(g)

concurrently with 3.2(f) above, each Cannex PP Warrant shall be and shall be deemed to be terminated and cancelled and each holder of Cannex PP Warrants shall be entitled to receive, from the Resulting Issuer, a Resulting Issuer PP Warrant in exchange for the termination of the rights and release of claims in respect of each Cannex PP Warrant terminated and cancelled. Each Resulting Issuer PP Warrant shall be exercisable for Resulting Issuer Subordinate Voting Shares based on the Cannex Share Exchange Ratio (such that, upon exercise, in lieu of each Cannex Share to which such holder was theretofore entitled upon such exercise and for the same aggregate consideration payable therefor, the holder shall receive Resulting Issuer Subordinate Voting Shares based on the Cannex Share Exchange Ratio). The Resulting Issuer PP Warrants shall provide for an exercise price per Resulting Issuer Warrant equal to the exercise price per Cannex PP Warrant, and any document evidencing a Cannex PP Warrant shall thereafter evidence and be deemed to evidence such Resulting Issuer PP Warrant. Except as explicitly provided herein, all terms and conditions of a Resulting Issuer PP Warrant to be issued in exchange for a Cannex PP Warrant, including the term to expiry, conditions to and manner of exercising, will be the same as those of the corresponding Cannex PP Warrant for which it was exchanged, and shall be governed by the terms of the Resulting Issuer PP Warrant and the former holder of such Cannex PP Warrants will cease to be the holder thereof or to have any rights as a holder of such Cannex PP Warrants;

(h)	concurrently with 3.2(f) above, the Cannex PP Warrants exchanged pursuant to Subsection 3.2(g) shall be cancelled without payment;

(i)

concurrently with 3.2(f) above, each Cannex GG Warrant shall be and shall be deemed to be terminated and cancelled and each holder of Cannex GG Warrants shall be entitled to receive, from the Resulting Issuer, a Resulting Issuer GG Warrant in exchange for the termination of the rights and release of claims in respect of each Cannex GG Warrant terminated and cancelled. Each Resulting Issuer GG Warrant shall be exercisable for Resulting Issuer Proportionate Voting Shares based on the Cannex Share Exchange Ratio and the exercise price per Resulting Issuer GG Warrant shall be adjusted accordingly (such that, upon exercise, in lieu of each Cannex Share to which such holder was theretofore entitled upon such exercise and for the same aggregate consideration payable therefor, the holder shall receive Resulting Issuer Proportionate Voting Shares based on the Cannex Share Exchange Ratio). All terms and conditions of the Resulting Issuer GG Warrant to be issued in exchange for a Cannex GG Warrant shall be governed by the terms of the certificate evidencing the Resulting Issuer GG Warrant and, upon exchange, the former holder of such Cannex GG Warrants will cease to be the holder thereof or to have any rights as a holder of such Cannex GG Warrants;

(j)	concurrently with 3.2(f) above, the Cannex GG Warrants exchanged pursuant to Subsection 3.2(i) shall be cancelled without payment;

(k)

concurrently with 3.2(f) above, each Cannex Note shall be and shall be deemed to be terminated and cancelled and each holder of Cannex Notes shall be entitled to receive, from the Resulting Issuer, a Resulting Issuer Note in exchange for the termination of the rights and release of claims in respect of each Cannex Note terminated and cancelled. Each Resulting Issuer Note shall be convertible into Resulting Issuer Proportionate Voting Shares in accordance with the Cannex Share Exchange Ratio (such that, upon conversion, in lieu of each Cannex Share to which such holder was theretofore entitled upon such conversion, the holder shall receive Resulting Issuer Proportionate Voting Shares based on the Cannex Share Exchange Ratio) and any document evidencing a Cannex Note shall thereafter cease and terminate and will be replaced by a Resulting Issuer Note. All terms and conditions of a Resulting Issuer Note, shall be governed by the terms of the certificate evidencing the Resulting Issuer Note, and the former holder of such Cannex Note will cease to be the holder thereof or to have any rights as a holder of such Cannex Note;

(l)	concurrently with 3.2(f) above, the Cannex Notes exchanged pursuant to Subsection 3.2(k) shall be cancelled without payment;

(m)

concurrently with 3.2(f) above, each Cannex Option shall be terminated and cancelled and each holder of Cannex Options shall be entitled to receive, from the Resulting Issuer, Resulting Issuer Replacement Options in exchange for the termination of the rights and release of claims in respect of each Cannex Option terminated and cancelled, on the basis of the Cannex Option Exchange Ratio (provided that if the foregoing would result in the issuance of a fraction of a Resulting Issuer Replacement Option, then the number of Resulting Issuer Replacement Options otherwise issued shall be rounded down to the nearest whole number). Such Resulting Issuer Replacement Options shall provide for an exercise price per Resulting Issuer Replacement Option (rounded up to the nearest whole cent) equal to the quotient obtained when: (i) the exercise price per Cannex Share that would otherwise be payable pursuant to the Cannex Option it replaces is divided by (ii) the Cannex Share Exchange Ratio, and any document evidencing a Cannex Option shall thereafter evidence and be deemed to evidence such Resulting Issuer Replacement Options. Except as explicitly provided herein, all terms and conditions of a Resulting Issuer Replacement Option, including the term to expiry, conditions to and manner of exercising, will be the same as those of the corresponding Cannex Option for which it was exchanged, and shall be governed by the terms of the applicable Resulting Issuer Equity Incentive Plan and the former holder of such Cannex Options will cease to be the holder thereof or to have any rights as a holder of such Cannex Options and the exchange shall not provide any optionee with any additional benefits as compared to those under his or her original Cannex Option. It is intended that subsection 7(1.4) of Tax Act and U.S. Treas. Reg. Secs. 1.424-1(a)(5) and 1.409A-1(b)(5)(v)(D), as applicable, apply to such exchange of Cannex Options. Accordingly, and notwithstanding the foregoing, if required, the exercise price of a Resulting Issuer Replacement Option will be increased such that the In-The-Money Amount of the Resulting Issuer Replacement Option immediately after the exchange does not exceed the In-The-Money Amount of the Cannex Option (or a fraction thereof) exchanged for such Resulting Issuer Replacement Option immediately before the exchange;

(n)	concurrently with 3.2(f) above, the Cannex Options exchanged pursuant to Subsection 3.2(m) shall be cancelled without payment; and

(o)	one minute after 3.2(f) above, the Cannex Windup shall be, and shall be deemed to be, effected;

provided that none of the foregoing events or transactions shall occur or be deemed to occur unless all of the foregoing occur or is deemed to occur.

3.3	Issuance of Additional Resulting Issuer Subordinate Voting Shares and Resulting Issuer Proportionate Voting Shares

(a)

Each holder of Resulting Issuer Replacement Options, Resulting Issuer NH Replacement Options, Resulting Issuer Notes, Resulting Issuer Warrants and Resulting Issuer NH Warrants shall be issued and shall receive, upon the exercise by such holder of such Resulting Issuer Replacement Options, Resulting Issuer NH Replacement Options, Resulting Issuer Notes, Resulting Issuer Warrants and Resulting Issuer NH Warrants in accordance with the terms thereof, Resulting Issuer Subordinate Voting Shares or Resulting Issuer Proportionate Voting Shares, as applicable.

(b)

Each holder of Resulting Issuer Proportionate Voting Shares, including holders of Resulting Issuer Replacement Options for Proportionate Voting Shares, Resulting Issuer NH Replacement Options, Resulting Issuer Notes, Resulting Issuer Warrants and Resulting Issuer NH Warrants that exercise or convert such shares, options, notes or warrants shall be issued and shall receive, upon the conversion or exercise by such holder of such Resulting Issuer Proportionate Voting Shares, Resulting Issuer Replacement Options, Resulting Issuer NH Replacement Options, Resulting Issuer Notes, Resulting Issuer Warrants or Resulting Issuer NH Warrants, as the case may be, in accordance with the special rights and restrictions attached to the Resulting Issuer Proportionate Voting Shares, Resulting Issuer Subordinate Voting Shares in accordance with the special rights and restrictions attached to the Resulting Issuer Proportionate Voting Shares.

(c)

Each holder of Resulting Issuer Multiple Voting Shares shall be issued and shall receive, upon the conversion by such holder of such Resulting Issuer Multiple Voting Shares in accordance with the special rights and restrictions attached to the Resulting Issuer Multiple Voting Shares, Resulting Issuer Subordinate Voting Shares in accordance with the special rights and restrictions attached to the Resulting Issuer Multiple Voting Shares.

3.4	Post-Effective Time Procedures

(a)

Following the receipt of the Final Order and prior to the Effective Date, the Resulting Issuer shall deliver or arrange to be delivered to the Depository such number of Resulting Issuer Proportionate Voting Shares, Resulting Issuer Subordinate Voting Shares and Resulting Issuer Multiple Voting Shares in certificated or book-entry form required to be issued.

(b)

Subject to the provisions of Article 5 hereof, and upon return of a properly completed and executed Nevada Holdco Letter of Transmittal or Cannex Letter of Transmittal, if applicable, by a registered former Nevada Holdco Shareholder or Cannex Shareholder, as the case may be, together with certificates, or in the case of shares in book-entry form or uncertificated form, an “agent’s message”, representing Nevada Holdco Shares or Cannex Shares and such other documents as the Depository may require, the Depositary shall deliver to former Nevada Holdco Shareholders and former Cannex Shareholders, as applicable, Resulting Issuer Proportionate Voting Shares, Resulting Issuer Subordinate Voting Shares, or Resulting Issuer Multiple Voting Shares, as the case may be, in accordance with the provisions of this Plan of Arrangement, in certificated or book-entry form to which they are entitled.

3.5	No Fractional Resulting Issuer Securities

In no event shall any Nevada Holdco Shareholder, Nevada Holdco Optionholder, Cannex Shareholder, Cannex Optionholder, Cannex Warrantholder, or Cannex Noteholder be entitled to a fractional security of the Resulting Issuer. Where the aggregate number of securities of the Resulting Issuer to be issued under this Business Combination would result in a fraction of securities of the Resulting Issuer being issuable, the number of securities of the Resulting Issuer to be received shall be rounded down to the nearest whole Resulting Issuer Share or other Resulting Issuer security, as the case may be, except to the extent that such rounding would materially and adversely affect the intended tax treatment set forth in Section 2.15 of the Business Combination Agreement.

ARTICLE 4

DISSENT RIGHTS

4.1	Rights of Dissent

(a)	Subject to Section 4.1(c), registered holders of Nevada Holdco Shares that duly exercise the Nevada Holdco Dissent Rights and are ultimately:

(i)

determined to be entitled to be paid fair value for their Nevada Holdco Dissenting Shares by Nevada Holdco (which fair value, notwithstanding anything to the contrary contained in the NRS, shall be determined as of the close of business on the day before the Effective Date), shall be deemed to have irrevocably transferred their Nevada Holdco Dissenting Shares to Nevada Holdco in exchange for the right to be paid fair value for such Nevada Holdco Dissenting Shares, and Nevada Holdco shall thereupon be obligated to pay the amount therefore determined to be the fair value of such Nevada Holdco Dissenting Shares; or

(ii)

determined not to be entitled to be paid fair value for their Nevada Holdco Dissenting Shares by Nevada Holdco, for any reason, shall be deemed to have participated in the Arrangement on the same basis as a registered holder of a Nevada Holdco Share that has not exercised the Nevada Holdco Dissent Rights.

(b)	Subject to 4.1(c), registered holders of Cannex Shares that duly exercise the Cannex Dissent Rights and are ultimately:

(i)

determined to be entitled to be paid fair value for their Cannex Dissenting Shares by Cannex (which fair value, notwithstanding anything to the contrary contained in the BCBCA, shall be determined as of the close of business on the day before the Effective Date), shall be deemed to have irrevocably transferred their Cannex Dissenting Shares to Cannex in exchange for the right to be paid fair value for such Cannex Dissenting Shares, and the Resulting Issuer shall thereupon be obligated to pay the amount therefore determined to be the fair value of such Cannex Dissenting Shares from the Cannex Escrow Fund; or

(ii)

determined not to be entitled to be paid fair value for their Cannex Dissenting Shares by Cannex, for any reason, shall be deemed to have participated in the Arrangement on the same basis as a registered holder of a Cannex Share that has not exercised the Cannex Dissent Rights.

(c)

In no circumstances shall the Resulting Issuer, Nevada Holdco, Cannex, or any other person be required to recognize a person purporting to exercise Nevada Holdco Dissent Rights or Cannex Dissent Rights, as the case maybe, after the completion of the step contemplated by Section 3.2(b), and each such Person who has exercised Nevada Holdco Dissent Rights or Cannex Dissent Rights will cease to be entitled to the rights of the registered holders of Nevada Holdco Shares or the Cannex Shares, respectively, in respect of the shares in relation to which such Person has exercised such dissent rights, and the register for the Nevada Holdco Shares and the Cannex Shares, as applicable, will be amended to reflect that such former holder is no longer the holder of such shares as and from the completion of the step set forth in Section 3.2(b).

In addition to any other restrictions under the Interim Order and Section 238 of the BCBCA, and for greater certainty, (A) Nevada Holdco Shareholders who vote, or who have instructed a proxyholder to vote, in favour of the Nevada Holdco Business Combination Resolution shall not be entitled to exercise Nevada Holdco Dissent Rights; and (B) Cannex Shareholders who vote, or who have instructed a proxyholder to vote, in favour of the Cannex Component of the Business Combination Resolution shall not be entitled to exercise Cannex Dissent Rights.

ARTICLE 5

DELIVERY OF SHARES

5.1	Delivery of Resulting Issuer Proportionate Voting Shares, Resulting Issuer Subordinate Voting Shares and Resulting Issuer Multiple Voting Shares

Subject to Section 5.4:

(a)

Upon surrender to the Depository for cancellation of a certificate, if any, evidencing the surrender of such shares, that immediately before the Effective Time were deemed to have represented one or more outstanding Nevada Holdco Shares that were exchanged for Resulting Issuer Subordinate Voting Shares, Resulting Issuer Proportionate Voting Shares or Resulting Issuer Multiple Voting Shares, together with the duly completed and executed Nevada Holdco Letter of Transmittal with respect to such shares and such other documents and instruments as would have been required to effect the exchange of the Nevada Holdco Shares under the BCBCA and the articles of Nevada Holdco and such additional documents and instruments as the Depository may reasonably require, the holder of such surrendered Nevada Holdco Shares shall be entitled to receive in exchange therefor, and the Depository shall deliver to such holder following the Effective Time, such number of Resulting Issuer Subordinate Voting Shares, Resulting Issuer Proportionate Voting Shares or Resulting Issuer Multiple Voting Shares in certificated form or book-entry form that such holder is entitled to receive pursuant to this Plan of Arrangement.

(b)

Upon surrender to the Depository for cancellation of a certificate, if any, or in the case of Cannex Shares in uncertificated or book-entry form, an “agent’s message” evidencing the surrender of such shares, that immediately before the Effective Time represented one or more outstanding Cannex Shares together with the duly completed and executed Cannex Letter of Transmittal with respect to such shares and such other documents and instruments as would have been required under the BCBCA and the notice of articles and articles of Cannex and such additional documents and instruments as the Depository may reasonably require, the holder of such surrendered Cannex Shares shall be entitled to receive in exchange therefor, and the Depository shall deliver to such holder following the Effective Time, the Resulting Issuer Subordinate Voting Shares and/or the Resulting Issuer Proportionate Voting Shares, in certificated or book-entry form, that such holder is entitled to receive in accordance with this Plan of Arrangement.

(c)

After the effective time of the amalgamation described in Section 3.2(c) and until surrendered for cancellation as contemplated by Subsection 5.1(a) hereof, each Nevada Holdco Share (other than Nevada Holdco Shares held immediately prior to such time by Nevada Holdco Dissenting Shareholders), and any certificates deemed to represent such Nevada Holdco Shares, shall be deemed at all times to represent only the right to receive in exchange therefor the Resulting Issuer Shares that the holder is entitled to receive in accordance with this Plan of Arrangement.

(d)

After the effective time of the exchange described in Section 3.2(f) and until surrendered for cancellation as contemplated by Subsection 5.1(b) hereof, each Cannex Share (other than Cannex Shares held immediately prior to such time by Cannex Dissenting Shareholders) shall be deemed at all times to represent only the right to receive in exchange therefor the Resulting Issuer Subordinate Voting Shares and/or the Resulting Issuer Proportionate Voting Shares that the holder is entitled to receive in accordance with this Plan of Arrangement.

5.2	Lost Certificates

If any certificate, that immediately prior to the Effective Time represented, or was deemed to represent, one or more outstanding Nevada Holdco Shares, Nevada Holdco Options, Nevada Holdco Warrants, Cannex Shares, Cannex Warrants, Cannex Notes or Cannex Options shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, and the receipt by the Depositary of a Nevada Holdco Letter of Transmittal or Cannex Letter of Transmittal, as applicable, the Depository shall deliver in exchange for such lost, stolen or destroyed certificate, the Consideration that such holder is entitled to receive in accordance with this Plan of Arrangement. When authorizing such delivery of the Consideration that such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the holder to whom such Consideration is to be delivered shall, as a condition precedent to the delivery of such Consideration give a bond satisfactory to the Resulting Issuer, Nevada Holdco or Cannex, as applicable, and the Depository (acting reasonably) in such amount as the Resulting Issuer, Nevada Holdco or Cannex, as applicable, and the Depository (acting reasonably) may direct, or otherwise indemnify the Resulting Issuer, Nevada Holdco or Cannex, as applicable, and the Depository in a manner satisfactory to the Resulting Issuer, Nevada Holdco or Cannex, as applicable, and the Depository, acting reasonably, against any claim that may be made against the Resulting Issuer, Nevada Holdco, Cannex, or the Depository, as applicable, with respect to the certificate alleged to have been lost, stolen or destroyed and shall otherwise take such actions as may be required by the articles of the Resulting Issuer, Nevada Holdco or Cannex, as applicable.

5.3	Distributions with Respect to Unsurrendered Shares

No dividend or other distribution declared or made after the Effective Time with respect to the Resulting Issuer with a record date after the Effective Time shall be delivered to any former Nevada Holdco Shareholder or former Cannex Shareholder, unless and until the holder shall have complied with the provisions of Section 5.1 or Section 5.2 hereof. Subject to applicable Law, at the time of such compliance, there shall, in addition to the delivery of Consideration to which such holder is thereby entitled, be delivered to such holder, without interest, the amount of the dividend or other distribution with a record date after the Effective Time theretofore paid with respect to the Resulting Issuer Proportionate Voting Shares, Resulting Issuer Subordinate Voting Shares or Resulting Issuer Multiple Voting Shares net of any amount deducted or withheld therefrom in accordance with Section 5.4 hereof.

5.4	Withholding Rights

The Resulting Issuer, Nevada Holdco or Cannex, and the Depository shall deduct and withhold from all distributions or payments otherwise payable to any former Nevada Holdco Shareholder or former Cannex Shareholder (an “Affected Person”) any amounts required to be deducted and withheld with respect to such payment under the Tax Act, the Code or any provision of any applicable federal, provincial, state, local or foreign Law or treaty, in each case, as amended (a “Withholding Obligation”). To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the Affected Person in respect of which such deduction and withholding was made, provided that such deducted or withheld amounts are actually remitted to the appropriate taxing authority. The Resulting Issuer, Nevada Holdco or Cannex and the Depository shall also have the right to:

(a)	withhold and sell, on their own account or through a broker (the “Broker”), and on behalf of any Affected Person; or

(b)

require the Affected Person to irrevocably direct the sale through a Broker and irrevocably direct the Broker to pay the proceeds of such sale to the Resulting Issuer, Nevada Holdco, Cannex or the Depository as appropriate (and, in the absence of such irrevocable direction, the Affected Person shall be deemed to have provided such irrevocable direction);

such number of Resulting Issuer Proportionate Voting Shares, Resulting Issuer Subordinate Voting Shares and Resulting Issuer Multiple Voting Shares, issued or issuable to such Affected Person pursuant to the Business Combination as is necessary to produce sale proceeds (after deducting commissions payable to the broker and other costs and expenses) sufficient to fund any Withholding Obligations. Any such sale of Resulting Issuer Proportionate Voting Shares, Resulting Issuer Subordinate Voting Shares, or Resulting Issuer Multiple Voting Shares, as applicable, shall be effected on a public market in accordance with applicable securities Laws, and as soon as practicable following the Effective Date. None of the Resulting Issuer, the Depository or the broker will be liable for any loss arising out of any sale of such Resulting Issuer Shares including any loss relating to the manner or timing of such sales, the prices at which Resulting Issuer Shares are sold or otherwise. The Resulting Issuer and the Depository shall provide prior written notice of any intention to deduct or withhold under applicable Withholding Obligations from any distributions or payments otherwise payable to any Affected Person so as to give each such Affected Person the reasonable opportunity to provide the Resulting Issuer and the Depository with any information or documentation sufficient to reduce or eliminate such Withholding Obligations.

If the Resulting Issuer, Nevada Holdco, Cannex or the Depository deducts or withholds any amount (or any Resulting Issuer Shares, as the case may be) pursuant to this Section 5.4, then:

(a)

the Resulting Issuer, Nevada Holdco, Cannex or the Depository, as applicable, shall pay the full amount required to be deducted to the appropriate taxing authority on a timely basis and in accordance with applicable Law; and

(b)

as soon as practicable after payment of such amount to the appropriate taxing authority, the Resulting Issuer, Nevada Holdco, Cannex or the Depository, as applicable, shall deliver to the Affected Person the original or certified copy of a receipt issued by such taxing authority evidencing such payment, and a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Affected Person.

Any agreement entered into in connection with the Depository’s engagement shall require the Depository to take such actions that are set forth in this section.

5.5	Limitation and Proscription

To the extent that a former Nevada Holdco Shareholder or Cannex Shareholder shall not have complied with the provisions of Section 5.1 or Section 5.2 hereof on or before the date that is six (6) years after the Effective Date (the “final proscription date”), then the Resulting Issuer Shares that such former Nevada Holdco Shareholder or Cannex Shareholder was entitled to receive shall be automatically cancelled without any repayment of capital or other consideration in respect thereof and the Resulting Issuer Shares to which such former Nevada Holdco or Cannex Shareholder was entitled, shall be delivered to the Resulting Issuer by the Depository and certificates representing Resulting Issuer Shares shall be cancelled by the Resulting Issuer, and the interest of the former Nevada Holdco Shareholder or Cannex Shareholder, in such Resulting Issuer Shares to which it was entitled shall be terminated as of such final proscription date for no consideration.

5.6	No Liens

Any exchange, issuance or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens of any kind.

5.7	No Liability

None of Nevada Holdco, Cannex, the Resulting Issuer or the Depositary shall be liable to any Person in respect of any payment of consideration otherwise payable pursuant to this Plan of Arrangement properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any certificate, instrument or agreement representing shares, options, notes or warrants shall not have been surrendered, and an affidavit with respect thereto shall not have been delivered pursuant to Section 5.2, immediately prior to the date on which any consideration to be paid upon surrender of such certificate, instrument or agreement representing share, option, note or warrant would otherwise escheat to or become the property of any Governmental Entity, any such consideration shall, to the extent permitted by applicable Law, become the property of the Resulting Issuer, free and clear of all claims of or interest of any Person previously entitled thereto.

5.8	Paramountcy

From and after the Effective Time: (i) this Plan of Arrangement shall take precedence and priority over any and all Nevada Holdco Shares, Nevada Holdco Options, Nevada Holdco Warrants, Cannex Shares, Cannex Notes, Cannex Warrants, Cannex Options, Resulting Issuer Shares, Resulting Issuer Warrants, Resulting Issuer Notes and Resulting Issuer Options issued prior to the Effective Time or pursuant to this Plan of Arrangement; (ii) the rights and obligations of the Resulting Issuer, Nevada Holdco, Cannex, the Depository, the registered holders of Resulting Issuer Shares, Nevada Holdco Shares, Nevada Holdco Options, Nevada Holdco Warrants, Cannex Shares, Cannex Options, Cannex Warrants, Cannex Notes, Resulting Issuer Warrants, Resulting Issuer Notes and Resulting Issuer Options and any transfer agent or other Depository in relation thereto, shall be solely as provided for in this Plan of Arrangement; and (iii) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to the Resulting Issuer Shares, Nevada Holdco Shares, Nevada Holdco Options, Nevada Holdco Warrants, Cannex Shares, Cannex Warrants, Cannex Notes and Cannex Options, shall be deemed to have been exchanged, compromised, released and determined without liability except as set forth herein.

ARTICLE 6

AMENDMENTS

6.1	Amendments to Plan of Arrangement

(a)

The Parties reserve the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time, provided, however, that each such amendment, modification or supplement must be: (i) set out in writing; (ii) agreed to in writing by each of the Parties; (iii) filed with the Court and, if made following the Nevada Holdco Meeting or the Cannex Meeting, approved by the Court; and (iv) communicated to holders or former holders of Nevada Holdco securities or Cannex securities if and as required by the Court.

(b)

Subject to the provisions of the Interim Order, any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Parties prior to the Nevada Holdco Meeting and the Cannex Meeting; provided, however, that the Parties shall have consented thereto in writing, with or without any other prior notice or communication, and, if so proposed and accepted by the Persons voting at the Nevada Holdco Meeting and the Cannex Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c)

Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Nevada Holdco Meeting or the Cannex Meeting shall be effective only if: (i) it is consented to in writing by the Parties; (ii) it is filed with the Court (other than amendments contemplated in Subsection 6.1(d), which shall not require such filing) and (iii) if required by the Court, it is consented to by Nevada Holdco Shareholders or Cannex Shareholders, as applicable, voting or consenting, as the case may be, in the manner directed by the Court.

(d)

Any amendment, modification or supplement to this Plan of Arrangement may be made by the Parties without the approval of or communication to the Court or the Nevada Holdco Shareholders or the Cannex Shareholders, provided that it concerns a matter which, in the reasonable opinion of the Parties is of an administrative or ministerial nature required to better give effect to the implementation of this Plan of Arrangement and is not materially adverse to the financial or economic interests of any of the Nevada Holdco Shareholders or the Cannex Shareholders, as applicable.

(e)	This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Business Combination Agreement.

ARTICLE 7

FURTHER ASSURANCES

7.1	Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Business Combination Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out therein.

SCHEDULE “B”

[INTENTIONALLY DELETED]

SCHEDULE “C”

REPRESENTATIONS AND WARRANTIES OF CANNEX

Except as disclosed or included in (a) the Cannex Disclosure Letter (which shall make reference to the applicable section, subsection, paragraph or subparagraph below in respect of which such qualification is being made, provided that information disclosed in any section, subsection, paragraph or subparagraph of the Cannex Disclosure Letter will qualify any other section, subsection, paragraph or subparagraph below to the extent that the relevance or applicability of the information disclosed is reasonably apparent, notwithstanding the absence of a reference to such other section, subsection, paragraph or subparagraph below), or (b) the documents, materials, or agreements listed in the Cannex Disclosure Letter, Cannex hereby represents and warrants to the other Parties as follows, and acknowledges that such Parties are relying upon such representations and warranties in connection with the entering into of the Agreement:

(a)

Organization and Qualification. Cannex is duly incorporated and validly existing under the BCBCA and has full corporate power and authority to own its assets now owned and conduct its business as now owned and conducted and as presently proposed to be conducted. Cannex is duly qualified to carry on business and is in good standing in each jurisdiction in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Cannex Material Adverse Effect. True and complete copies of the constating documents of Cannex have been delivered or made available to 4Front, such documents are in full force and effect as of the date hereof, and Cannex has not taken any action to amend or supersede such documents as of the date hereof.

(b)

Authority Relative to this Agreement. Cannex has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Cannex and the consummation by Cannex of the transactions contemplated by this Agreement have been duly authorized by the Cannex Board, and no other corporate proceedings on the part of Cannex are necessary to authorize this Agreement other than the Cannex Shareholder Approval. This Agreement has been duly executed and delivered by Cannex and assuming due authorization, execution and delivery by each of the other Parties hereto, constitutes a valid and binding obligation of Cannex, enforceable by the other Parties hereto against Cannex in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(c)

No Conflict; Required Filings and Consent. The execution and delivery by Cannex of this Agreement and the performance of its obligations hereunder and the completion of the Business Combination will not violate, conflict with or result in a breach of any provision of the organizational documents of Cannex or its Subsidiaries, or any Cannex Third Party Permit Holder (as defined below), and, except as would not have a Cannex Material Adverse Effect, will not: (i) violate, conflict with or result in a breach of: (A) any Cannex Material Contract; or (B) any Law to which Cannex, its Subsidiaries or any Cannex Third Party Permit Holders are subject or by which Cannex, its Subsidiaries or any Cannex Third Party Permit Holders are bound; (ii) give rise to any right of termination, or the acceleration of any indebtedness, under any Cannex Material Contract or licence or permit held by Cannex, its Subsidiaries or any Cannex Third Party Permit Holder; or (iii) give rise to any rights of first refusal or rights of first offer, trigger any change in control or any restriction or limitation under any Cannex Material Contract or licence or permit held by Cannex, its Subsidiaries or any Cannex Third Party Permit Holder, or result in the imposition of any Lien upon any of Cannex’s assets or the assets of its Subsidiaries or any Cannex Third Party Permit Holder.

Other than the Interim Order and the Final Order, compliance with applicable Securities Laws and stock exchange rules and policies (including obtaining the Cannex CSE Approval), no Permit is necessary on the part of Cannex for the consummation by Cannex of its obligations in connection with the Business Combination under this Agreement or for the completion of the Business Combination not to cause or result in any loss of any rights or assets or any interest therein held by Cannex or its Subsidiaries in any material properties, except for such Permits as to which the failure to obtain or make would not (x) individually or in the aggregate, prevent or materially delay consummation of the Business Combination or (y) have a Cannex Material Adverse Effect.

(d)

Subsidiaries. Cannex does not have Subsidiaries or any material direct or indirect interests in any Person, other than those listed in Schedule “C”, Section (d) of the Cannex Disclosure Letter. Each Subsidiary of Cannex is duly organized and is validly existing under the Laws of its jurisdiction of incorporation or organization, has full corporate power and authority to own its assets now owned and conduct its business as now owned and conducted by it and as presently proposed to be conducted by it and is duly qualified to carry on business in each jurisdiction in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Cannex Material Adverse Effect. Cannex beneficially owns, directly or indirectly, all of the issued and outstanding securities of its Subsidiaries. All of the outstanding equity securities in the capital of each Subsidiary are: (i) validly issued, fully-paid and non-assessable and all such equity securities are owned free and clear of all Liens; (ii) except as set forth in the organizational documents (including without limitation, any operating agreements) of each Subsidiary, free of any other restrictions including any restriction on the right to vote, sell or otherwise dispose of shares; and (iii) all such securities so owned directly or indirectly by Cannex have been issued in material compliance with all applicable Laws.

(e)	Compliance with Laws.

(i)

Except for non-compliance or violations that would not have a Cannex Material Adverse Effect, the operations of Cannex, its Subsidiaries and the Cannex Third Party Permit Holders have been and are now conducted in material compliance with all Laws of each jurisdiction, the Laws of which have been and are now applicable to the operations of Cannex, its Subsidiaries or such Cannex Third Party Permit Holders, as applicable (including applicable Privacy Law and Anti-Spam Law), and none of Cannex, its Subsidiaries nor, to the knowledge of Cannex, the Cannex Third Party Permit Holders has received any written notice of any such alleged non-compliance or violation of any Laws.

(ii)

None of Cannex nor any of its Subsidiaries is in conflict with, or in default (including cross defaults) under or in violation of: (A) its articles or by-laws or equivalent organizational documents, in any case in any material respect; or (B) any Cannex Material Contract, except for any conflicts, defaults or violations that would not have a Cannex Material Adverse Effect.

(iii)

Cannex is in compliance in all material respects with (A) all its disclosure obligations under the Securities Laws (including, without limitation, all of its disclosure obligations pursuant to National Instrument 51-102—Continuous Disclosure Obligations and pursuant to National Instrument 58-101 - Disclosure of Corporate Governance Practices of the Canadian Securities Administrators) and (B) the applicable listing rules and regulations of the CSE. Each of the Cannex Public Documents is, as of the date thereof, in compliance in all material respects with the Securities Laws and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and such documents collectively constitute full, true and plain disclosure of all material facts relating to Cannex and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as of the date thereof. There is no fact known to Cannex which Cannex has not publicly disclosed which results in a Cannex Material Adverse Effect, or so far as Cannex can reasonably foresee, will have a Cannex Material Adverse Effect or materially adversely affect the ability of Cannex to perform its obligations under this Agreement. No Governmental Order preventing, ceasing or suspending trading in any securities of Cannex nor prohibiting the sale of such securities has been issued and is outstanding, nor, to the knowledge of Cannex, is threatened, against Cannex or its directors, officers or promoters.

(iv)

None of Cannex, nor any of its Subsidiaries or any Cannex Third Party Permit Holders, conducts any material cannabis-related activities nor engages in any material business in any jurisdiction where such activities are not expressly authorized by applicable Laws; in those jurisdictions where such cannabis-related activities are expressly authorized by applicable Laws, Cannex, its Subsidiaries and the Cannex Third Party Permit Holders comply in all material respects, and Cannex reasonably believes that any third party with which it engages in business or transactions complies in all material respects, with such Laws and have all material Permits necessary for the conduct of such cannabis-related activities.

(f)	Licenses and Permits.

(i)

Schedule “C”, Section (f)(i) of the Cannex Disclosure Letter lists all material Permits issued to each of Cannex, its Subsidiaries and any other Person who is not an Affiliate of Cannex and has a contractual relationship with Cannex or its Subsidiaries (each, a “Cannex Third Party Permit Holder”) which are required for the conduct of the operations of Cannex, its Subsidiaries and the Cannex Third Party Permit Holders as currently conducted or as presently proposed to be conducted or the ownership and use of the assets of Cannex, its Subsidiaries and the Cannex Third Party Permit Holders now owned and used, including the names of the material Permits, the holder of each material Permit, and their respective dates of issuance and expiration. All material Permits required for Cannex to conduct the operations of Cannex and its Subsidiaries as currently conducted or for the ownership and use of the assets of Cannex and its Subsidiaries now owned have been obtained by Cannex, its Subsidiaries, or a Cannex Third Party Permit Holder, and are (A) valid and in full force and effect (to the extent such Permit is held by Cannex or a Subsidiary); or (B) to the knowledge or Cannex, are valid and in full force and effect (to the extent such Permit is held by a Cannex Third Party Permit Holder). Except as disclosed in Schedule “C”, Section (f)(i) of the Cannex Disclosure Letter, Cannex, its Subsidiaries and, to its knowledge, each Cannex Third Party Permit Holder is in material compliance with all material Permits as they are required to hold for the conduct of the operations of Cannex and its Subsidiaries as currently conducted. There is no material Action pending or, to the knowledge of Cannex, threatened, regarding any of the foregoing Permits.

(ii)

To the knowledge of Cannex, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Schedule “C”, Section (f)(i) of the Cannex Disclosure Letter.

(iii)

None of Cannex or any of its Subsidiaries nor, to the knowledge of Cannex, any Cannex Third Party Permit Holders, has received any written notice of revocation or non-renewal of any material Permits, or of any intention of any Person to revoke or refuse to renew any of such Permits, except in each case, for revocations or non-renewals which would not have a Cannex Material Adverse Effect.

(g)	Capitalization and Listing.

(i)

The authorized share capital of Cannex consists of an unlimited number of Cannex Common Shares, an unlimited number of Cannex Class A Shares and an unlimited number of Cannex Preferred Shares. As at the date of this Agreement there are: (A) 87,192,204 Cannex Common Shares validly issued and outstanding as fully-paid and non-assessable shares of Cannex; (B) 96,521,734 Cannex Class A Shares validly issued and outstanding as fully-paid and non-assessable shares of Cannex; (C) no Cannex Preferred Shares issued and outstanding; (D) outstanding Cannex Common Share Options providing for the issuance of 6,925,000 Cannex Common Shares and outstanding Cannex Class A Share Options providing for the issuance of 6,300,000 Cannex Class A Shares upon the exercise thereof; (E) outstanding Cannex Notes providing for the issuance of 38,554,217 Cannex Class A Shares upon the conversion thereof; and (F) outstanding Cannex Warrants providing for the issuance of 39,283,543 Cannex Shares upon the exercise thereof. The terms of the Cannex Options and Cannex Warrants (including exercise price) are disclosed in Schedule “C”, Section (g)(i) to the Cannex Disclosure Letter. Except as disclosed in Schedule “C”, Section (g)(i) of the Cannex Disclosure Letter (x) there are no options, warrants, conversion privileges, calls or other rights, shareholder rights plans, agreements, arrangements, commitments, or obligations of Cannex or its Subsidiaries to issue or sell any shares of Cannex or its Subsidiaries or securities or obligations of any kind convertible into, exchangeable for or otherwise carrying the right or obligation to acquire any shares of Cannex or its Subsidiaries, and (y) no Person is entitled to any pre-emptive or other similar right granted by Cannex or its Subsidiaries. The Cannex Common Shares are listed on the CSE and the OTCQX, and are not listed or quoted on any market other than the CSE and the OTCQX. Except as disclosed in Schedule “C”, Section (g)(i) to the Cannex Disclosure Letter, to the knowledge of Cannex, no Person beneficially owns, directly or indirectly, or exercises control or direction over, more than 10% of the votes attached to the Cannex Shares.

(ii)

Schedule “C”, Section (g)(ii) of the Cannex Disclosure Letter sets forth, as of the date hereof, the holders of all outstanding Cannex Options and the number, class or series of shares, exercise prices, vesting schedules (including acceleration terms, if any) and expiration dates of each grant to such holders. All Cannex Shares that may be issued pursuant to the exercise of outstanding Cannex Options will, when issued in accordance with the terms of such Cannex Options, be duly authorized, validly issued, fully-paid and non-assessable and are not and will not be subject to or issued in violation of any pre-emptive rights. Each grant of Cannex Options was duly authorized no later than the date on which the grant of such Cannex Options was by its terms to be effective by all necessary corporate action, including, if required as applicable, board of approval or compensation committee approval and required stockholder approval, all Cannex Options have been granted in compliance with applicable Law, including all applicable Securities Laws and in accordance with the Cannex Option Plans. All Cannex Options were granted with a per share exercise price that equals or exceeded the fair market value of a share of the Cannex Common Shares on the applicable grant date.

(iii)

Schedule “C”, Section (g)(iii) of the Cannex Disclosure Letter sets forth, as of the date hereof, the holders of all outstanding Cannex Warrants and the number, class or series of shares into which such Cannex Warrants are exercisable, exercise prices and expiration dates of each grant to such holders. All Cannex Shares that may be issued pursuant to the exercise of outstanding Cannex Warrants will, when issued in accordance with its Cannex Warrants, be duly authorized, validly issued, fully-paid and non-assessable and are not and will not be subject to or issued in violation of any pre-emptive rights.

(iv)

Schedule “C”, Section (g)(iv) of the Cannex Disclosure Letter sets forth, as of the date hereof, the holders of all outstanding Cannex Notes and the number, class or series of Cannex Shares into which such Cannex Notes are convertible, principal outstanding and maturity dates of each note to such holders. All Cannex Shares that may be issued pursuant to the conversion of outstanding Cannex Notes will, when issued in accordance with its Cannex Note, be duly authorized, validly issued, fully-paid and non-assessable and are not and will not be subject to or issued in violation of any pre-emptive rights.

(v)

There are no outstanding contractual obligations of Cannex or its Subsidiaries to repurchase, redeem or otherwise acquire any Cannex Shares or any shares or other equity securities of its Subsidiaries. No Subsidiary of Cannex owns any Cannex Shares.

(h)

Shareholder and Similar Agreements. Cannex is not party to any shareholder, pooling, voting trust or other similar agreement relating to the issued and outstanding shares in the capital of Cannex or its Subsidiaries.

(i)	U.S. Securities Law Matters.

(i)	Cannex is a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act.

(ii)

There is no class of securities of Cannex which is registered pursuant to Section 12 of the U.S. Exchange Act, nor is Cannex subject to any reporting obligation (whether active or suspended) pursuant to section 15(d) of the U.S. Exchange Act. Cannex is not subject to any requirement to register any class of its equity securities pursuant to Section 12(g) of the U.S. Exchange Act.

(iii)

None of Cannex or any of its Subsidiaries, predecessors or Affiliates has had the registration of a class of securities under the U.S. Exchange Act revoked by the United States Securities and Exchange Commission pursuant to Section 12(j) of the U.S. Exchange Act and any rules or regulations promulgated thereunder.

(iv)	Cannex is not an investment company registered or required to be registered under the U.S. Investment Company Act of 1940, as amended.

(v)	Where necessary, each of the Cannex Shares has been issued under a valid exemption under the U.S. Securities Act and in accordance with any applicable state securities Laws.

(j)	Financial Statements.

(i)

The: (A) audited consolidated financial statements for Cannex as at and for each of the fiscal years ended on April 30, 2018 and April 30, 2017 including the notes thereto and the reports by Cannex’s auditors thereon; and (B) the unaudited consolidated financial statements for Cannex as at and for the six (6) month period ending October 31, 2018 (collectively, the “Cannex Financial Statements”) have been prepared in accordance with IFRS, and all financial statements of Cannex which are publicly disseminated by Cannex in respect of any subsequent periods prior to the Effective Date will be prepared in accordance with IFRS applied on a basis consistent with prior periods and all applicable Laws and present fairly, in all material respects, the assets, liabilities (whether accrued, absolute, contingent or otherwise), consolidated financial position and results of operations of Cannex and its Subsidiaries as of the respective dates thereof and its results of operations and cash flows for the respective periods covered thereby (except as may be indicated expressly in the notes thereto). There are no outstanding loans made by Cannex or its Subsidiaries to any executive officer or director of Cannex or its Subsidiaries.

(ii)

Each of Cannex and its Subsidiaries maintains internal control over financial reporting. Such internal controls over financial reporting are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS and includes policies and procedures that: (A) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS, and that receipts and expenditures of Cannex are being made only with appropriate authorizations of management and directors of Cannex, as applicable; and (B) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of Cannex that could have a material effect on its financial statements. To the knowledge of Cannex, as of the date of this Agreement, there neither is, nor has been, any fraud with respect to Cannex, whether or not material, relating to the financial reporting or internal control over financial reporting of Cannex. To the knowledge of Cannex, as of the date of this Agreement, there is no fraud that involves management or any other employees who have a significant role in the internal control over financial reporting of Cannex.

(iii)

Neither Cannex nor any of its Subsidiaries has received any material written complaint, allegation, assertion, or claim that Cannex or any of its Subsidiaries has engaged in questionable accounting or auditing practices, which has not been resolved to the satisfaction of the Cannex Board (or, if applicable, the audit committee thereof), or has not been disclosed to 4Front.

(iv)

To the knowledge of Cannex, Cannex’s auditors, who audited the Cannex Financial Statements and provided their audit report, were, at the relevant time, independent public accountants as required under applicable Securities Laws and there has never been a reportable event (within the meaning of National Instrument 51-102—Continuous Disclosure Obligations) between Cannex and such auditors or, to the knowledge of Cannex, any former auditors of Cannex or its Subsidiaries.

(k)

Undisclosed Liabilities. Except as disclosed in Schedule “C”, Section (k) of the Cannex Disclosure Letter, neither Cannex nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except for: (i) liabilities and obligations that are adequately presented or reserved on the balance sheets forming part of the Cannex Financial Statements (the “Cannex Balance Sheets”) or disclosed in the notes thereto; or (ii) liabilities and obligations incurred in the ordinary course of business consistent with past practice that are not and would not, individually or in the aggregate with all other liabilities and obligations of Cannex and its Subsidiaries (other than those disclosed on the Cannex Balance Sheets and/or in the notes to the Cannex Financial Statements), have a Cannex Material Adverse Effect, or, as a consequence of the consummation of the Cannex Component of the Business Combination, have a Cannex Material Adverse Effect. Without limiting the foregoing, the Cannex Balance Sheets reflect reasonable reserves in accordance with IFRS for contingent liabilities of Cannex and its Subsidiaries.

(l)	Intentionally deleted.

(m)

Operational Matters. Except as would not, individually or in the aggregate, result in a Cannex Material Adverse Effect all rentals, royalties, overriding royalty interests, production payments, net profits, interest burdens, payments and obligations due and payable, or performable, as the case may be, on or prior to the date hereof under, with respect to, or on account of, any assets of Cannex and its Subsidiaries have been: (i) duly paid; (ii) duly performed; or (iii) provided for prior to the date hereof.

(n)	Employment Matters.

(i)

Except as set forth in Schedule “C”, Section (n)(i) of the Cannex Disclosure Letter, neither Cannex nor any of its Subsidiaries has entered into any binding Contract providing for severance, termination or other change in control-related payments to any director, officer or employee in connection with the termination of their position or their employment as a direct result of a change in control of Cannex.

(ii)

Neither Cannex nor its Subsidiaries (A) is a party to any collective bargaining agreement, or (B) is subject to any application for certification or, to the knowledge of Cannex, actual or threatened union-organizing campaigns for employees not covered under a collective bargaining agreement.

(iii)

Cannex and its Subsidiaries are and have been in compliance in all material respects with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by Cannex or any of its Subsidiaries as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. All employees of Cannex or any of its Subsidiaries classified as exempt under the Fair Labor Standards Act and state and local wage and hour Laws are properly classified. There are no Actions against Cannex or any of its Subsidiaries pending, or to the knowledge of Cannex, threatened to be brought or filed, by or with any Governmental Entity or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of Cannex or any of its Subsidiaries, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Laws.

(iv)

Neither Cannex nor its Subsidiaries is subject to any claim for wrongful dismissal, constructive dismissal or any other tort claim, actual or, to the knowledge of Cannex, threatened, or any litigation actual, or to the knowledge of Cannex, threatened, relating to employment or termination of employment of employees or independent contractors, except for such claims or litigation which individually or in the aggregate would not have a Cannex Material Adverse Effect.

(v)

To the knowledge of Cannex, no labour strike, lock-out, slowdown or work stoppage is pending or threatened against or directly affecting Cannex or its Subsidiaries, except as would not have a Cannex Material Adverse Effect.

(vi)

Neither Cannex nor its Subsidiaries has implemented any facility closing, layoff of employees, or taken any other action that would result in a violation of, or require any action with respect to, the mass termination provisions of applicable employment standards legislation or any similar applicable Law, and no such action shall be implemented prior to the Closing Date.

(o)	Absence of Certain Changes or Events. Since November 26, 2018:

(i)	Cannex and its Subsidiaries have conducted their respective businesses in the ordinary course of business and consistent with past practice in all material respects;

(ii)	there has not been any event, circumstance or occurrence which has given rise to a Cannex Material Adverse Effect;

(iii)	there has not been any material change in the accounting practices used by Cannex or its Subsidiaries, except as disclosed in the Cannex Public Documents;

(iv)

except as disclosed in the Cannex Public Documents and except for ordinary course adjustments to salary, bonus, severance or other remuneration payable to any non-executive employees, there has not been any increase in the salary, bonus, or other remuneration payable to any employees of any of Cannex or its Subsidiaries;

(v)

there has not been any redemption, repurchase or other acquisition of Cannex Shares by Cannex, or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to the Cannex Shares;

(vi)

there has not been any entering into, or an amendment of, any Cannex Material Contract other than (A) in the ordinary course of business consistent with past practice, or (B) renewals of any such Cannex Material Contract; and

(vii)

there has not been any satisfaction or settlement of any material claims or material liabilities that were not reflected in the Cannex’s Financial Statements, other than the settlement of such claims or such liabilities incurred in the ordinary course of business consistent with past practice.

(p)

Litigation. Except as set forth in Schedule “C”, Section (p) of the Cannex Disclosure Letter, there is no Action pending or, to the knowledge of Cannex, Action threatened against or relating to Cannex or its Subsidiaries, the respective businesses of Cannex or its Subsidiaries or affecting any of their respective properties or assets, or against any current officer or senior executive of Cannex or its Subsidiaries relating to such individual’s current or prior role with or services to Cannex and its Subsidiaries, before or by any Governmental Entity which, if adversely determined, would have a Cannex Material Adverse Effect or prevent or materially delay the consummation of the Business Combination (provided that the representation in this Section (p) shall not apply to Actions which may arise after the date of this Agreement which do not have a reasonable prospect of succeeding or, if successful, would not give rise to a Cannex Material Adverse Effect). Neither Cannex nor its Subsidiaries is subject to any judgments that are unsatisfied, any Governmental Order which in each such case has had a Cannex Material Adverse Effect or which would prevent or materially delay consummation of the transactions contemplated by this Agreement.

(q)	Taxes.

(i)

Each of Cannex and its Subsidiaries has duly and in a timely manner made or prepared all material Tax Returns required to be made or prepared by it in accordance with applicable Law, and duly and in a timely manner filed all material Tax Returns required to be filed by it with the appropriate Governmental Entity, such Tax Returns were complete and correct in all material respects and Cannex and its Subsidiaries have paid all material Taxes, including instalments on account of Taxes for the current year required by applicable Law, which are due and payable by it whether or not assessed by the appropriate Governmental Entity, other than Taxes which are being contested in good faith through appropriate proceedings.

(ii)

Cannex has made adequate provisions or reserves in accordance with IFRS in the most recently published financial statements of Cannex for any Taxes of Cannex and its Subsidiaries for the period covered by such financial statements that have not been paid whether or not shown as being due on any material Tax Returns. Since such publication date, no material liability in respect of Taxes not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued, other than in the ordinary course of business.

(iii)

Each of Cannex and its Subsidiaries has duly and timely withheld all material Taxes and other amounts required by applicable Law to be withheld by it (including Taxes and other amounts required to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the benefit of any Person) and has duly and timely remitted to the appropriate Governmental Entity such Taxes or other amounts required by applicable Law to be remitted by it.

(iv)

Each of Cannex and its Subsidiaries has duly and timely collected all material amounts on account of any sales, use or transfer Taxes, including goods and services, harmonized sales, provincial and territorial taxes and state and local taxes, required by applicable Law to be collected by it and has duly and timely remitted to the appropriate Governmental Entity such amounts required by applicable Law to be remitted by it and has duly and timely paid any and all material sales, use or transfer Taxes required to be paid or self-assessed by it pursuant to applicable Laws and has claimed eligible exemptions, refunds and input Tax credits in respect thereof in all material respects in accordance with applicable Laws.

(v)

Each of Cannex and its Subsidiaries have remitted all material Canada Pension Plan contributions, provincial pension plan contributions, employment insurance premiums, employer health taxes, payroll taxes and other Taxes payable by it in respect of its employees, agents and consultants, as applicable, and has remitted such material amounts to the appropriate Governmental Entity within the time required under applicable Laws.

(vi)

Except as required by applicable Law or applicable accounting method, none of Cannex or any of its Subsidiaries has made, prepared and/or filed any elections, designations or similar filings relating to Taxes or entered into any agreement or other arrangement in respect of Taxes or Tax Returns that has effect for any period ending after the Effective Date.

(vii)

There are no proceedings, investigations, audits, proposed adjustments or claims now pending or, to the knowledge of Cannex, asserted or threatened against Cannex or its Subsidiaries in respect of any Taxes and there are no matters under discussion, audit or appeal with any Governmental Entity relating to Taxes.

(viii)

None of Cannex or its Subsidiaries has acquired property from a non-arm’s length Person (other than a Person that is Cannex or a Subsidiary of Cannex), within the meaning of the Tax Act: (A) for consideration the value of which is less than the fair market value of the property; or (B) as a contribution of capital for which no shares were issued by the acquirer of the property.

(ix)

For all transactions between Cannex or any of its Subsidiaries and any Person who is not resident in Canada for purposes of the Tax Act with whom Cannex or its Subsidiary was not dealing at arm’s length for purposes of the Tax Act, Cannex or its Subsidiary, as the case may be, has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Tax Act (or comparable provisions of any other applicable legislation).

(x)

Cannex has made available to 4Front copies of all income Tax Returns for the years ended December 31, 2017 and December 31, 2016, and all assessments or reassessments, correspondence related to any assessment or reassessment, requests for Tax rulings, Tax rulings issued by any Governmental Entity, and correspondence related to any audit or proposed audit of Cannex or its Subsidiaries, to the extent relating to periods or events in respect of which any Governmental Entity may in accordance with applicable Law assess or otherwise impose any Taxes on Cannex or its Subsidiaries.

(xi)	For the purposes of the Tax Act and any other relevant Tax purposes:

(A)	Cannex is resident in Canada and is a taxable Canadian corporation; and

(B)	its Subsidiaries are resident in the jurisdiction in which they were respectively formed, and are not resident in any other country.

(xii)

No circumstances exist or may reasonably be expected to arise as a result of matters existing before the Effective Date that may result in Cannex or its Subsidiaries being subject to the application of Section 159 or Section 160 of the Tax Act (or comparable provisions of any other applicable legislation).

(xiii)

None of Sections 78 or 80 to 80.04 of the Tax Act (or comparable provisions of any other applicable legislation) have applied to Cannex or its Subsidiary, and there are no circumstances existing which could reasonably be expected to result in the application of Sections 78 or 80 to 80.04 of the Tax Act (or comparable provisions of any other applicable legislation) to Cannex or its Subsidiaries.

(xiv)	There are no circumstances which exist and would result in, or which have existed and resulted in, Section 17 of the Tax Act applying to Cannex or its Subsidiaries.

(xv)

There are no Liens for Taxes upon any properties or assets of Cannex or its Subsidiaries (other than Permitted Liens or Liens relating to Taxes not yet due and payable or for Taxes which are being contested in good faith through appropriate proceedings and for which adequate provisions or reserves have been recorded on the most recent balance sheet included in the Cannex Financial Statements).

(xvi)

Neither Cannex Holdings (Nevada) Inc. nor Cannex Holdings (California) Inc. has ever been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(xvii)

Each of Cannex and its Subsidiaries has not taken any action and none of Cannex or its Subsidiaries knows of any fact relating to the Business Combination that would be reasonably be expected to prevent the Business Combination from qualifying for the Intended Tax Treatment.

(xviii)	Cannex is not a “surrogate foreign corporation” as defined under Section 7874 of the Code.

(r)	Title to Assets.

(i)

Cannex or its Subsidiaries, as the case may be, has good and marketable title to the owned real property set out in Schedule “C”, Section (r)(i) of the Cannex Disclosure Letter (the “Cannex Owned Properties”) and has a valid leasehold interest in the leased real property set out in Schedule “C”, Section (r)(i) of the Cannex Disclosure Letter (the “Cannex Leased Properties”, each a “Cannex Leased Property”, and together with the Cannex Owned Properties, the “Cannex Properties”), free and clear of any encumbrances (other than Permitted Liens or as would not have a Cannex Material Adverse Effect).

(ii)

Cannex and its Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, as applicable, all material personal property owned or leased by it, free and clear of any encumbrances (other than Permitted Liens) and except as disclosed in Schedule “C”, Section (r)(ii) of the Cannex Disclosure Letter or otherwise as would not have a Cannex Material Adverse Effect.

(s)	Real Property.

(i)

Except for Permitted Liens, there are no existing contracts, options, rights of first refusal, leases or otherwise, to sell, transfer, lease or otherwise dispose of any Cannex Properties, or to purchase or acquire any Cannex Properties, and Cannex is not aware of any circumstances which would result in any sale or disposal, whether by sale, lease or otherwise, of any of the Cannex Properties including power of sale, foreclosure, expropriation or judicial proceedings.

(ii)	To the knowledge of Cannex:

(A)

neither Cannex, any of its Subsidiaries nor the landlords of the Cannex Properties are in material breach of any applicable Laws, including any material building, zoning or other statutes or any official plan, or any covenants, restrictions, rights or easements affecting such Cannex Properties;

(B)

all buildings, structures, additions and/or improvements situated on any of the Cannex Properties are located wholly within the boundaries of such Cannex Properties, are free of any structural or material defect and comply with all Laws, covenants, restrictions, rights and easements affecting the same and their use, in each case in all material respects; and

(C)	there are no outstanding work orders, non-compliance orders, deficiency notices or other such notices relative to any of the Cannex Properties.

(iii)

The Cannex Properties are adequately serviced by utilities (or well water with adequate septic systems, if any) having adequate capacities for the normal operations of Cannex’s or its Subsidiaries’ facilities that are currently growing marijuana in accordance with its licenses and the business of Cannex or its Subsidiaries, as applicable. The Cannex Properties have enforceable rights of access to and from public streets or highways satisfactory, sufficient and adequate for the normal operations of the business of Cannex and its Subsidiaries, to the knowledge of Cannex and its Subsidiaries, there is no fact or circumstance which exists which could result in the termination or restriction of such access.

(iv)

No amounts are owing by Cannex in respect of any of the Cannex Properties to a public utility, other than current accounts which are not in arrears. All amounts that are due for labour or materials supplied to or on behalf of Cannex relating to the construction, alteration or repair of or on any of the Cannex Properties have been paid in full and, to the knowledge of Cannex, no one has filed any construction, builders’, mechanics’ or similar liens relating to the supply of work or materials to or on any of the Cannex Properties with respect to amounts that are not in arrears.

(v)

To the knowledge of Cannex, the Cannex Leases are currently in good standing in all material respects, Cannex or its Subsidiaries, as the case may be, as tenant and the applicable landlord have, as of the date hereof, complied in all material respects with their respective obligations under the Cannex Leases and to the knowledge of Cannex and its Subsidiaries, there exists no claim of any kind or right of set-off against Cannex or its Subsidiaries, as the case may be, as tenant by the landlord or against the landlord by Cannex or its Subsidiaries, as the case may be, as tenant as of the date hereof.

(vi)

Cannex or its Subsidiaries, as the case may be, as tenant is in actual possession of the Cannex Leased Properties. Cannex or its Subsidiaries, as the case may be, is not in arrears of rent required to be paid pursuant to the applicable Cannex Lease.

(vii)

Cannex or its Subsidiaries, as the case may be, as tenant has no right to extend, right of termination, option to purchase, or right of first refusal with respect to the Cannex Leased Properties except as set out in the Cannex Leases.

(t)

Books and Records. The corporate records and minute books of Cannex and its Subsidiaries have been maintained in accordance with all applicable Laws, and the minute books of Cannex and its Subsidiaries as provided to 4Front are complete and accurate in all material respects. The corporate minute books for Cannex and its Subsidiaries contain minutes of all meetings and resolutions of the directors and securityholders held.

(u)	Insurance.

(i)	Schedule “C”, Section (u)(i) of the Cannex Disclosure Letter sets out a true and complete list as of the date of this Agreement of Cannex’s and its Subsidiaries’ material policies of insurance.

(ii)

Cannex has in place reasonable and prudent insurance policies appropriate for its size, nature and stage of development. All premiums payable prior to the date hereof under such material policies of insurance have been paid and neither Cannex nor its Subsidiaries has failed to make any material claim thereunder on a timely basis.

(iii)

Each of such material policies is in full force and effect on the date hereof and Cannex will use commercially reasonable efforts to keep them in full force and effect or renew them as appropriate through the Effective Date. No written notice of cancellation or termination has been received by Cannex or its Subsidiaries with respect to any such policy. No material claim under any insurance policy of Cannex or its Subsidiaries has been denied during the prior two (2) years.

(v)

Non-Arm’s Length Transactions. Except for (i) employment, consulting or employment compensation agreements entered into in the ordinary course of business, (ii) customary director and officer indemnification arrangements on market terms, (iii) financing agreements or shareholder agreements with Cannex’s shareholders entered into in connection with financings or other transactions to which Cannex’s shareholders are generally parties and that will terminate at or prior to the Effective Time as a result of the transactions contemplated hereby, (iv) the Cannex Shareholder Voting Agreements; or (v) as set out in Schedule “C”, Section (v) of the Cannex Disclosure Letter, there are no current Contracts, or other transactions (including relating to indebtedness by Cannex or its Subsidiaries) between Cannex or any of its Subsidiaries on the one hand, and (A) any officer or director of Cannex or its Subsidiaries, (B) any holder of record or, to the knowledge of Cannex, beneficial owner of five percent or more of the voting securities of Cannex, or (C) any affiliate or Associate of any officer, director or beneficial owner, on the other hand.

(w)	Benefit Plans.

(i)

Schedule “C”, Section (w)(i) of the Cannex Disclosure Letter contains a true and complete list of each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off, welfare, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including, without limitation, each “employee benefit plan” within the meaning of Section 3(3) of ERISA, which is or has ever been maintained, sponsored, contributed to, or required to be contributed to by Cannex or its Subsidiaries for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant or any spouse or dependent of such individual, or under which Cannex or its Subsidiaries or any of their ERISA Affiliates has or may have any Liability, contingent or otherwise (as listed on Schedule “C”, Section (w)(i)of the Cannex Disclosure Letter, each, a “Cannex Benefit Plan”). Schedule “C”, Section (w)(i) of the Cannex Disclosure Letter separately identifies the plan sponsor of each Cannex Benefit Plan, whether such Cannex Benefit Plan is maintained for service providers working outside of the United States, and whether any Cannex Benefit Plan provides accelerated, enhanced or additional benefits in connection with a change in control.

(ii)

Cannex has made available to 4Front, to the extent applicable, correct and complete copies of the following with respect to each Cannex Benefit Plan: (A) the Cannex Benefit Plan documents and all amendments thereto and the related trust documents or other funding arrangements, custodial agreements, insurance policies and contracts, administration agreements and similar agreements, and investment management or investment advisory agreements, now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise including fidelity bond and fiduciary liability insurance policies related to the Cannex Benefit Plan, if any, in each case, as currently in effect; (B) the three most recent annual reports (IRS Form 5500) filed with the IRS, including all schedules and attachments and the most recent actuarial report, if any, and three most recent actuarial reports, if any; (C) the most recent summary plan description and any summary of material modification thereto; (D) written communications to employees of Cannex relating to such Cannex Benefit Plan (including COBRA communications) and written communications from any Governmental Entity related to such Cannex Benefit Plan; (E) written descriptions of all non-written agreements relating to such Cannex Benefit Plan; and (F) the most recent non-discrimination tests performed under the Code for such Cannex Benefit Plan.

(iii)

Each Cannex Benefit Plan and related trust has been established, administered, funded and maintained in accordance with its terms and in compliance with all applicable Laws (including ERISA, the Code, the Patient Protection and Affordable Care Act and any applicable local Laws), and neither Cannex nor any of its ERISA Affiliates, nor any “party in interest” or “disqualified person” with respect to the Cannex Benefit Plans has engaged in a non-exempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA and neither Cannex nor any of its ERISA Affiliates has incurred, and no fact exists, that would be expected to result in any Liability (including, but not limited to, any Tax Liability or any fine or penalty under the Affordable Care Act) with respect to any Cannex Benefit Plan. No fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Cannex Benefit Plan. Nothing has occurred with respect to any Cannex Benefit Plan that has subjected or could subject Cannex or any of its ERISA Affiliates to penalties under ERISA or to any Tax penalties under the Code.

(iv)

Other than as required under Section 601, et seq. of ERISA Section 4980B of the Code or other applicable Law, no Cannex Benefit Plan or other arrangement provides post-termination or retiree benefits to any individual for any reason.

(v)

To the knowledge of Cannex there is no pending or threatened action relating to any Cannex Benefit Plan (other than routine claims for benefits), and no Cannex Benefit Plan has within the three (3) years prior to the date hereof been the subject of an examination or audit by a Governmental Entity or the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Entity.

(vi)

Each Cannex Benefit Plan has been administered, invested and funded in compliance with its terms and in accordance with all applicable Law. All contributions, reserves or premium payments required to have been made or accrued, or that are due, as of the date hereof with respect to the Cannex Benefit Plans have been timely made or accrued.

(vii)

Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (A) entitle any current or former director, officer, employee, independent contractor or consultant of the business of Cannex and its Subsidiaries to severance pay or any other payment; (B) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such individual; (C) increase the amount payable under or result in any other material obligation pursuant to any Cannex Benefit Plan; (D) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code; or (E) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code.

(viii)

No Cannex Benefit Plan is or has ever been at any time in the past: (A) an “employee pension plan” (as defined in Section 3(2) of ERISA), subject to Title IV of ERISA or Section 412 of the Code; (B) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (C) a “multiple employer plan,” as defined in Section 3(40) of ERISA, (D) a “voluntary employees’ beneficiary association,” as defined in Section 501(c)(9) of the Code, or (E) a “multiple employer welfare arrangement,” as defined in Section 3(40) of ERISA. Neither Cannex nor any of its ERISA Affiliates currently has an obligation to contribute to a “defined benefit plan” within the meaning of Section 3(3) of ERISA, a Multiemployer Plan, or any other plan subject to Title IV of ERISA or Section 412 of the Code. All Cannex Benefit Plans that are health and welfare plans are fully insured through insurance contracts, the premiums for which are paid directly by Cannex or one of its ERISA Affiliates, from its general assets or partly from its general assets and partly from contributions by plan participants. No insurance policy or contract relating to any such Cannex Benefit Plan requires or permits a retroactive increase in premiums or payments due thereunder.

(ix)

Each Cannex Benefit Plan that is subject to Section 409A of the Code has been administered in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including, notices, rulings and proposed and final regulations) thereunder in all material respects. Cannex and its Subsidiaries do not have any obligation to gross up, indemnify or otherwise reimburse any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code.

(x)	No Cannex Benefit Plan is: (A) a registered retirement savings plan (as defined in the Tax Act; or (B) a retirement compensation arrangement (as defined in the Tax Act.

(xi)

Each Cannex Benefit Plan can be amended, terminated, or otherwise discontinued in accordance with its terms, without material liabilities to 4Front, Cannex, or any of their ERISA Affiliates, other than ordinary administrative expenses typically incurred in a termination event. Neither Cannex nor any of its ERISA Affiliates has any commitment or obligation nor has made any representations to any employee, officer, manager, independent contractor, or consultant, to adopt, amend, modify, or terminate any Cannex Benefit Plan, in connection with the consummation of the transactions contemplated by this Agreement or otherwise.

(x)	Environmental. Except for any matters that would not have a Cannex Material Adverse Effect:

(i)	all facilities and operations of Cannex and its Subsidiaries have been conducted, and are now, in compliance with all applicable Environmental Laws;

(ii)

no environmental, reclamation or closure obligation, demand, notice, work order or other liabilities presently exist with respect to any portion of any currently or formerly owned, leased, used or otherwise controlled property, interests and rights or relating to the operations and business of Cannex and its Subsidiaries and, to the knowledge of Cannex, there is no reasonable basis for any such obligations, demands, notices, work orders or liabilities to arise in the future as a result of any activity in respect of such property, interests, rights, operations and business occurring as of or prior to the date hereof;

(iii)

none of Cannex nor its Subsidiaries is subject to any proceeding, application, order or directive which relates to environmental, health or safety matters, and which may require any material work, repairs, construction or expenditures;

(iv)

to the knowledge of Cannex, there is no renewal, modification, revocation, reassurance, alteration, transfer or amendment of any environmental Permits, or any review by or approval of, any Governmental Entity, of any environmental Permit, that are required in connection with the execution or delivery of this Agreement, the consummation of the transactions contemplated herein or the continuation of the business of Cannex or its Subsidiary following the Effective date;

(v)

Cannex and its Subsidiaries have made available to 4Front all material audits, assessments, investigation reports, studies, plans, regulatory correspondence and similar information in its possession or under its control with respect to environmental matters;

(vi)

to the knowledge of Cannex, there are no hazardous substances located on, in or under any of the Cannex Properties and no release of any hazardous substances has occurred on, in or from the Cannex Properties from the operation of the business of Cannex or its Subsidiaries or the conduct of activities related to the business of Cannex or its Subsidiaries thereon; and

(vii)

to the knowledge of Cannex, Cannex and its Subsidiaries are not subject to any past or present fact, condition or circumstance that could reasonably be expected to result in liability under any Environmental Laws.

(y)

Restrictions on Business Activities. Except as set forth in Schedule “C”, Section (y) of the Cannex Disclosure Letter, there is no Contract or Governmental Order binding upon Cannex or its Subsidiaries the terms of which prohibit or restrict any business practice of Cannex or its Subsidiaries, any acquisition of property by Cannex or its Subsidiaries or the conduct of business by Cannex or its Subsidiaries as currently conducted other than such Contracts or Governmental Orders which would not have a Cannex Material Adverse Effect.

(z)

Material Contracts. Except in each case where there would not be a Cannex Material Adverse Effect, (i) Cannex and its Subsidiaries have performed in all material respects all respective obligations required to be performed by them to date under any material Contracts currently in effect as of the date hereof (collectively, and together with the Intellectual Property Agreements of Cannex and its Subsidiaries, the “Cannex Material Contracts”), (ii) none of Cannex nor any of its Subsidiaries has received written notice of any breach or default under any such Cannex Material Contract by any other party thereto, (iii) prior to the date hereof, Cannex has made available to 4Front true and complete copies of all of Cannex Material Contracts, and (iv) all Cannex Material Contracts are legal, valid and binding against Cannex or its applicable Subsidiaries, are in full force and effect and are enforceable by Cannex (or its Subsidiaries, as the case may be) in accordance with their respective terms (subject to bankruptcy, insolvency and other applicable Laws affecting creditors’ rights generally, and to general principles of equity) and are the products of fair and arm’s length negotiations between the parties thereto.

(aa)	Intellectual Property.

(i)

Schedule “C”, Section (aa)(i) of the Cannex Disclosure Letter lists all Owned Intellectual Property Registrations and material unregistered common law trademarks included in the Owned Intellectual Property Assets of Cannex or a Subsidiary of Cannex. All required filings and fees related to such Owned Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Entities and authorized registrars, and all such Owned Intellectual Property Registrations are otherwise in good standing. Cannex has provided the other Parties with true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all such Owned Intellectual Property Registrations.

(ii)

To the knowledge of Cannex, except as set forth in Schedule “C”, Section (aa)(ii) of the Cannex Disclosure Letter, Cannex or one of its Subsidiaries is the sole and exclusive legal and beneficial, owner of its Owned Intellectual Property Registrations, and has the valid right to use all other Intellectual Property used in or necessary for the conduct of its business as currently conducted, in each case, free and clear of Liens (other than Permitted Liens), except, in each case, as would not have a Cannex Material Adverse Effect.

(iii)

The Intellectual Property Assets of Cannex and its Subsidiaries are all of the Intellectual Property necessary to operate the business of Cannex and its Subsidiaries as presently conducted or as planned to be conducted. Except as set forth in Schedule “C”, Section (aa)(iii) of the Cannex Disclosure Letter, the consummation of the transactions contemplated under this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, Cannex’s and its Subsidiaries right to own, use or hold for use any Intellectual Property Assets as owned, used or held for use in the conduct of the business of Cannex and its Subsidiaries as currently conducted or as planned to be conducted.

(iv)

To the knowledge of Cannex, and except as would not have a Cannex Material Adverse Effect, Cannex’s and its Subsidiaries’ rights in the Intellectual Property Assets of Cannex and its Subsidiaries are valid, subsisting and enforceable. Cannex and its Subsidiaries have taken commercially reasonable steps to maintain the Owned Intellectual Property Assets of Cannex and its Subsidiaries and to protect and preserve the confidentiality of all trade secrets or other proprietary information included in the Intellectual Property Assets.

(v)

Except as set forth in Schedule “C”, Section (aa)(v) of the Cannex Disclosure Letter, and except as would not have a Cannex Material Adverse Effect, (i) the conduct of Cannex’s and its Subsidiaries’ business as currently conducted, and the Intellectual Property Assets of Cannex and its Subsidiaries as currently owned, licensed or used by Cannex or its Subsidiaries, have not and do not infringe, misappropriate or otherwise violate the Intellectual Property or other rights of any Person and (ii) no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Owned Intellectual Property Assets of Cannex or any of its Subsidiaries .

(vi)

Neither Cannex nor any of its Subsidiaries is subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or would restrict or impair the use of any of Cannex’s or its Subsidiaries’ Intellectual Property Assets in any material respect.

(bb)

Bank Accounts. Schedule “C”, Section (bb) of the Cannex Disclosure Letter sets forth a complete list of all of the accounts maintained by Cannex and its Subsidiaries as of the date hereof with banks, credit unions, trust companies and other similar financial institutions and each individual with signatory authority with respect to such accounts.

(cc)

Relationships with Customers, Suppliers, Distributors and Sales Representatives. Cannex has not received any written communication that any material customer, supplier, distributor or sales representative intends to, or constitutes a threat that any such Person may, cancel, terminate or otherwise modify or not renew its relationship with Cannex, which in any of such cases would have a Cannex Material Adverse Effect.

(dd)

Brokers. None of Cannex, any of its Subsidiaries, or any of their respective officers, directors or employees on behalf of Cannex or its Subsidiaries has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

(ee)	Reporting Issuer Status. As of the date hereof, Cannex is a reporting issuer not in default (or the equivalent) under the Securities Laws of British Columbia, Alberta and Ontario.

(ff)	Stock Exchange Compliance. Cannex is in compliance in all material respects with the applicable listing and rules and regulations of the CSE.

(gg)

No Expropriation. No property or asset of Cannex or its Subsidiaries has been taken or expropriated by any Governmental Entity nor has any notice or proceeding in respect thereof been given or commenced nor, to the knowledge of Cannex, is there any intent or proposal to give any such notice or to commence any such proceeding.

(hh)

Anti-Money Laundering. The operations of Cannex and its Subsidiaries are and have been conducted, at all times, in material compliance with all applicable financial recordkeeping and reporting requirements of applicable anti-money laundering Laws of the jurisdictions in which Cannex conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Cannex Anti-Money Laundering Laws”), and no Action by or before any Governmental Entity against Cannex with respect to the Cannex Anti-Money Laundering Laws is pending. None of Cannex nor its Subsidiaries has, directly or indirectly: (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction in violation of applicable Laws; or (ii) made any contribution to any candidate for public office, in either case where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under the Corruption of Foreign Public Officials Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (United States) or the rules and regulations promulgated thereunder or under any other Laws of any relevant jurisdiction covering a similar subject matter applicable to Cannex, its Subsidiaries and their operations. Neither Cannex, any of its Subsidiaries, nor, to the knowledge of Cannex, any director, officer, agent, employee, affiliate or Person acting on behalf of Cannex or any of its Subsidiaries has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

(ii)

Corrupt Practices Legislation. None of Cannex, any of its Subsidiaries or affiliates, nor any of their respective officers, directors or employees acting on behalf of Cannex or any of its Subsidiaries or affiliates has violated the United States’ Foreign Corrupt Practices Act (and the regulations promulgated thereunder), the Corruption of Foreign Public Officials Act (Canada) (and the regulations promulgated thereunder) or any other applicable Law, and to the knowledge of Cannex, no such action has been taken by any of its agents, representatives or other Persons acting on behalf of Cannex or its Subsidiaries or any of its Affiliates.

(jj)

No Insolvency. Cannex and its Subsidiaries are not insolvent and are able to meet all of their respective financial liabilities as they become due and no winding-up, liquidation, dissolution or bankruptcy proceedings have been commenced or are being commenced or contemplated by Cannex or its Subsidiaries, and none of Cannex nor any of its Subsidiaries has knowledge of any such proceedings or transactions having been commenced or being contemplated in respect of Cannex or its subsidiaries by any other party.

(kk)

No “Collateral Benefit”. No person will receive a “collateral benefit” (within the meaning of Multilateral Instrument 61-101—Protection of Minority Security Holders in Special Transactions) from Cannex, its Subsidiaries or its Affiliates as a consequence of the Business Combination.

(ll)

Federal Cannabis Laws. Notwithstanding anything in this Agreement or the other documents contemplated hereby to the contrary, neither Cannex nor any of its Subsidiaries, directors, officers, shareholders, employees or other agents makes any representation or warranty, whether express or implied, written or oral, on behalf of Cannex as to the applicability of and compliance with United States federal Law dealing with the possession, use, cultivation, and/or transfer of cannabis and any related drug paraphernalia (including but not limited to Title 21 of the United States Code, the U.S. Controlled Substances Act, and 26 U.S.C. § 280E) as it relates to Cannex, its Subsidiaries, its business and assets or to the transactions contemplated by this Agreement.

The representations and warranties of Cannex contained in this Schedule “C” shall not survive the completion of the Business Combination and shall expire and be terminated on the earlier of the Effective Time and the date on which the Agreement is terminated in accordance with its terms.

SCHEDULE “D”

REPRESENTATIONS AND WARRANTIES OF BC NEWCO

BC Newco hereby represents and warrants to Cannex, 4Front and Nevada Holdco as follows, and acknowledges that such Parties are relying upon such representations and warranties in connection with the entering into of the Agreement:

(a)

Organization and Qualification. BC Newco is duly incorporated and validly existing under the BCBCA and has full corporate power and authority to own its assets now owned and conduct its business as now owned and conducted and as presently proposed to be conducted. BC Newco is duly qualified to carry on business and is in good standing in each jurisdiction in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a BC Newco Material Adverse Effect. True and complete copies of the constating documents of BC Newco have been delivered or made available to Cannex and 4Front, such documents are in full force and effect as of the date hereof, and BC Newco has not taken any action to amend or supersede such documents as of the date hereof.

(b)

Authority Relative to this Agreement. BC Newco has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by BC Newco and the consummation by BC Newco of the transactions contemplated by this Agreement have been duly authorized by the BC Newco Board and sole shareholder and no other corporate proceedings on the part of BC Newco are necessary to authorize this Agreement. This Agreement has been duly executed and delivered by BC Newco and assuming due authorization, execution and delivery by each of the other Parties, constitutes a valid and binding obligation of BC Newco, enforceable by the other Parties against BC Newco in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(c)

No Conflict; Required Filings and Consent. The execution and delivery by BC Newco of this Agreement and the performance by it of its obligations hereunder and the completion of the Business Combination will not violate, conflict with or result in a breach of any provision of the organizational documents of BC Newco, and except as would not have a BC Newco Material Adverse Effect, will not violate, conflict with or result in a breach of any Law to which BC Newco is subject or by which BC Newco is bound; Other than the Interim Order and the Final Order, no Permit is necessary on the part of BC Newco for the consummation by BC Newco of its obligations in connection with the Business Combination under this Agreement or for the completion of the Business Combination not to cause or result in any loss of any rights or assets or any interest therein held by BC Newco in any material properties, except for such Permits as to which the failure to obtain or make would not (x) individually or in the aggregate, prevent or materially delay consummation of the Business Combination or (y) have a BC Newco Material Adverse Effect.

(d)	Subsidiaries. BC Newco does not have Subsidiaries or any direct or indirect interests in any Person.

(e)	Compliance with Laws.

(i)	BC Newco does not have any operations, and has not received any written notice of any alleged violation of any Laws.

(ii)

BC Newco is not in conflict with, or in default (including cross defaults) under or in violation of its articles or by-laws or equivalent organizational documents in any case in any material respect, except for any conflicts, defaults or violations that would not have a BC Newco Material Adverse Effect.

(iii)

No Governmental Order preventing, ceasing or suspending trading in any securities of BC Newco is issued and outstanding and no proceeding for either of such purposes have been instituted or, to the knowledge of BC Newco, are pending, contemplated or threatened.

(iv)	BC Newco does not engage in any material business in any jurisdiction.

(f)

Capitalization. The authorized share capital of BC Newco consists of an unlimited number of BC Newco Shares. As at the date of this Agreement there is one BC Newco Share validly issued and outstanding as a fully-paid and non-assessable share of BC Newco. There are no options, warrants, conversion privileges, calls or other rights, shareholder rights plans, agreements, arrangements, commitments, or obligations of BC Newco to issue or sell any shares of BC Newco or securities or obligations of any kind convertible into, exchangeable for or otherwise carrying the right or obligation to acquire any shares of BC Newco, and no Person is entitled to any pre-emptive or other similar right granted by BC Newco.

(g)	Shareholder and Similar Agreements. BC Newco is not party to any shareholder, pooling, voting trust or other similar agreement relating to the issued and outstanding BC Newco Shares.

(h)

Undisclosed Liabilities. BC Newco does not have any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that are not and would not, individually or in the aggregate with all other liabilities and obligations of BC Newco, have a BC Newco Material Adverse Effect, or, as a consequence of the consummation of the BC Newco Component of the Business Combination, have a BC Newco Material Adverse Effect.

(i)	BC Newco Property. Aside from cash, BC Newco does not own any property, whether directly or indirectly, tangible or intangible, real or personal.

(j)	Operational Matters. BC Newco does not have any operations, and was formed for the purposes of the transactions contemplated by this Agreement.

(k)

Employment Matters. BC Newco does not have any employees, and has not entered into any binding Contract providing for severance, termination or other change in control-related payments to any director, officer or employee in connection with the termination of their position or their employment as a direct result of a change in control of BC Newco.

(l)	Absence of Certain Changes or Events. Since February 1, 2019:

(i)	There has not been any event, circumstance or occurrence which has given rise to a BC Newco Material Adverse Effect; and

(ii)

there has not been any redemption, repurchase or other acquisition of BC Newco Shares by BC Newco, or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to the BC Newco Shares.

(m)

Litigation. There is no Action pending or, to the knowledge of BC Newco, Action threatened against or relating to BC Newco or against any current officer or senior executive relating to such individual’s role with or services to BC Newco before or by any Governmental Entity which, if adversely determined, would have a BC Newco Material Adverse Effect or prevent or materially delay the consummation of the Business Combination (provided that the representation in this Section (m) shall not apply to Actions which may arise after the date of this Agreement which do not have a reasonable prospect of succeeding or, if successful, would not give rise to a BC Newco Material Adverse Effect). BC Newco is not subject to any judgments that are unsatisfied, any Governmental Order which in each such case has had a BC Newco Material Adverse Effect which would prevent or materially delay consummation of the transactions contemplated by this Agreement.

(n)	Taxes. BC Newco has not had any Tax Returns required to be made or prepared by it in accordance with applicable Law, or filed with the appropriate Governmental Entity. The

BC	Newco Shares are not “taxable Canadian property” for purposes of the Tax Act.

(o)

Books and Records. The corporate records and minute books of BC Newco have been maintained in accordance with all applicable Laws, and the minute books of BC Newco are complete and accurate in all material respects. The corporate minute books for BC Newco contain minutes of all meetings and resolutions of the directors and securityholders held.

(p)	Insurance. BC Newco does not have any policies of insurance.

(q)

Non-Arm’s Length Transactions. There are no current Contracts or other transactions (including relating to indebtedness by BC Newco) between BC Newco on the one hand, and (i) any officer or director of BC Newco, (ii) any holder of record or, to the knowledge of BC Newco, beneficial owner of five percent or more of the voting securities of BC Newco, or (iii) any affiliate or Associate of any officer, director or beneficial owner, on the other hand.

(r)

Restrictions on Business Activities. There is no Contract or Governmental Order binding upon BC Newco, the terms of which prohibit or restrict any acquisition of property by BC Newco, other than such Contracts or Governmental Orders which would not have a BC Newco Material Adverse Effect.

(s)	Intellectual Property. BC Newco does not have any Owned Intellectual Property Registrations of Owned Intellectual Property Assets.

(t)

No Insolvency. BC Newco is not insolvent and is able to meet all of its financial liabilities as they become due and no winding-up, liquidation, dissolution or bankruptcy proceedings have been commenced or are being commenced or contemplated by BC Newco, and BC Newco has no knowledge of any such proceedings or transactions having been commenced or being contemplated in respect of BC Newco by any other party.

The representations and warranties of BC Newco contained in this Schedule “D” shall not survive the completion of the Business Combination and shall expire and be terminated on the earlier of the Effective Time and the date on which the Agreement is terminated in accordance with its terms.

SCHEDULE “E”

REPRESENTATIONS AND WARRANTIES OF 4FRONT

Except as disclosed or included in (a) the 4Front Disclosure Letter (which shall make reference to the applicable section, subsection, paragraph or subparagraph below in respect of which such qualification is being made, provided that information disclosed in any section, subsection, paragraph or subparagraph of the 4Front Disclosure Letter will qualify any other section, subsection, paragraph or subparagraph below to the extent that the relevance or applicability of the information disclosed is reasonably apparent, notwithstanding the absence of a reference to such other section, subsection, paragraph or subparagraph below), or (b) the documents, materials, or agreements listed in the 4Front Disclosure Letter, 4Front hereby represents and warrants to the other Parties as follows, and acknowledges that such Parties are relying upon such representations and warranties in connection with the entering into of the Agreement:

(a)

Organization and Qualification. 4Front is a limited liability company validly existing under the Laws of the state of Delaware and has all necessary limited liability company power and authority to own its assets now owned and conduct its business as now owned and conducted and as presently proposed to be conducted. 4Front is duly qualified to carry on business and is in good standing in each jurisdiction in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a 4Front Material Adverse Effect. True and complete copies of the organizational documents of 4Front have been delivered or made available to Cannex, such documents are in full force and effect as of the date hereof, and 4Front has not taken any action to amend or supersede such documents as of the date hereof.

(b)

Authority Relative to this Agreement. 4Front has the requisite limited liability company power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by 4Front and the consummation by 4Front of the transactions contemplated by this Agreement have been duly authorized by the 4Front Board and no other proceedings on the part of 4Front are necessary to authorize this Agreement other than the Nevada Holdco Shareholder Approval and approval of the Nevada Holdco Continuance Resolution and the Nevada Holdco Arrangement Resolution. This Agreement has been duly executed and delivered by 4Front and, assuming due authorization, execution and delivery by each of the other Parties hereto, constitutes a valid and binding obligation of 4Front, enforceable by the other Parties hereto against 4Front in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(c)

No Conflict; Required Filings and Consent. Except as disclosed in Schedule “E”, Section (c) of the 4Front Disclosure Letter, the execution and delivery by 4Front of this Agreement and the performance by it of its obligations hereunder and the completion of the Business Combination will not violate, conflict with or result in a breach of any provision of the organizational documents of 4Front or its Subsidiaries, or any 4Front Third Party Permit Holder, and, except as would not have a 4Front Material Adverse Effect, will not: (i) violate, conflict with or result in a breach of: (A) any 4Front Material Contract; or (B) any Law to which 4Front, its Subsidiaries or any 4Front Third Party Permit Holders are subject or by which 4Front, its Subsidiaries or any 4Front Third Party Permit Holders are bound; (ii) give rise to any right of termination, or the acceleration of any indebtedness, under any 4Front Material Contract or licence or permit held by 4Front, its Subsidiaries or any 4Front Third Party Permit Holder; or (iii) give rise to any rights of first refusal or rights of first offer, trigger any change in control or any restriction or limitation under any 4Front Material Contract or licence or permit held by 4Front, its Subsidiaries or any 4Front Third Party Permit Holder, or result in the imposition of any Lien upon any of 4Front’s assets or the assets of its Subsidiaries or any 4Front Third Party Permit Holder.

(d)

Subsidiaries. 4Front does not have Subsidiaries or any material interests in any Person, other than those listed in Schedule “E”, Section (d) of the 4Front Disclosure Letter. Each Subsidiary of 4Front is duly organized or incorporated, as applicable, and is validly existing under the Laws of its jurisdiction of organization, has all necessary limited liability company power and authority to own its assets now owned and conduct its business as now owned and conducted by it and is duly qualified to carry on business in each jurisdiction in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a 4Front Material Adverse Effect. 4Front beneficially owns, directly or indirectly, all of the issued and outstanding equity securities of its Subsidiaries. All of the outstanding equity securities in the capital of each Subsidiary are: (i) validly issued, fully-paid and non-assessable and all such equity securities are owned free and clear of all Liens; (ii) except as set forth in the organizational documents (including, without limitation, any operating agreement) of each Subsidiary, free of any other restrictions including any restriction on the right to vote, sell or otherwise dispose of shares; and (iii) all such securities so owned directly or indirectly by 4Front have been issued in material compliance with all applicable Laws.

(e)	Compliance with Laws.

(i)

Except (A) as disclosed in Schedule “E”, Section (e)(i) of the 4Front Disclosure Letter or (B) for non-compliance or violations that would not have a 4Front Material Adverse Effect, the operations of 4Front, its Subsidiaries and the 4Front Third Party Permit Holders have been and are now conducted in material compliance with all Laws of each jurisdiction, the Laws of which have been and are now applicable to the operations of 4Front, its Subsidiaries or such 4Front Third Party Permit Holders, as applicable (including applicable Privacy Law and Anti-Spam Law), and none of 4Front, its Subsidiaries or, to the knowledge of 4Front, the 4Front Third Party Permit Holders has received any written notice of any alleged violation of any such Laws.

(ii)

Except as disclosed in Schedule “E”, Section (e)(ii) of the 4Front Disclosure Letter, none of 4Front nor any of its Subsidiaries is in conflict with, or in default (including cross defaults) under or in violation of: (A) its articles or by-laws or equivalent organizational documents in any case in any material respect; or (B) any 4Front Material Contract, except for any conflicts, defaults or violations that would not have a 4Front Material Adverse Effect.

(iii)

No Governmental Order preventing, ceasing or suspending trading in any securities of 4Front is issued and outstanding and no proceedings for any of such purposes have been instituted or, to the knowledge of 4Front, are pending, contemplated or threatened.

(iv)

Except as disclosed in Schedule “E”, Section (e)(iv) of the 4Front Disclosure Letter, none of 4Front, nor its Subsidiaries or the 4Front Third Party Permit Holders, conducts any material cannabis-related activities nor engages in any material business in any jurisdiction where such activities are not expressly authorized by applicable Laws; in those jurisdictions where such cannabis-related activities are expressly authorized by state Laws, 4Front, its Subsidiaries and the 4Front Third Party Permit Holders comply in all material respects, and 4Front reasonably believes that any third party with which it engages in business or transactions complies in all material respects, with such Laws and have all material Permits necessary for the conduct of such cannabis-related activities.

(f)	Licenses and Permits.

(i)

Schedule “E”, Section (f) of the 4Front Disclosure Letter lists all material Permits issued to each of 4Front, its Subsidiaries and any other Person who is not an Affiliate of 4Front and has a contractual relationship with 4Front or its Subsidiaries (each, a “4Front Third Party Permit Holder”) which are required for the conduct of the operations of 4Front, its Subsidiaries and the 4Front Third Party Permit Holders as currently conducted or as presently proposed to be conducted or the ownership and use of the assets of 4Front, its Subsidiaries and the 4Front Third Party Permit Holders now owned and used, including the names of the Permits, the holder of each Permit, and their respective dates of issuance and expiration. All material Permits required for each of 4Front and its Subsidiaries to conduct the operations of 4Front and its Subsidiaries as currently conducted or for the ownership and use of the assets of 4Front and its Subsidiaries now owned have been obtained by 4Front or its Subsidiaries or a 4Front Third Party Permit Holder, as applicable, and are (A) valid and in full force and effect (to the extent such Permit is held by 4Front or a Subsidiary); or (B) to the knowledge or 4Front, are valid and in full force and effect (to the extent such Permit is held by a 4Front Third Party Permit Holder). Except as disclosed in Schedule “E”, Section (f)(i) of the 4Front Disclosure Letter, 4Front and its Subsidiaries and, to its knowledge, each 4Front Third Party Permit Holder, are in material compliance with all material Permits, as they are required to hold for the conduct of the operations of 4Front and its Subsidiaries as currently conducted. There is no material Action pending or, to the knowledge of 4Front, threatened, regarding any of the foregoing Permits.

(ii)

To the knowledge of 4Front, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Schedule “E”, Section (f) of the 4Front Disclosure Letter.

(iii)

None of 4Front or any of its Subsidiaries nor, to the knowledge of 4Front, and 4Front Third Party Permit Holders, has received any written notice of revocation or non-renewal of any Permits, or of any intention of any Person to revoke or refuse to renew any of such Permits, except in each case, for revocations or non-renewals which would not have a 4Front Material Adverse Effect.

(g)	Capitalization.

(i)

Schedule “E”, Section (g) of the 4Front Disclosure Letter sets forth the holders of 4Front Membership Interests as of the date of this Agreement, which such 4Front Membership Interests are validly issued and outstanding as fully-paid and non-assessable limited liability company membership interests of 4Front. The terms of the 4Front Warrants and the 4Front Liquidity Warrants (including exercise price) are disclosed in Schedule “E”, Section (g) to the 4Front Disclosure Letter. Except as described in this Section (g) or as disclosed in Schedule “E”, Section (g) of the 4Front Disclosure Letter, (A) there are no options, warrants, conversion privileges, calls or other rights, shareholder rights plans, agreements, arrangements, commitments, or obligations of 4Front or its Subsidiaries to issue or sell any equity securities of 4Front or its Subsidiaries or securities or obligations of any kind convertible into, exchangeable for or otherwise carrying the right or obligation to acquire any equity securities of 4Front or its Subsidiaries, and (B) no Person is entitled to any pre-emptive or other similar right granted by 4Front or its Subsidiaries. Except as disclosed in Schedule “E”, Section (g) of the 4Front Disclosure Letter, to the knowledge of 4Front, no Person beneficially owns, directly or indirectly, or exercises control or direction over, more than 10% of the 4Front Membership Interests.

(ii)

There are no outstanding contractual obligations of 4Front or its Subsidiaries to repurchase, redeem or otherwise acquire any 4Front Membership Interests or any shares or other equity securities of its Subsidiaries. No Subsidiary of 4Front owns any 4Front Membership Interests.

(iii)

No Governmental Order ceasing or suspending trading in 4Front Membership Interests or prohibiting the sale of such 4Front Membership Interests has been issued and is outstanding against 4Front or its directors, officers or promoters.

(h)

Shareholder and Similar Agreements. Except as set forth on Schedule “E”, Section (h) of the 4Front Disclosure Letter, 4Front is not party to any shareholder, pooling, voting trust or other similar agreement relating to the issued and outstanding equity securities of 4Front or its Subsidiaries.

(i)	U.S. Securities Law Matters.

(i)

There is no class of securities of 4Front which is registered pursuant to Section 12 of the U.S. Exchange Act, nor is 4Front subject to any reporting obligation (whether active or suspended) pursuant to section 15(d) of the U.S. Exchange Act. 4Front is not, subject to any requirement to register any class of its equity securities pursuant to Section 12(g) of the U.S. Exchange Act.

(ii)

None of 4Front nor any of its Subsidiaries, predecessors or Affiliates has had the registration of a class of securities under the U.S. Exchange Act revoked by the United States Securities and Exchange Commission pursuant to Section 12(j) of the U.S. Exchange Act and any rules or regulations promulgated thereunder.

(iii)	4Front is not an investment company registered or required to be registered under the U.S. Investment Company Act of 1940, as amended.

(iv)

The 4Front Membership Interests, and other equity securities of 4Front have been issued under a valid exemption under the U.S. Securities Act and in accordance with all applicable state securities Laws.

(j)	Financial Statements.

(i)

Except as disclosed in Schedule “E”, Section (j)(i) of the 4Front Disclosure Letter, (A) the audited consolidated financial statements for 4Front as at and for the fiscal year ended on December 31, 2017, including the notes thereto and the reports by 4Front’s auditors thereon; and (B) the unaudited consolidated financial statements for 4Front as at and for the nine (9) month period ending September 30, 2018, have been prepared in accordance with IFRS, and all financial statements of 4Front which are prepared by 4Front in respect of any subsequent periods prior to the Effective Date will be prepared in accordance with IFRS applied on a basis consistent with prior periods and all applicable Laws and present fairly, in all material respects, the assets, liabilities (whether accrued, absolute, contingent or otherwise), the consolidated financial position and the results of operations of 4Front and its Subsidiaries as of the respective dates thereof and their results of operations and cash flows for the respective periods covered thereby (except as may be indicated expressly in the notes thereto). Other than those listed on Schedule “E”, Section (j) of the 4Front Disclosure Letter, there are no outstanding loans made by 4Front to any executive officer or director of 4Front or its Subsidiaries.

(ii)

Except as disclosed in Schedule “E”, Section (j)(ii) of the 4Front Disclosure Letter, each of 4Front and its Subsidiaries maintains internal control over financial reporting. Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP and includes policies and procedures that: (A) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that receipts and expenditures of 4Front are being made only with appropriate authorizations of management and directors of 4Front, as applicable; and (B) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of 4Front that could have a material effect on its financial statements. To the knowledge of 4Front, as of the date of this Agreement, there neither is, nor has been, any fraud with respect to 4Front, whether or not material, relating to the financial reporting or internal control over financial reporting of 4Front. To the knowledge of 4Front, as of the date of this Agreement, there is no fraud that involves management or any other employees who have a significant role in the internal control over financial reporting of 4Front.

(iii)

Neither 4Front nor any of its Subsidiaries has received any material written complaint, allegation, assertion, or claim that 4Front or any of its Subsidiaries has engaged in questionable accounting or auditing practices, which has not been resolved to the satisfaction of the 4Front Board (or, if applicable, the audit committee thereof), or has not been disclosed to Cannex and BC Newco.

(k)

Undisclosed Liabilities. Other than as disclosed in Schedule “E”, Section (k) of the 4Front Disclosure Letter, neither 4Front nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except for: (i) liabilities and obligations that are adequately presented or reserved on the unaudited balance sheet of 4Front as of September 30, 2018 (the “4Front Balance Sheet”) or disclosed in the notes thereto; or (ii) liabilities and obligations incurred in the ordinary course of business consistent with past practice that are not and would not, individually or in the aggregate with all other liabilities and obligations of 4Front and its Subsidiaries (other than those disclosed on the 4Front Balance Sheet and/or in the notes to the 4Front financial statements), have a 4Front Material Adverse Effect, or, as a consequence of the consummation of the Business Combination, have a 4Front Material Adverse Effect. Without limiting the foregoing, the 4Front Balance Sheet reflects reasonable reserves in accordance with IFRS for contingent liabilities of 4Front and its Subsidiaries.

(l)

Operational Matters. Except as noted in Schedule “E”, Section (l) of the 4Front Disclosure Letter, and except as would not, individually or in the aggregate, result in a 4Front Material Adverse Effect all rentals, royalties, overriding royalty interests, production payments, net profits, interest burdens, payments and obligations due and payable, or performable, as the case may be, on or prior to the date hereof under, with respect to, or on account of, any assets of 4Front and its Subsidiaries have been: (i) duly paid; (ii) duly performed; or (iii) provided for prior to the date hereof.

(m)	Employment Matters.

(i)

Other than as disclosed in Schedule “E”, Section (m)(i) of the 4Front Disclosure Letter, neither 4Front nor its Subsidiaries has entered into any binding Contract providing for severance, termination or other change in control-related payments to any director, officer or employee in connection with the termination of their position or their employment as a direct result of a change in control of 4Front.

(ii)

Neither 4Front nor its Subsidiaries (A) is a party to any collective bargaining agreement, or (B) is subject to any application for certification or, to the knowledge of 4Front, actual or threatened union-organizing campaigns for employees not covered under a collective bargaining agreement.

(iii)

4Front and its Subsidiaries are and have been in compliance in all material respects with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by 4Front or any of its Subsidiaries as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. All employees of 4Front or any of its Subsidiaries classified as exempt under the Fair Labor Standards Act and state and local wage and hour Laws are properly classified. There are no Actions against 4Front or any of its Subsidiaries pending, or to the knowledge of 4Front, threatened to be brought or filed, by or with any Governmental Entity or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of 4Front or any of its Subsidiaries, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Laws.

(iv)

Neither 4Front nor its Subsidiaries is subject to any claim for wrongful dismissal, constructive dismissal or any other tort claim, actual or, to the knowledge of 4Front, threatened, or any litigation actual, or to the actual knowledge of 4Front, threatened, relating to employment or termination of employment of employees or independent contractors, except for such claims or litigation which individually or in the aggregate would not have a 4Front Material Adverse Effect.

(v)

To the knowledge of 4Front, no labour strike, lock-out, slowdown or work stoppage is pending or threatened against or directly affecting 4Front, except as would not have a 4Front Material Adverse Effect.

(vi)

Neither 4Front nor its Subsidiaries has implemented any plant closing, layoff of employees, or taken any other action that would result in a violation of, or require any action with respect to, the WARN Act, and no such action shall be implemented prior to the Closing Date.

(n)	Absence of Certain Changes or Events. Except as noted in Schedule “E”, Section (n) of the 4Front Disclosure Letter, since March 31, 2018:

(i)	4Front and its Subsidiaries have conducted their respective businesses only in the ordinary course of business and consistent with past practice in all material respects;

(ii)	there has not been any event, circumstance or occurrence which has given rise to a 4Front Material Adverse Effect;

(iii)	there has not been any material change in the accounting practices used by 4Front or its Subsidiaries;

(iv)

there has not been any redemption, repurchase or other acquisition of 4Front Membership Interests by 4Front, or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to the 4Front Membership Interests;

(v)

there has not been any entering into, or an amendment of, any 4Front Material Contract other than (A) in the ordinary course of business consistent with past practice, or (B) renewals of any such 4Front Material Contract;

(vi)

there has not been any satisfaction or settlement of any material claims or material liabilities that were not reflected in 4Front’s financial statements, other than the settlement of such claims or such liabilities incurred in the ordinary course of business consistent with past practice; and

(vii)

except for ordinary course adjustments to salary, bonus, or other remuneration payable to any officers or senior or executive officers, there has not been any increase in the salary, bonus, severance or other remuneration payable to any senior or executive officers of 4Front or its Subsidiaries.

(o)

Litigation. Except as noted in Schedule “E”, Section (o) of the 4Front Disclosure Letter, there is no Action or, to the knowledge of 4Front, Action threatened against or relating to 4Front or its Subsidiaries, the business of 4Front or its Subsidiaries or affecting any of their properties or assets, or against any current officer or senior executive of 4Front or its Subsidiaries relating to such individual’s current or prior role with or services to 4Front and its Subsidiaries, before or by any Governmental Entity which, if adversely determined, would have a 4Front Material Adverse Effect or prevent or materially delay the consummation of the Business Combination (provided that the representation in this Section (o) shall not apply to Actions which may arise after the date of this Agreement which do not have a reasonable prospect of succeeding or, if successful, would not give rise to a 4Front Material Adverse Effect). Neither 4Front nor its Subsidiaries is subject to any judgments that are unsatisfied, any Governmental Order which in each such case has had a 4Front Material Adverse Effect or which would prevent or materially delay consummation of the transactions contemplated by this Agreement.

(p)	Taxes.

(i)

Each of 4Front and its Subsidiaries has duly and in a timely manner made or prepared all material Tax Returns required to be made or prepared by it in accordance with applicable Law, and duly and in a timely manner filed all material Tax Returns required to be filed by it with the appropriate Governmental Entity, such Tax Returns were complete and correct in all material respects and 4Front and its Subsidiaries have paid all material Taxes, including instalments on account of Taxes for the current year required by applicable Law, which are due and payable by it whether or not assessed by the appropriate Governmental Entity, other than Taxes which are being contested in good faith through appropriate proceedings.

(ii)

4Front has made adequate provisions or reserves in accordance with IFRS in the 4Front Balance Sheets for any Taxes of 4Front and its Subsidiaries for the period covered by such financial statements that have not been paid whether or not shown as being due on any material Tax Returns. Since such publication date, no material liability in respect of Taxes not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued, other than in the ordinary course of business.

(iii)

Each of 4Front and its Subsidiaries has duly and timely withheld all material Taxes and other amounts required by applicable Law to be withheld by it (including Taxes and other amounts required to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the benefit of any Person) and has duly and timely remitted to the appropriate Governmental Entity such Taxes or other amounts required by applicable Law to be remitted by it.

(iv)

Each of 4Front and its Subsidiaries has duly and timely collected all material amounts on account of any sales, use or transfer Taxes, including goods and services, harmonized sales, provincial and territorial taxes and state and local taxes, required by applicable Law to be collected by it and has duly and timely remitted to the appropriate Governmental Entity such amounts required by applicable Law to be remitted by it and has duly and timely paid any and all material sales, use or transfer Taxes required to be paid or self-assessed by it pursuant to applicable Laws and has claimed eligible exemptions, refunds and input Tax credits in respect thereof in all material respects in accordance with applicable Laws.

(v)

Each of 4Front and its Subsidiaries has remitted all material pension plan contributions, employment insurance premiums, employer health taxes, payroll taxes and other Taxes payable by it in respect of its employees, agents and consultants, as applicable, and has remitted such material amounts to the appropriate Governmental Entity within the time required under applicable Laws.

(vi)

None of 4Front or any of its Subsidiaries has made, prepared and/or filed any elections, designations or similar filings relating to Taxes or entered into any agreement or other arrangement in respect of Taxes or Tax Returns that has effect for any period ending after the Effective Date.

(vii)

There are no proceedings, investigations, audits, proposed adjustments or claims now pending or, to the knowledge of 4Front, asserted or threatened against 4Front or its Subsidiaries in respect of any Taxes and there are no matters under discussion, audit or appeal with any Governmental Entity relating to Taxes.

(viii)

There are no Liens for Taxes upon any properties or assets of 4Front or its Subsidiaries (other than Liens relating to Taxes not yet due and payable or for Taxes which are being contested in good faith through appropriate proceedings and for which adequate provisions or reserves have been recorded on the most recent balance sheet included in 4Front’s audited financial statements).

(ix)

Each of 4Front and its Subsidiaries has not taken any action and none of 4Front or its Subsidiaries knows of any fact relating to the Business Combination that would be reasonably be expected to prevent the Business Combination from qualifying for the Intended Tax Treatment.

(x)	None of the issued and outstanding shares in the capital of 4Front or its Subsidiaries (or options or interests in respect of such shares) is “taxable Canadian property” for purposes of the Tax Act.

(q)	Title to Assets.

(i)

4Front or its Subsidiaries, as the case may be, has a good and marketable title to the owned real property set out in Schedule “E”, Section (q)(i) of the 4Front Disclosure Letter (the “4Front Owned Properties”) and a valid leasehold interest in the leased real property set out in Schedule “E”, Section (q)(i) of the 4Front Disclosure Letter (the “4Front Leased Properties” and together with 4Front Owned Properties, the “4Front Properties”), free and clear of any encumbrances (other than Permitted Liens or as would not have a 4Front Material Adverse Effect).

(ii)

4Front and its Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, as applicable, all material personal property owned or leased by it, free and clear of any encumbrances (other than Permitted Liens) and except as disclosed in Schedule “E”, Section (q)(ii) of the 4Front Disclosure Letter or otherwise as would not have a 4Front Material Adverse Effect.

(r)	Real Property.

(i)

Except for Permitted Liens, there are no existing contracts, options, rights of first refusal, leases or otherwise, to sell, transfer, lease or otherwise dispose of any 4Front Properties, or to purchase or acquire any 4Front Properties, and 4Front is not aware of any circumstances which would result in any sale or disposal, whether by sale, lease or otherwise, of any of the 4Front Properties including power of sale, foreclosure, expropriation or judicial proceedings.

(ii)	To the knowledge of 4Front:

(A)

neither 4Front, any of its Subsidiaries nor the landlords of the 4Front Properties are in material breach of any applicable Laws, including any material building, zoning or other statutes or any official plan, or any covenants, restrictions, rights or easements affecting such 4Front Properties;

(B)

all buildings, structures, additions and/or improvements situated on any of the 4Front Properties are located wholly within the boundaries of such 4Front Properties, are free of any structural or material defect and comply with all Laws, covenants, restrictions, rights and easements affecting the same and their use, in each case in all material respects; and

(C)	there are no outstanding work orders, non-compliance orders, deficiency notices or other such notices relative to any of the 4Front Properties.

(iii)

The 4Front Properties are adequately serviced by utilities (or well water with adequate septic systems, if any) having adequate capacities for the normal operations of 4Front’s or its Subsidiaries’ facilities that are currently growing marijuana in accordance with its licenses and the business of 4Front and its Subsidiaries. The 4Front Properties have enforceable rights of access to and from public streets or highways satisfactory, sufficient and adequate for the normal operations of the business of 4Front and its Subsidiaries, to the knowledge of 4Front and its Subsidiaries, there is no fact or circumstance which exists which could result in the termination or restriction of such access.

(iv)

No amounts are owing by 4Front in respect of any of the 4Front Properties to a public utility, other than current accounts which are not in arrears. All amounts that are due for labour or materials supplied to or on behalf of 4Front relating to the construction, alteration or repair of or on any of the 4Front Properties have been paid in full and, to the knowledge of 4Front, no one has filed any construction, builders’, mechanics’ or similar liens relating to the supply of work or materials to or on any of the 4Front Properties with respect to amounts that are not in arrears.

(v)

To the knowledge of 4Front and its Subsidiaries, the 4Front Leases are currently in good standing in all material respects, 4Front or its Subsidiaries, as the case may be, as tenant and the applicable landlord have, as of the date hereof, complied in all material respects with their respective obligations under the 4Front Leases and to the knowledge of 4Front and its Subsidiaries, there exists no claim of any kind or right of set-off against 4Front or its Subsidiaries, as the case may be, as tenant by the landlord or against the landlord by 4Front or its Subsidiaries, as the case may be, as tenant as of the date hereof.

(vi)

4Front or its Subsidiaries, as the case may be, as tenant is in actual possession of the 4Front Properties. 4Front or its Subsidiaries, as the case may be, is not in arrears of rent required to be paid pursuant to the applicable 4Front Lease.

(vii)

4Front or its Subsidiaries, as the case may be, as tenant has no right to extend, right of termination, option to purchase, or right of first refusal with respect to the 4Front Properties except as set out in the 4Front Leases.

(s)

Books and Records. Except as noted in Schedule “E”, Section (s) of the 4Front Disclosure Letter, the corporate records and minute books of 4Front and its Subsidiaries have been maintained in accordance with all applicable Laws, and the minute books of 4Front and its Subsidiaries as provided to Cannex and BC Newco are complete and accurate in all material respects. The corporate minute books for 4Front and its Subsidiaries contain minutes of all meetings and resolutions of the directors and securityholders held.

(t)	Insurance.

(i)	Schedule “E”, Section (t) of the 4Front Disclosure Letter set out a true and complete list, as of the date of this Agreement, of 4Front’s and its Subsidiaries material policies of insurance.

(ii)

4Front has in place reasonable and prudent insurance policies appropriate for its size, nature and stage of development. All premiums payable prior to the date hereof under such material policies of insurance have been paid and 4Front has not failed to make any material claim thereunder on a timely basis.

(iii)

Each of such material policies is in full force and effect on the date hereof and 4Front will use commercially reasonable efforts to keep them in full force and effect or renew them as appropriate through the Effective Date. No written notice of cancellation or termination has been received by 4Front or its Subsidiaries with respect to any such policy. No material claim under any insurance policy of 4Front or its Subsidiaries has been denied during the prior two (2) years.

(u)

Non-Arm’s Length Transactions. Except for (i) employment, consulting or employment compensation agreements entered into in the ordinary course of business, (ii) customary director and officer indemnification arrangements on market terms, (iii) financing agreements or shareholder agreements with 4Front’s shareholders entered into in connection with financings or other transactions to which 4Front’s shareholders are generally parties and that will terminate at or prior to the Effective Time as a result of the transactions contemplated hereby, (iv) the 4Front Voting Agreements; or (v) as set out in Schedule “E”, Section (u) of the 4Front Disclosure Letter, there are no current Contracts or other transactions (including relating to indebtedness by 4Front or its Subsidiaries) between 4Front or any of its Subsidiaries on the one hand, and (a) any officer or director of 4Front or its Subsidiaries, (b) any holder of record or, to the knowledge of 4Front, beneficial owner of five percent or more of the voting securities of 4Front, or (c) any affiliate or Associate of any officer, director or beneficial owner, on the other hand.

(v)	Benefit Plans.

(i)

Schedule “E”, Section (v)(i) of the 4Front Disclosure Letter contains a true and complete list of each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off, welfare, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including, without limitation, each “employee benefit plan” within the meaning of Section 3(3) of ERISA, which is or has ever been maintained, sponsored, contributed to, or required to be contributed to by 4Front or its Subsidiaries for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant or any spouse or dependent of such individual, or under which 4Front or its Subsidiaries or any of their ERISA Affiliates has or may have any Liability, contingent or otherwise (as listed on Schedule “E”, Section (v)(i) of the 4Front Disclosure Letter, each, a “4Front Benefit Plan”).

(ii)

Schedule “E”, Section (v)(ii) of the 4Front Disclosure Letter separately identifies the plan sponsor of each 4Front Benefit Plan, whether such 4Front Benefit Plan is maintained for service providers working outside of the United States, and whether any 4Front Benefit Plan provides accelerated, enhanced or additional benefits in connection with a change in control.

(iii)

4Front has made available to Cannex, to the extent applicable, correct and complete copies of the following with respect to each 4Front Benefit Plan: (A) the 4Front Benefit Plan documents and all amendments thereto and the related trust documents or other funding arrangements, custodial agreements, insurance policies and contracts, administration agreements and similar agreements, and investment management or investment advisory agreements, now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise including fidelity bond and fiduciary liability insurance policies related to the 4Front Benefit Plan, if any, in each case, as currently in effect; (B) the three most recent annual reports (IRS Form 5500) filed with the IRS, including all schedules and attachments and the most recent actuarial report, if any, and three most recent actuarial reports, if any; (C) the most recent summary plan description and any summary of material modification thereto; (D) written communications to employees of 4Front relating to such 4Front Benefit Plan (including COBRA communications) and written communications from any Governmental Entity related to such 4Front Benefit Plan; (E) written descriptions of all non-written agreements relating to such 4Front Benefit Plan; and (F) the most recent non-discrimination tests performed under the Code for such 4Front Benefit Plan.

(iv)

Each 4Front Benefit Plan and related trust has been established, administered, funded and maintained in accordance with its terms and in compliance with all applicable Laws (including ERISA, the Code, the Patient Protection and Affordable Care Act and any applicable local Laws), and neither 4Front nor any of its ERISA Affiliates, nor any “party in interest” or “disqualified person” with respect to the 4Front Benefit Plans has engaged in a non-exempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA and neither 4Front nor any of its ERISA Affiliates has incurred, and no fact exists, that would be expected to result in any Liability (including, but not limited to, any Tax Liability or any fine or penalty under the Affordable Care Act) with respect to any 4Front Benefit Plan. No fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any 4Front Benefit Plan. Nothing has occurred with respect to any 4Front Benefit Plan that has subjected or could subject 4Front or any of its ERISA Affiliates to penalties under ERISA or to any Tax penalties under the Code.

(v)

Other than as required under Section 601, et seq. of ERISA Section 4980B of the Code or other applicable Law, no 4Front Benefit Plan or other arrangement provides post-termination or retiree benefits to any individual for any reason.

(vi)

To the knowledge of 4Front, there is no pending or threatened action relating to any 4Front Benefit Plan (other than routine claims for benefits), and no 4Front Benefit Plan has within the three (3) years prior to the date hereof been the subject of an examination or audit by a Governmental Entity or the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Entity.

(vii)

Each 4Front Benefit Plan has been administered, invested and funded in compliance with its terms and in accordance with all applicable Law. All contributions, reserves or premium payments required to have been made or accrued, or that are due, as of the date hereof with respect to the 4Front Benefit Plans have been timely made or accrued.

(viii)

Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (A) entitle any current or former director, officer, employee, independent contractor or consultant of the business of 4Front and its Subsidiaries to severance pay or any other payment; (B) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such individual; (C) increase the amount payable under or result in any other material obligation pursuant to any 4Front Benefit Plan; (D) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code; or (E) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code.

(ix)

No 4Front Benefit Plan is: or has ever been at any time in the past: (A) an “employee pension plan” (as defined in Section 3(2) of ERISA), subject to Title IV of ERISA or Section 412 of the Code; (B) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (C) a “multiple employer plan,” as defined in Section 3(40) of ERISA, (D) a “voluntary employees’ beneficiary association,” as defined in Section 501(c)(9) of the Code, or (E) a “multiple employer welfare arrangement,” as defined in Section 3(40) of ERISA. Neither 4Front nor any of its ERISA Affiliates currently has an obligation to contribute to a “defined benefit plan” within the meaning of Section 3(3) of ERISA, a Multiemployer Plan, or any other plan subject to Title IV of ERISA or Section 412 of the Code. All 4Front Benefit Plans that are health and welfare plans are fully insured through insurance contracts, the premiums for which are paid directly by 4Front or one of its ERISA Affiliates, from its general assets or partly from its general assets and partly from contributions by plan participants. No insurance policy or contract relating to any such 4Front Benefit Plan requires or permits a retroactive increase in premiums or payments due thereunder.

(x)

Each 4Front Benefit Plan that is subject to Section 409A of the Code has been administered in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including, notices, rulings and proposed and final regulations) thereunder in all material respects. 4Front and its Subsidiaries do not have any obligation to gross up, indemnify or otherwise reimburse any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code.

(xi)	No 4Front Benefit Plan is: (A) a registered retirement savings plan (as defined in the Tax Act; or (B) a retirement compensation arrangement (as defined in the Tax Act).

(xii)

Each 4Front Benefit Plan can be amended, terminated, or otherwise discontinued in accordance with its terms, without material liabilities to Cannex, 4Front, or any of their ERISA Affiliates, other than ordinary administrative expenses typically incurred in a termination event. Neither 4Front nor any of its ERISA Affiliates has any commitment or obligation nor has made any representations to any employee, officer, manager, independent contractor, or consultant, to adopt, amend, modify, or terminate any 4Front Benefit Plan, in connection with the consummation of the transactions contemplated by this Agreement or otherwise.

(w)	Environmental. Except for any matters that would not have a 4Front Material Adverse Effect:

(i)	all facilities and operations of 4Front and its Subsidiaries have been conducted, and are now, in compliance with all applicable Environmental Laws;

(ii)

no environmental, reclamation or closure obligation, demand, notice, work order or other liabilities presently exist with respect to any portion of any currently or formerly owned, leased, used or otherwise controlled property, interests and rights or relating to the operations and business of 4Front and its Subsidiaries and, to the knowledge of 4Front, there is no reasonable basis for any such obligations, demands, notices, work orders or liabilities to arise in the future as a result of any activity in respect of such property, interests, rights, operations and business occurring as of or prior to the date hereof;

(iii)

none of 4Front nor its Subsidiaries is subject to any proceeding, application, order or directive which relates to environmental, health or safety matters, and which may require any material work, repairs, construction or expenditures;

(iv)

to the knowledge of 4Front, there is no renewal, modification, revocation, reassurance, alteration, transfer or amendment of any environmental Permits, or any review by or approval of, any Governmental Entity, of any environmental Permit, that are required in connection with the execution or delivery of this Agreement, the consummation of the transactions contemplated herein or the continuation of the business of 4Front or its Subsidiary following the Effective date;

(v)

4Front and its Subsidiaries have made available to Cannex and BC Newco all material audits, assessments, investigation reports, studies, plans, regulatory correspondence and similar information in its possession or under its control with respect to environmental matters;

(vi)

To the knowledge of 4Front, there are no hazardous substances located on, in or under any of the 4Front Properties and no release of any hazardous substances has occurred on, in or from the 4Front Properties from the operation of the business of 4Front or its Subsidiaries or the conduct of activities related to the business of 4Front or its Subsidiaries thereon; and

(vii)

to the knowledge of 4Front, 4Front and its Subsidiaries are not subject to any past or present fact, condition or circumstance that could reasonably be expected to result in liability under any Environmental Laws.

(x)

Restrictions on Business Activities. Except as noted in Schedule “E”, Section (x) of the 4Front Disclosure Letter, there is no Contract or Governmental Order binding upon 4Front or its Subsidiaries the terms of which prohibit or restrict any business practice of 4Front or its Subsidiaries, any acquisition of property by 4Front or its Subsidiaries or the conduct of business by 4Front or its Subsidiaries as currently conducted other than such Contracts or Governmental Orders which would not have a 4Front Material Adverse Effect.

(y)

Material Contracts. Except in each case where there would not be a 4Front Material Adverse Effect, (i) 4Front and its Subsidiaries have performed in all material respects all respective obligations required to be performed by them to date under any material Contracts currently in effect as of the date hereof (collectively, and together with the Intellectual Property Agreements of 4Front and its Subsidiaries, the “4Front Material Contracts”), (ii) none of 4Front nor any of its Subsidiaries has received written notice of any breach or default under any such 4Front Material Contract by any other party thereto, (iii) prior to the date hereof, 4Front has made available to Cannex and BC Newco true and complete copies of all of 4Front Material Contracts, and (iv) all 4Front Material Contracts are legal, valid and binding against 4Front or its applicable Subsidiaries, are in full force and effect and, other than as disclosed in Schedule “E”, Section (y) of the 4Front Disclosure Letter, are enforceable by 4Front (or its Subsidiaries, as the case may be) in accordance with their respective terms (subject to bankruptcy, insolvency and other applicable Laws affecting creditors’ rights generally, and to general principles of equity) and are the products of fair and arm’s length negotiations between the parties thereto.

(z)	Intellectual Property.

(i)

Schedule “E”, Section (z)(i) of the 4Front Disclosure Letter lists all Owned Intellectual Property Registrations and material unregistered common law trademarks included in the Owned Intellectual Property Assets of 4Front. All required filings and fees related to such Owned Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Entities and authorized registrars, and all such Owned Intellectual Property Registrations are otherwise in good standing. 4Front has provided the other Parties with true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all such Owned Intellectual Property Registrations.

(ii)

To the knowledge of 4Front, except as set forth in Schedule “E”, Section (z)(ii) of the 4Front Disclosure Letter, 4Front or one of its Subsidiaries is the sole and exclusive legal and beneficial, owner of its Owned Intellectual Property Registrations, and has the valid right to use all other Intellectual Property used in or necessary for the conduct of its business as currently conducted, in each case, free and clear of Liens (other than Permitted Liens), except, in each case, as would not have a 4Front Material Adverse Effect.

(iii)

To the knowledge of 4Front, the Intellectual Property Assets of 4Front and its Subsidiaries are all of the Intellectual Property necessary to operate the business of 4Front and its Subsidiaries as presently conducted or as planned to be conducted. Except as set forth in Schedule “E”, Section (z) of the 4Front Disclosure Letter, the consummation of the transactions contemplated under this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, 4Front and its Subsidiaries right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the business of 4Front and its Subsidiaries as currently conducted or as planned to be conducted.

(iv)

To the knowledge of 4Front, and except as would not have a 4Front Material Adverse Effect, 4Front’s and its Subsidiaries’ rights in its Intellectual Property Assets of 4Front are valid, subsisting and enforceable. 4Front and its Subsidiaries have taken commercially reasonable steps to maintain the Owned Intellectual Property Assets of 4Front and to protect and preserve the confidentiality of all trade secrets or other proprietary information included in the Intellectual Property Assets.

(v)

To the knowledge of 4Front, and except as would not have a 4Front Material Adverse Effect, (A) the conduct of 4Front’s and its Subsidiaries’ business as currently conducted, and the Intellectual Property Assets as currently owned, licensed or used by 4Front or its Subsidiaries, have not and do not infringe, misappropriate or otherwise violate the Intellectual Property or other rights of any Person and (B) no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Owned Intellectual Property Assets of 4Front.

(vi)

Neither 4Front nor any of its Subsidiaries is subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or would restrict or impair the use of any of 4Front’s or its Subsidiaries’ Intellectual Property Assets in any material respect.

(aa)

Bank Accounts. Schedule “E”, Section (aa) of the 4Front Disclosure Letter sets forth a complete list of all of the accounts maintained by 4Front and its Subsidiaries as of the date hereof with banks, credit unions, trust companies and other similar financial institutions and each individual with signatory authority with respect to such accounts.

(bb)

Relationships with Customers, Suppliers, Distributors and Sales Representatives. Except as noted in Schedule “E”, Section (bb) of the 4Front Disclosure Letter, 4Front has not received any written communication that any material customer, supplier, distributor or sales representative intends to, or constitutes a threat that any such Person may, cancel, terminate or otherwise modify or not renew its relationship with 4Front, which in any of such cases would have a 4Front Material Adverse Effect.

(cc)

Brokers. Except for the fees to be paid as set out in Schedule “E”, Section (cc) of the 4Front Disclosure Letter, none of 4Front, any of its Subsidiaries, or any of their respective officers, directors or employees on behalf of 4Front or its Subsidiaries, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

(dd)

No Expropriation. No property or asset of 4Front or its Subsidiaries has been taken or expropriated by any Governmental Entity nor has any notice or proceeding in respect thereof been given or commenced nor, to the knowledge of 4Front, is there any intent or proposal to give any such notice or to commence any such proceeding.

(ee)

Anti-Money Laundering. Except as noted in Schedule “E”, Section (ee) of the 4Front Disclosure Letter, the operations of 4Front and its Subsidiaries are and have been conducted, at all times, in material compliance with all applicable financial recordkeeping and reporting requirements of applicable anti-money laundering Laws of the jurisdictions in which 4Front conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “4Front Anti-Money Laundering Laws”), and no Action by or before any Governmental Entity against 4Front with respect to the 4Front Anti-Money Laundering Laws is pending. None of 4Front nor its Subsidiaries has, directly or indirectly: (A) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction in violation of applicable Laws; or (B) made any contribution to any candidate for public office, in either case where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under the Canada Corruption of Foreign Public Officials Act (Canada) or the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (United States) or the rules and regulations promulgated thereunder or under any other Laws of any relevant jurisdiction covering a similar subject matter applicable to 4Front, its Subsidiaries and their operations. None of 4Front, its Subsidiaries, or, to the knowledge of 4Front, any director, officer, agent, employee, affiliate or Person acting on behalf of 4Front has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

(ff)

Corrupt Practices Legislation. None of 4Front, any of its Subsidiaries or affiliates, nor any of their respective officers, directors or employees acting on behalf of 4Front or its Subsidiaries or affiliates has violated the United States’ Foreign Corrupt Practices Act (and the regulations promulgated thereunder), the Corruption of Foreign Public Officials Act (Canada) (and the regulations promulgated thereunder) or any applicable Law, and to the knowledge of 4Front, no such action has been taken by any of its agents, representatives or other Persons acting on behalf of 4Front or its Subsidiaries or any of its affiliates.

(gg)

No Insolvency. 4Front and its Subsidiaries are not insolvent and are able to meet all of their respective financial liabilities as they become due and no winding-up, liquidation, dissolution or bankruptcy proceedings have been commenced or are being commenced or contemplated by 4Front or its Subsidiaries, and none of 4Front nor any of its Subsidiaries have knowledge of any such proceedings or transactions having been commenced or being contemplated in respect of 4Front or its subsidiaries by any other party.

(hh)

Federal Cannabis Laws. Notwithstanding anything in this Agreement or the other documents contemplated hereby to the contrary, neither 4Front nor any of its Subsidiaries, directors, officers, shareholders, employees or other agents makes any representation or warranty, whether express or implied, written or oral, on behalf of 4Front as to the applicability of and compliance with United States federal Law dealing with the possession, use, cultivation, and/or transfer of cannabis and any related drug paraphernalia (including but not limited to Title 21 of the United States Code, the U.S. Controlled Substances Act, and 26 U.S.C. § 280E) as it relates to 4Front, its Subsidiaries, its business and assets or to the transactions contemplated by this Agreement.

The representations and warranties of 4Front contained in this Schedule “E” shall not survive the completion of the Business Combination and shall expire and be terminated on the earlier of the Effective Time and the date on which the Agreement is terminated in accordance with its terms.

SCHEDULE “F”

REPRESENTATIONS AND WARRANTIES OF NEVADA HOLDCO

Nevada Holdco hereby represents and warrants to Cannex, 4Front and BC Newco as follows, and acknowledges that such Parties are relying upon such representations and warranties in connection with the entering into of the Agreement:

(a)

Organization and Qualification. Nevada Holdco is duly incorporated and validly existing under the Laws of the State of Nevada and has full corporate power and authority to own its assets now owned and conduct its business as now owned and conducted and as presently proposed to be conducted. Nevada Holdco is duly qualified to carry on business and is in good standing in each jurisdiction in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Nevada Holdco Material Adverse Effect. True and complete copies of the constating documents of Nevada Holdco have been delivered or made available to Cannex and 4Front, such documents are in full force and effect as of the date hereof, and Nevada Holdco has not taken any action to amend or supersede such documents as of the date hereof.

(b)

Authority Relative to this Agreement. Nevada Holdco has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Nevada Holdco and the consummation by Nevada Holdco of the transactions contemplated by this Agreement have been duly authorized by the Nevada Holdco Board and sole shareholder and no other corporate proceedings on the part of Nevada Holdco are necessary to authorize this Agreement. This Agreement has been duly executed and delivered by Nevada Holdco and assuming due authorization, execution and delivery by each of the other Parties constitutes a valid and binding obligation of Nevada Holdco, enforceable by each of the other Parties against Nevada Holdco in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(c)

No Conflict; Required Filings and Consent. The execution and delivery by Nevada Holdco of this Agreement and the performance by it of its obligations hereunder and the completion of the Business Combination will not violate, conflict with or result in a breach of any provision of the organizational documents of Nevada Holdco, and except as would not have a Nevada Holdco Material Adverse Effect, will not violate, conflict with or result in a breach of: (i) any Nevada Holdco Material Contract; or (ii) any Law to which Nevada Holdco is subject or by which Nevada Holdco is bound. Other than the Interim Order and the Final Order, no Permit is necessary on the part of Nevada Holdco for the consummation by Nevada Holdco of its obligations in connection with the Business Combination under this Agreement or for the completion of the Business Combination not to cause or result in any loss of any rights or assets or any interest therein held by Nevada Holdco in any material properties, except for such Permits as to which the failure to obtain or make would not (x) individually or in the aggregate, prevent or materially delay consummation of the Business Combination or (y) have a Nevada Holdco Material Adverse Effect.

(d)	Subsidiaries. Except for New LLC and U.S. Co, Nevada Holdco does not have Subsidiaries or any direct or indirect interests in any Person.

(e)	Compliance with Laws.

(i)	Nevada Holdco does not have any operations, and has not received any written notice of any alleged violation of any Laws.

(ii)

Nevada Holdco is not in conflict with, or in default (including cross defaults) under or in violation of: (A) its articles or by-laws or equivalent organizational documents in any case in any material respect; or (B) any Nevada Holdco Material Contract, except for any conflicts, defaults or violations that would not have a Nevada Holdco Material Adverse Effect.

(iii)

No Governmental Order preventing, ceasing or suspending trading in any securities of Nevada Holdco is issued and outstanding and no proceeding for either of such purposes have been instituted or, to the knowledge of Nevada Holdco, are pending, contemplated or threatened.

(iv)	Nevada Holdco does not engage in any material business in any jurisdiction.

(f)

Capitalization. The authorized share capital of Nevada Holdco consists of 10,000 shares of common stock as at the date of this Agreement, but such authorized share capital shall be increased to include such number of Nevada Holdco Subordinate Voting Shares, Nevada Holdco Proportionate Voting Shares and Nevada Holdco Multiple Voting Shares to be issued or reserved for issuance in connection with the Pre-Arrangement Transactions. As at the date of this Agreement there are 100 Nevada Holdco shares of common stock validly issued and outstanding as fully-paid and non-assessable shares of Nevada Holdco. There are no options, warrants, conversion privileges, calls or other rights, shareholder rights plans, agreements, arrangements, commitments, or obligations of Nevada Holdco to issue or sell any shares of Nevada Holdco or securities or obligations of any kind convertible into, exchangeable for or otherwise carrying the right or obligation to acquire any shares of Nevada Holdco, and no Person is entitled to any pre-emptive or other similar right granted by Nevada Holdco.

(g)	Shareholder and Similar Agreements. Nevada Holdco is not party to any shareholder, pooling, voting trust or other similar agreement relating to the issued and outstanding Nevada Holdco Shares.

(h)

Undisclosed Liabilities. Nevada Holdco does not have any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that are not and would not, individually or in the aggregate with all other liabilities and obligations of Nevada Holdco, have a Nevada Holdco Material Adverse Effect, or, as a consequence of the consummation of the Nevada Holdco Component of the Business Combination, have a Nevada Holdco Material Adverse Effect.

(i)	Nevada Holdco Property. Aside from cash, Nevada Holdco does not own any property, whether directly or indirectly, tangible or intangible, real or personal.

(j)	Operational Matters. Nevada Holdco does not have any operations, and was formed for the purposes of the transactions contemplated by this Agreement.

(k)

Employment Matters. Nevada Holdco does not have any employees, and has not entered into any binding Contract providing for severance, termination or other change in control-related payments to any director, officer or employee in connection with the termination of their position or their employment as a direct result of a change in control of Nevada Holdco.

(l)	Absence of Certain Changes or Events. Since February 14, 2019:

(i)	There has not been any event, circumstance or occurrence which has given rise to a Nevada Holdco Material Adverse Effect;

(ii)

there has not been any redemption, repurchase or other acquisition of Nevada Holdco Shares by Nevada Holdco, or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to the Nevada Holdco Shares; and

(iii)	there has not been any entering into, or an amendment of, any Nevada Holdco Material Contract other than in the ordinary course of business consistent with past practice.

(m)

Litigation. There is no Action pending or, to the knowledge of Nevada Holdco, Action threatened against or relating to Nevada Holdco or against any current officer or senior executive relating to such individual’s role with or services to Nevada Holdco before or by any Governmental Entity which, if adversely determined, would have a Nevada Holdco Material Adverse Effect or prevent or materially delay the consummation of the Business Combination (provided that the representation in this Section (m) shall not apply to Actions which may arise after the date of this Agreement which do not have a reasonable prospect of succeeding or, if successful, would not give rise to a Nevada Holdco Material Adverse Effect). Nevada Holdco is not subject to any judgments that are unsatisfied, any Governmental Order which in each such case has had a Nevada Holdco Material Adverse Effect which would prevent or materially delay consummation of the transactions contemplated by this Agreement.

(n)

Taxes. Nevada Holdco has not had any Tax Returns required to be made or prepared by it in accordance with applicable Law, or filed with the appropriate Governmental Entity. The Nevado Holdco Shares are not “taxable Canadian property” for purposes of the Tax Act.

(o)

Books and Records. The corporate records and minute books of Nevada Holdco have been maintained in accordance with all applicable Laws, and the minute books of Nevada Holdco are complete and accurate in all material respects. The corporate minute books for Nevada Holdco contain minutes of all meetings and resolutions of the directors and securityholders held.

(p)	Insurance. Nevada Holdco does not have any policies of insurance.

(q)

Non-Arm’s Length Transactions. There are no current Contracts or other transactions (including relating to indebtedness by Nevada Holdco) between Nevada Holdco on the one hand, and (i) any officer or director of Nevada Holdco, (ii) any holder of record or, to the knowledge of Nevada Holdco, beneficial owner of five percent or more of the voting securities of Nevada Holdco, or (iii) any affiliate or Associate of any officer, director or beneficial owner, on the other hand.

(r)

Restrictions on Business Activities. There is no Contract or Governmental Order binding upon Nevada Holdco, the terms of which prohibit or restrict any acquisition of property by Nevada Holdco, other than such Contracts or Governmental Orders which would not have a Nevada Holdco Material Adverse Effect.

(s)

Material Contracts. Except in each case where there would not be a Nevada Holdco Material Adverse Effect, (i) Nevada Holdco has performed in all material respects all respective obligations required to be performed by them to date under any material Contracts currently in effect as of the date hereof (the “Nevada Holdco Material Contracts”), (ii) Nevada Holdco has not received any written notice of any breach or default under any such Nevada Holdco Material Contract by any other party thereto, (iii) prior to the date hereof, Nevada Holdco has made available to Cannex true and complete copies of all of Nevada Holdco Material Contracts, and (iv) all Nevada Holdco Material Contracts are legal, valid and binding against Nevada Holdco are in full force and effect and are enforceable by Nevada Holdco in accordance with their respective terms (subject to bankruptcy, insolvency and other applicable Laws affecting creditors’ rights generally, and to general principles of equity) and are the products of fair and arm’s length negotiations between the parties thereto.

(t)	Intellectual Property. Nevada Holdco does not have any Owned Intellectual Property Registrations of Owned Intellectual Property Assets.

(u)

No Insolvency. Nevada Holdco is not insolvent and is able to meet all of its financial liabilities as they become due and no winding-up, liquidation, dissolution or bankruptcy proceedings have been commenced or are being commenced or contemplated by Nevada Holdco, and Nevada Holdco has no knowledge of any such proceedings or transactions having been commenced or being contemplated in respect of Nevada Holdco by any other party.

The representations and warranties of Nevada Holdco contained in this Schedule “F” shall not survive the completion of the Business Combination and shall expire and be terminated on the earlier of the Effective Time and the date on which the Agreement is terminated in accordance with its terms.

SCHEDULE “G”

COVENANTS OF CANNEX

1.	Covenants of Cannex Regarding the Conduct of Business

Cannex covenants and agrees that prior to the Effective Date, (x) unless 4Front (after providing notice to all of such Transacting Parties) agrees in writing (which such agreement shall not be unreasonably withheld or delayed), (y) except as set forth on Schedule “G”, Section 1 of the Cannex Disclosure Letter, or (z) unless expressly contemplated or permitted or not expressly prohibited by this Agreement:

(a)

Cannex shall, and shall cause Cannex’s other Subsidiaries to, conduct its and their respective businesses only in, not take any action except in, and maintain their respective facilities, in the ordinary course of business and to use commercially reasonable efforts to preserve intact its and their present business organization and goodwill, to preserve intact Cannex and the Cannex property and to maintain satisfactory relationships consistent with past practice with suppliers, distributors, employees, Governmental Entities and others having business relationships with Cannex or its Subsidiaries;

(b)

Other than (x) as expressly permitted or required by this Agreement, (y) unless 4Front (after providing notice to all of such Transacting Parties) shall otherwise agree in writing (which such agreement shall not be unreasonably withheld or delayed), or (z) as set forth on Schedule “G”, Section 1 of the Cannex Disclosure Letter, without limiting the generality of Section 1(a), Cannex shall not, directly or indirectly, and shall cause its Subsidiaries not to:

(i)

issue, sell, grant, award, pledge, dispose of, encumber or agree to issue, sell, grant, award, pledge, dispose of or encumber any Cannex Shares, any Cannex Options, any Cannex Warrants, or any calls, conversion privileges or rights of any kind to acquire any Cannex Shares or other securities or any shares of its Subsidiaries, other than pursuant to the exercise of existing Cannex Options and Cannex Warrants, except as contemplated elsewhere herein including, but not limited to, Section 4.5;

(ii)

sell, pledge, lease, dispose of, mortgage, licence, encumber or agree to sell, pledge, dispose of, mortgage, licence, encumber or otherwise transfer any assets of Cannex or its Subsidiaries or any interest in any assets of Cannex and its Subsidiaries to a Person other than Cannex or any of its Subsidiaries having a value greater than US$1,000,000 in the aggregate to a Person other than Cannex or any of its Subsidiaries, as applicable;

(iii)

acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, in one transaction or in a series of related transactions, assets, securities, properties, interests or businesses having a cost for one such transaction, or for all such transaction, in excess of US$1,000,000;

(iv)	amend or propose to amend in any material respect the articles, by-laws or other constating documents or the terms of any securities of Cannex or its Subsidiaries;

(v)	split, combine or reclassify any outstanding Cannex Shares or the securities of its Subsidiaries;

(vi)	redeem, purchase or offer to purchase any Cannex Shares or other securities of Cannex or any shares or other securities of its Subsidiaries;

(vii)	loan or lend material amounts to any Person;

(viii)

declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any Cannex Shares except, in the case of any of Cannex’s wholly-owned Subsidiaries, for dividends payable to Cannex;

(ix)	reorganize, amalgamate or merge Cannex or its Subsidiaries with any other Person;

(x)	reduce the stated capital of the shares of Cannex or of its Subsidiaries;

(xi)

except in the ordinary course of business, consistent with past practice, (A) incur, create, assume or otherwise become liable for any material indebtedness for borrowed money or any other material liability or obligation or issue any debt securities, except for the borrowing of working capital in the ordinary course of business and consistent with past practice, or (B) guarantee, endorse or otherwise as an accommodation become responsible for, the material obligations of any other Person;

(xii)

enter into new material commitments of a capital expenditure nature or incur any new material contingent liabilities in excess of US$1,000,000 on a per transaction or a series of related transactions basis and subject to a maximum of US$5,000,000 for all such expenditures and liabilities;

(xiii)	adopt a plan of liquidation or resolutions providing for the liquidation or dissolution of Cannex or its Subsidiaries;

(xiv)

pay, discharge, settle, satisfy, compromise, waive, assign or release any claims, liabilities, litigation or other obligations other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in Cannex’s financial statements or incurred in the ordinary course of business consistent with past practice, except as would not be reasonably expected to have a Cannex Material Adverse Effect;

(xv)

waive, release, grant, transfer, exercise, modify or amend in any material respect, other than in the ordinary course of the business consistent with past practice, (i) any existing material contractual rights in respect of any material Cannex property, (ii) any material Permit (whether held by Cannex, a Subsidiary of Cannex, a Cannex Third Party Permit Holder), lease, concession, or contract (iii) any other material legal rights or claims;

(xvi)

take any action or fail to take any action which action or failure to act would result in the material loss, expiration or surrender of, or the loss of any material benefit under, or reasonably be expected to cause any Governmental Entities to institute proceedings for the suspension, revocation or limitation of rights under, any material Permits (whether held by Cannex, a Subsidiary of Cannex, or a Cannex Third Party Permit Holder) necessary to conduct its businesses as now conducted or abandon or fail to diligently pursue any application for any material Permits;

(xvii)

enter into any interest rate, currency or commodity swaps, hedges, caps, collars, forward sales or other similar financial instruments other than in the ordinary course of business and not for speculative purposes;

(xviii)	enter into or amend any financial or material agreements with its principal shareholders or its directors or officers or their respective affiliates;

(xix)

except as referenced as being permitted under Section 4.7(a) herein, increase the benefits payable or to become payable to its directors or officers (whether from Cannex or any of its Subsidiaries), enter into or modify any employment, severance, or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer of Cannex or member of the Cannex Board; or

(xx)

except as referenced as being permitted under Section 4.7(a) herein, in the case of employees who are not officers of Cannex or members of the Cannex Board, take any action with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any increase of benefits payable in effect on the date hereof.

(c)

Cannex shall use commercially reasonable efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

(d)

Cannex shall use commercially reasonable efforts to maintain and preserve all of its rights for its material Cannex property and under each of its Permits (whether held by Cannex, a Subsidiary of Cannex, or a Cannex Third Party Permit Holder);

(e)	Cannex shall not:

(i)

except (i) as would not in any material respect impair or restrict Cannex’s ability to conduct its business in the ordinary course consistent with past practice, or (ii) with the consent in advance of 4Front, acting reasonably, not enter into or renew any Cannex Material Contract (A) containing (1) any limitation or restriction on the ability of Cannex or its Subsidiaries or, following completion of the transactions contemplated hereby, the ability of the Resulting Issuer or its Subsidiaries, to engage in any type of activity or business, (2) any limitation or restriction on the manner in which, or the localities in which, all or any portion of the business of Cannex or its Subsidiaries or, following consummation of the transactions contemplated hereby, all or any portion of the business of the Resulting Issuer or its Subsidiaries, is or would be conducted, or (3) any limit or restriction on the ability of Cannex or its Subsidiaries or, following completion of the transactions contemplated hereby, the ability of the Resulting Issuer or its Subsidiaries, to solicit customers or employees, other than commercial contracts containing such limitations or restrictions, or (B) that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement; and

(ii)

maintain all its material Owned Intellectual Property Registrations, continue to comply in all material respects with its obligations under all material Intellectual Property Agreements and use its commercially reasonable efforts to protect its material Intellectual Property Assets (to the extent protectable).

(f)	Cannex and its Subsidiaries shall:

(i)	duly and timely file all Tax Returns required to be filed by it under applicable Law on or after the date hereof and all such Tax Returns will be true, complete and correct in all material respects;

(ii)	unless being disputed in good faith, timely withhold, collect, remit and pay all Taxes which are to be withheld, collected, remitted or paid by it under applicable Law to the extent due and payable;

(iii)	not make or rescind any material express or deemed election relating to Taxes;

(iv)	not make a request for a Tax ruling or enter into any agreement with any taxing authorities or consent to any extension or waiver of any limitation period with respect to Taxes;

(v)

not settle or compromise any Claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to a material amount of Taxes outside the ordinary course of business; and

(vi)	not amend any Tax Return or change any of its methods of reporting income, deductions or accounting for income Tax purposes, except as may be required by applicable Laws; and

(vii)	not authorize or propose, or enter into or modify any Contract, to do any of the matters prohibited by the other Subsections of this Section 1.

2.	Covenants of Cannex Relating to the Cannex Component of the Business Combination

Cannex shall, and shall cause its Subsidiaries to, perform all obligations required to be performed by Cannex or any of its Subsidiary under this Agreement, co-operate with 4Front, BC Newco and Nevada Holdco in connection therewith, and do all such other acts and things as may be reasonably necessary in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement.

SCHEDULE “H”

COVENANTS OF 4FRONT

1.	Covenants of 4Front Regarding the Conduct of Business

4Front covenants and agrees that prior to the Effective Date, (x) unless Cannex (after providing notice to all of such Transacting Parties) shall otherwise agree in writing (which such agreement shall not be unreasonably withheld or delayed), (y) except as set forth on Schedule “H”, Section 1 of the 4Front Disclosure Letter, or (z) unless expressly contemplated or permitted or not expressly prohibited by this Agreement:

(a)

4Front shall, and shall cause each of its Subsidiaries to, conduct its and their respective businesses only in, not take any action except in, and maintain their respective facilities, in the ordinary course of business and to use commercially reasonable efforts to preserve intact its and their present business organization and goodwill, to preserve intact 4Front and the 4Front property, and to maintain satisfactory relationships consistent with past practice with suppliers, distributors, employees, Governmental Entities and others having business relationships with them;

(b)

Other than (x) as expressly permitted or required by this Agreement, (y) unless Cannex, (after providing notice to all of such Transacting Parties) shall otherwise agree in writing (which such agreement shall not be unreasonably withheld or delayed), or (z) as set forth on Schedule “H”, Section 1 of the 4Front Disclosure Letter, without limiting the generality of Section 1(a), 4Front shall not, directly or indirectly, and shall cause each of its Subsidiaries not to:

(i)

issue, sell, grant, award, pledge, dispose of, encumber or agree to issue, sell, grant, award, pledge, dispose of or encumber any 4Front Membership Interests, or any calls, conversion privileges or rights of any kind to acquire any 4Front Membership Interests or other securities or any shares of its Subsidiaries, except as contemplated elsewhere herein including, but not limited to, Section 4.5;

(ii)

sell, pledge, lease, dispose of, mortgage, licence, encumber or agree to sell, pledge, dispose of, mortgage, licence, encumber or otherwise transfer any assets of 4Front or any of its Subsidiaries or any interest in any assets of 4Front and its Subsidiaries having a value greater than US$1,000,000 in the aggregate to a Person other than 4Front or any of its Subsidiaries, as applicable;

(iii)

acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, in one transaction or in a series of related transactions, assets, securities, properties, interests or businesses having a cost for one such transaction, or for all such transactions, in excess of US$1,000,000;

(iv)	amend or propose to amend in any material respect the articles, by-laws or other constating documents or the terms of any securities of 4Front or any of its Subsidiaries;

(v)	split, combine or reclassify any outstanding 4Front Membership Interests or the securities of any of its Subsidiaries;

(vi)	redeem, purchase or offer to purchase any 4Front Membership Interests or other securities of 4Front or any shares or other securities of its Subsidiaries;

(vii)	loan or lend material amounts to any Person;

(viii)

declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any 4Front Membership Interests except, in the case of any of 4Front’s wholly-owned Subsidiaries, for dividends payable to 4Front;

(ix)	reorganize, amalgamate or merge 4Front or any of its Subsidiaries with any other Person;

(x)	reduce the stated capital of the shares of 4Front or of any of its Subsidiaries;

(xi)

except in the ordinary course of business consistent with past practice, (A) incur, create, assume or otherwise become liable for any material indebtedness for borrowed money or any other material liability or obligation or issue any debt securities, except for the borrowing of working capital in the ordinary course of business and consistent with past practice, or (B) guarantee, endorse or otherwise as an accommodation become responsible for, the material obligations of any other Person;

(xii)

enter into new material commitments of a capital expenditure nature or incur any new material contingent liabilities in excess of US$1,000,000 on a per transaction or a series of related transactions basis and subject to a maximum of US$5,000,000 for all such expenditures and liabilities.

(xiii)	adopt a plan of liquidation or resolutions providing for the liquidation or dissolution of 4Front or any of its Subsidiaries;

(xiv)

pay, discharge, settle, satisfy, compromise, waive, assign or release any claims, liabilities, litigation or other obligations other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in 4Front’s financial statements or incurred in the ordinary course of business consistent with past practice, except as would not be reasonably expected to have a 4Front Material Adverse Effect;

(xv)

waive, release, grant, transfer, exercise, modify or amend in any material respect, other than in the ordinary course of the business consistent with past practice, (i) any existing material contractual rights in respect of any material 4Front property, (ii) any material Permit, lease, concession, or contract, or (iii) any other material legal rights or claims;

(xvi)

take any action or fail to take any action which action or failure to act would result in the material loss, expiration or surrender of, or the loss of any material benefit under, or reasonably be expected to cause any Governmental Entities to institute proceedings for the suspension, revocation or limitation of rights under, any material Permits necessary to conduct its businesses as now conducted or abandon or fail to diligently pursue any application for any material Permits;

(xvii)

enter into any interest rate, currency or commodity swaps, hedges, caps, collars, forward sales or other similar financial instruments other than in the ordinary course of business and not for speculative purposes;

(xviii)	enter into or amend any financial or other material agreements with its principal Membership Interest holders or its directors or officers or their respective affiliates;

(xix)

except as referenced as being permitted under Section 4.7(a) herein, increase the benefits payable or to become payable to its directors or officers (whether from 4Front or any of its Subsidiaries), enter into or modify any employment, severance, or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer of 4Front or member of the 4Front Board; or

(xx)

except as referenced as being permitted under Section 4.7(a) herein, in the case of employees who are not officers of 4Front or members of the 4Front Board, take any action with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any increase of benefits payable in effect on the date hereof.

(c)

4Front shall use commercially reasonable efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

(d)

4Front shall use its commercially reasonable efforts to maintain and preserve all of its rights for its material 4Front property and under each of its Permits (whether held by 4Front, a Subsidiary of 4Front, or a 4Front Third Party Permit Holder;

(e)	4Front shall:

(i)

except (i) as would not in any material respect impair or restrict 4Front’s ability to conduct its business in the ordinary course consistent with past practice, or (ii) with the consent in advance of Cannex, acting reasonably, not enter into or renew any 4Front Material Contract (A) containing (1) any limitation or restriction on the ability of 4Front or its Subsidiaries or, following completion of the transactions contemplated hereby, the ability of 4Front or its Subsidiaries, to engage in any type of activity or business, (2) any limitation or restriction on the manner in which, or the localities in which, all or any portion of the business of 4Front or its Subsidiaries or, following consummation of the transactions contemplated hereby, all or any portion of the business of 4Front or its Subsidiaries, is or would be conducted, or (3) any limit or restriction on the ability of 4Front or its Subsidiaries or, following completion of the transactions contemplated hereby, the ability of 4Front or its Subsidiaries, to solicit customers or employees, other than commercial contracts containing such limitations or restrictions, or (B) that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement; and

(ii)

maintain all its material Owned Intellectual Property Registrations, continue to comply in all material respects with its obligations under all material Intellectual Property Agreements and use its commercially reasonable efforts to protect its material Intellectual Property Assets (to the extent protectable);

(f)	4Front and each of its Subsidiaries shall:

(i)	duly and timely file all Tax Returns required to be filed by it under applicable Law on or after the date hereof and all such Tax Returns will be true, complete and correct in all material respects;

(ii)	unless being disputed in good faith, timely withhold, collect, remit and pay all Taxes which are to be withheld, collected, remitted or paid by it under applicable Law to the extent due and payable;

(iii)	not make or rescind any material express or deemed election relating to Taxes;

(iv)	not make a request for a Tax ruling or enter into any agreement with any taxing authorities or consent to any extension or waiver of any limitation period with respect to Taxes;

(v)

not settle or compromise any Claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to a material amount of Taxes outside the ordinary course of business;

(vi)

not amend any Tax Return or change any of its methods of reporting income, deductions or accounting for income Tax purposes from those employed in the preparation of its income Tax Return for the tax year ended December 31, 2017, except as may be required by applicable Laws; and

(vii)	4Front shall not authorize or propose, or enter into or modify any Contract, to do any of the matters prohibited by the other Subsections of this Section 1.

2.	Covenants of 4Front Relating to the Business Combination

4Front shall, and shall cause the 4Front Subsidiaries to, perform all obligations required to be performed by 4Front or any 4Front Subsidiary under this Agreement, co-operate with Cannex, BC Newco, and Nevada Holdco in connection therewith, and do all such other acts and things as may be reasonably necessary in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement.

SCHEDULE “I”

COVENANTS OF BC NEWCO

1.	Covenants of BC Newco Regarding the Conduct of Business

BC Newco covenants and agrees that prior to the Effective Date, (x) unless Cannex and 4Front shall otherwise collectively agree in writing, or (y) expressly contemplated or permitted or not expressly prohibited by this Agreement:

(a)	BC Newco shall not, directly or indirectly: (i) amend or propose to amend the articles, by-laws or other constating documents or the terms of any securities of BC Newco;

(ii)	split, combine or reclassify any outstanding BC Newco Shares;

(iii)	redeem, purchase or offer to purchase any BC Newco Shares or other securities of BC Newco;

(iv)	loan or lend amounts to any Person;

(v)	declare, set aside or pay any dividend or other distribution (whether in cash, securities or any combination thereof) in respect of any BC Newco Common Shares;

(vi)	reorganize, amalgamate or merge BC Newco with any other Person;

(vii)	reduce the stated capital of the BC Newco Shares;

(viii)

acquire or agree to acquire (by merger, amalgamation, acquisition of shares or assets or otherwise) any Person, or make any investment either by purchase of shares or securities, contributions of capital (other than to its Subsidiaries), or purchase of any property or assets of any other Person;

(ix)

(A) incur, create, assume or otherwise become liable for any indebtedness for borrowed money or any other liability or obligation or issue any debt securities, or (B) guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person;

(x)	adopt a plan of liquidation or resolutions providing for the liquidation or dissolution of BC Newco;

(xi)	pay, discharge, settle, satisfy, compromise, waive, assign or release any claims, liabilities or obligations;

(xii)	authorize, recommend or propose any release or relinquishment of any contractual right; or

(xiii)

take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of BC Newco to consummate the BC Newco Component of the Business Combination or the other transactions contemplated by this Agreement.

(b)	BC Newco shall:

(i)	not take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect;

(ii)

provide Cannex and 4Front with prompt written notice of: (A) any change (or any condition, event, circumstance or development involving a prospective change) in the assets, share ownership, articles and by-laws of BC Newco which, when considered either individually or in the aggregate, has resulted in or would reasonably be expected to result in a BC Newco Material Adverse Effect; (B) the occurrence, or failure to occur, of any event or state of facts which occurrence or failure would or would be likely to (x) cause any of the representations of BC Newco contained herein to be untrue or inaccurate (without giving effect to, applying or taking into consideration any materiality or BC Newco Material Adverse Effect qualification already contained within such representation or warranty) in any material respect; or (y) result in the failure in any material respect of BC Newco to comply with or satisfy any covenant, condition or agreement (without giving effect to, applying or taking into consideration any qualification already contained in such covenant, condition or agreement) to be complied with or satisfied prior to the Effective Time;

(iii)

except with the consent in advance of Cannex and 4Front, acting reasonably, not enter into or renew any agreement, contract, lease, licence or other binding obligation of BC Newco (A) containing (1) any limitation or restriction on the ability of the Resulting Issuer or its Subsidiaries, to engage in any type of activity or business, (2) any limitation or restriction on the manner in which, or the localities in which following consummation of the transactions contemplated hereby, all or any portion of the business of the Resulting Issuer or its Subsidiaries, is or would be conducted, or (3) any limit or restriction on the ability of the Resulting Issuer or its Subsidiaries, to solicit customers or employees, or (B) that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement; and

(iv)	not enter into or renew any agreement, Contract, lease, licence or other binding obligation of BC Newco.

(c)	BC Newco shall not authorize or propose, or enter into or modify any Contract, to do any of the matters prohibited by the other Subsections of this Section 1.

2.	Covenants of BC Newco Relating to the BC Newco Component of the Business Combination

BC Newco shall perform all obligations required to be performed by BC Newco under this Agreement, co-operate with Cannex, Nevada Holdco, and 4Front in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement.

H-2

SCHEDULE “J”

COVENANTS OF NEVADA HOLDCO

1.	Covenants of Nevada Holdco Regarding the Conduct of Business

Nevada Holdco covenants and agrees that prior to the Effective Date, (x) unless Cannex and 4Front shall otherwise collectively agree in writing, or (y) expressly contemplated or permitted or not expressly prohibited by this Agreement including the Pre-Arrangement Transactions:

(a) Nevada Holdco shall not, directly or indirectly:

(i)	amend or propose to amend the articles, by-laws or other constating documents or the terms of any securities of Nevada Holdco;

(ii)	split, combine or reclassify any outstanding Nevada Holdco Shares;

(iii)	redeem, purchase or offer to purchase any Nevada Holdco Shares or other securities of Nevada Holdco;

(iv)	loan or lend amounts to any Person;

(v)	declare, set aside or pay any dividend or other distribution (whether in cash, securities or any combination thereof) in respect of any Nevada Holdco Shares;

(vi)	reorganize, amalgamate or merge Nevada Holdco with any other Person;

(vii)	reduce the stated capital of the Nevada Holdco Shares;

(viii)

acquire or agree to acquire (by merger, amalgamation, acquisition of shares or assets or otherwise) any Person, or make any investment either by purchase of shares or securities, contributions of capital (other than to its Subsidiaries), or purchase of any property or assets of any other Person;

(ix)

(A) incur, create, assume or otherwise become liable for any indebtedness for borrowed money or any other liability or obligation or issue any debt securities, or (B) guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person;

(x)	adopt a plan of liquidation or resolutions providing for the liquidation or dissolution of Nevada Holdco;

(xi)	pay, discharge, settle, satisfy, compromise, waive, assign or release any claims, liabilities or obligations;

(xii)	except for the cancellation of the 4Front Warrant, authorize, recommend or propose any release or relinquishment of any contractual right; or

(xiii)

take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Nevada Holdco to consummate the Nevada Holdco Component of the Business Combination or the other transactions contemplated by this Agreement.

(b)	Nevada Holdco shall:

(i)	not take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect;

(ii)

provide Cannex and 4Front with prompt written notice of: (A) any change (or any condition, event, circumstance or development involving a prospective change) in the assets, share ownership, articles and by-laws of Nevada Holdco which, when considered either individually or in the aggregate, has resulted in or would reasonably be expected to result in a Nevada Holdco Material Adverse Effect; (B) the occurrence, or failure to occur, of any event or state of facts which occurrence or failure would or would be likely to (x) cause any of the representations of Nevada Holdco contained herein to be untrue or inaccurate (without giving effect to, applying or taking into consideration any materiality or Nevada Holdco Material Adverse Effect qualification already contained within such representation or warranty) in any material respect; or (y) result in the failure in any material respect of Nevada Holdco to comply with or satisfy any covenant, condition or agreement (without giving effect to, applying or taking into consideration any qualification already contained in such covenant, condition or agreement) to be complied with or satisfied prior to the Effective Time;

(iii)

except with the consent in advance of Cannex and 4Front, acting reasonably, not enter into or renew any agreement, contract, lease, licence or other binding obligation of Nevada Holdco (A) containing (1) any limitation or restriction on the ability of the Resulting Issuer or its Subsidiaries, to engage in any type of activity or business, (2) any limitation or restriction on the manner in which, or the localities in which following consummation of the transactions contemplated hereby, all or any portion of the business of the Resulting Issuer or its Subsidiaries, is or would be conducted, or (3) any limit or restriction on the ability of the Resulting Issuer or its Subsidiaries, to solicit customers or employees, or (B) that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement; and

(iv)	not enter into or renew any agreement, Contract, lease, licence or other binding obligation of Nevada Holdco.

(c)	Nevada Holdco shall not authorize or propose, or enter into or modify any Contract, to do any of the matters prohibited by the other Subsections of this Section 1.

2.	Covenants of Nevada Holdco Relating to the Nevada Holdco Component of the Business Combination

Nevada Holdco shall perform all obligations required to be performed by Nevada Holdco under this Agreement, co-operate with Cannex, BC Newco, and 4Front in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement.

J-2

SCHEDULE “K”

SPECIAL RIGHTS AND RESTRICTIONS FOR

RESULTING ISSUER SHARES

Please see attached.

ARTICLE 26

SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO

SUBORDINATE VOTING SHARES

26.1	Voting

The holders of Class A subordinate voting shares (“Subordinate Voting Shares”) shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company except a meeting at which only the holders of another class or series of shares is entitled to vote. Each Subordinate Voting Share shall entitle the holder thereof to one vote at each such meeting.

26.2	Alteration to Rights of Subordinate Voting Shares

So long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of Subordinate Voting Shares expressed by separate special resolution, alter or amend these Articles if the result of such alteration or amendment would:

(a)	prejudice or interfere with any right or special right attached to the Subordinate Voting Shares; or

(b)	affect the rights or special rights of the holders of Subordinate Voting Shares, Proportionate Voting Shares or Multiple Voting Shares on a per share basis as provided for herein.

26.3	Dividends

The holders of Subordinate Voting Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared thereon by the directors from time to time. The directors may declare no dividend payable in cash or property on the Subordinate Voting Shares unless the directors simultaneously declare a dividend payable in cash or property on: (i) the Proportionate Voting Shares, in an amount per Proportionate Voting Share equal to the amount of the dividend declared per Subordinate Voting Share, multiplied by 80; and (ii) the Multiple Voting Shares, in an amount per Multiple Voting Share equal to the amount of the dividend declared per Subordinate Voting Share.

The directors may declare a stock dividend payable in Subordinate Voting Shares on the Subordinate Voting Shares, but only if the directors simultaneously declare a stock dividend payable in:

(a)	(i) Proportionate Voting Shares on the Proportionate Voting Shares, in a number of shares per Proportionate Voting Share equal to the amount of the dividend declared per Subordinate Voting Share; or

(ii)

Subordinate Voting Shares on the Proportionate Voting Shares, in a number of shares per Proportionate Voting Share equal to the amount of the dividend declared per Subordinate Voting Share, multiplied by 80; and

(b)	(i) Multiple Voting Shares on the Multiple Voting Shares, in a number of shares per Multiple Voting Share equal to the amount of the dividend declared per Subordinate Voting Share; or

(ii)	Subordinate Voting Shares on the Multiple Voting Shares, in a number of shares per Multiple Voting Share equal to the amount of the dividend declared per Subordinate Voting Share.

Holders of fractional Subordinate Voting Shares shall be entitled to receive any dividend declared on the Subordinate Voting Shares in an amount equal to the dividend per Subordinate Voting Share multiplied by the fraction thereof held by such holder.

26.4	Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purposes of winding up its affairs, the holders of the Subordinate Voting Shares shall be entitled to participate pari passu with the holders of Proportionate Voting Shares and Multiple Voting Shares, with the amount of such distribution per Subordinate Voting Share equal to each of: (i) the amount of such distribution per Proportionate Voting Share divided by 80; and (ii) the amount of such distribution per Multiple Voting Share; and each fraction of a Subordinate Voting Share will be entitled to the amount calculated by multiplying the fraction by the amount payable per whole Subordinate Voting Share.

26.5	Subdivision or Consolidation

The Subordinate Voting Shares shall not be consolidated or subdivided unless the Proportionate Voting Shares and the Multiple Voting Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

26.6	Conversion of the Shares Upon An Offer

In the event that an offer is made to purchase Proportionate Voting Shares, and such offer is:

(a)

required, pursuant to applicable securities legislation or the rules of any stock exchange on which: (i) the Proportionate Voting Shares; or (ii) the Subordinate Voting Shares which may be obtained upon conversion of the Proportionate Voting Shares; may then be listed, to be made to all or substantially all of the holders of Proportionate Voting Shares in a province or territory of Canada to which the requirement applies (such offer to purchase, an “Offer”); and

(b)	not made to the holders of Subordinate Voting Shares for consideration per Subordinate Voting Share equal to 0.0125 of the consideration offered per Proportionate Voting Share;

each Subordinate Voting Share shall become convertible at the option of the holder into Proportionate Voting Shares on the basis of 80 Subordinate Voting Shares for one (1) Proportionate Voting Share, at any time while the Offer is in effect until one day after the time prescribed by applicable securities legislation or stock exchange rules for the offeror to take up and pay for such shares as are to be acquired pursuant to the Offer (the “Subordinate Voting Share Conversion Right”). For avoidance of doubt, fractions of Proportionate Voting Shares may be issued in respect of any amount of Subordinate Voting Shares in respect of which the Subordinate Voting Share Conversion Right is exercised which is less than 80.

The Subordinate Voting Share Conversion Right may only be exercised for the purpose of depositing the Proportionate Voting Shares acquired upon conversion under such Offer, and for no other reason. If the Subordinate Voting Share Conversion Right is exercised, the Company shall procure that the transfer agent for the Subordinate Voting Shares shall deposit under such Offer the Proportionate Voting Shares acquired upon conversion, on behalf of the holder.

To exercise the Subordinate Voting Share Conversion Right, a holder of Subordinate Voting Shares or his or her attorney, duly authorized in writing, shall:

(i)

give written notice of exercise of the Subordinate Voting Share Conversion Right to the transfer agent for the Subordinate Voting Shares, and of the number of Subordinate Voting Shares in respect of which the Subordinate Voting Share Conversion Right is being exercised;

(ii)

deliver to the transfer agent for the Subordinate Voting Shares any share certificate or certificates representing the Subordinate Voting Shares in respect of which the Subordinate Voting Share Conversion Right is being exercised; and

(iii)	pay any applicable stamp tax or similar duty on or in respect of such conversion.

No certificates representing Proportionate Voting Shares acquired upon exercise of the Subordinate Voting Share Conversion Right will be delivered to the holders of Subordinate Voting Shares. If Proportionate Voting Shares issued upon such conversion and deposited under such Offer are withdrawn by such holder, or such Offer is abandoned, withdrawn or terminated by the offeror, or such Offer expires without the offeror taking up and paying for such Proportionate Voting Shares, such Proportionate Voting Shares and any fractions thereof issued shall automatically, without further action on the part of the holder thereof, be reconverted into Subordinate Voting Shares on the basis of one (1) Proportionate Voting Share for 80 Subordinate Voting Shares, and the Company will procure that the transfer agent for the Subordinate Voting Shares shall send to such holder a direct registration statement, certificate or certificates representing the Subordinate Voting Shares acquired upon such reconversion. If the offeror under such Offer takes up and pays for the Proportionate Voting Shares acquired upon exercise of the Subordinate Voting Share Conversion Right, the Company shall procure that the transfer agent for the Subordinate Voting Shares shall deliver to the holders of such Proportionate Voting Shares the consideration paid for such Proportionate Voting Shares by such Offeror.

ARTICLE 27

SPECIAL RIGHTS AND RESTRICTIONS ATTACHED

TO PROPORTIONATE VOTING SHARES

27.1	Voting

The holders of Class B proportionate voting shares (“Proportionate Voting Shares”) shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company except a meeting at which only the holders of another class or series of shares is entitled to vote. Subject to Articles 27.2 and 27.3, each Proportionate Voting Share shall entitle the holder to 80 votes and each fraction of a Proportionate Voting Share shall entitle the holder to the number of votes calculated by multiplying the fraction by 80 and rounding the product down to the nearest whole number, at each such meeting.

27.2	Alteration to Rights of Proportionate Voting Shares

So long as any Proportionate Voting Shares remain outstanding, the Company will not, without the consent of the holders of Proportionate Voting Shares and Multiple Voting Shares, voting together, expressed by separate special resolution alter or amend these Articles if the result of such alteration or amendment would:

(a)	prejudice or interfere with any right or special right attached to the Proportionate Voting Shares; or

(b)	affect the rights or special rights of the holders of Subordinate Voting Shares, Proportionate Voting Shares or Multiple Voting Shares on a per share basis as provided for herein.

At any meeting of holders of Proportionate Voting Shares and Multiple Voting Shares called to consider such a separate special resolution, each Proportionate Voting Share and Multiple Voting Share shall entitle the holder to one (1) vote and each fraction of a Proportionate Voting Share or Multiple Voting Share will entitle the holder to the corresponding fraction of one (1) vote.

27.3	Shares Superior to Proportionate Voting Shares

(a)

The Company may take no action which would authorize or create shares of any class or series having preferences superior to or on a parity with the Proportionate Voting Shares without the consent of the holders of a majority of the Proportionate Voting Shares and Multiple Voting Shares, voting together, expressed by separate ordinary resolution.

(b)

At any meeting of holders of Proportionate Voting Shares and Multiple Voting Shares called to consider such a separate ordinary resolution, each Proportionate Voting Share and Multiple Voting Share will entitle the holder to one (1) vote and each fraction of a Proportional Voting Share or Multiple Voting Share shall entitle the holder to the number of votes calculated by multiplying the fraction by 80 or 800, respectively and rounding the product down to the nearest whole number, at each such meeting

27.4	Dividends

(a)

The holders of Proportionate Voting Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared by the directors from time to time. The directors may declare no dividend payable in cash or property on the Proportionate Voting Shares unless the directors simultaneously declare a dividend payable in cash or property on: (i) the Subordinate Voting Shares, in an amount equal to the amount of the dividend declared per Proportionate Voting Share divided by 80; and (ii) on the Multiple Voting Shares in an amount equal to the dividend declared per Proportionate Voting Share divided by 80.

(b)

The directors may declare a stock dividend payable in Proportionate Voting Shares on the Proportionate Voting Shares, but only if the directors simultaneously declare a stock dividend payable in: (i) Proportionate Voting Shares on the Subordinate Voting Shares, in a number of shares per Subordinate Voting Share equal to the amount of the dividend declared per Proportionate Voting Share divided by 80; and (ii) Proportionate Voting Shares on the Multiple Voting Shares, in a number of shares per Multiple Voting Share equal to the amount of the dividend declared per Proportionate Voting Share divided by 80.

(c)

The directors may declare a stock dividend payable in Subordinate Voting Shares on the Proportionate Voting Shares, but only if the directors simultaneously declare a stock dividend payable in: (i) Subordinate Voting Shares on the Subordinate Voting Shares, in a number of shares per Subordinate Voting Share equal to the amount of the dividend declared per Proportionate Voting Share divided by 80; and (ii) Subordinate Voting Shares on the Multiple Voting Shares, in a number of shares per Multiple Voting Shares equal to the amount of the dividend declared per Proportionate Voting Share divided by 80.

(d)

Holders of fractional Proportionate Voting Shares shall be entitled to receive any dividend declared on the Proportionate Voting Shares, in an amount equal to the dividend per Proportionate Voting Share multiplied by the fraction thereof held by such holder.

27.5	Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purpose of winding up its affairs, the holders of the Proportionate Voting Shares shall be entitled to participate pari passu with the holders of Subordinate Voting Shares and Multiple Voting Shares, with the amount of such distribution per Proportionate Voting Share equal to each of: (i) the amount of such distribution per Subordinate Voting Share multiplied by 80; and (ii) the amount of such distribution per Multiple Voting Share multiplied by 80; and each fraction of a Proportionate Voting Share will be entitled to the amount calculated by multiplying the fraction by the amount payable per whole Proportionate Voting Share.

27.6	Subdivision or Consolidation

The Proportionate Voting Shares shall not be consolidated or subdivided unless the Subordinate Voting Shares and the Multiple Voting Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

27.7	Voluntary Conversion

Subject to the Conversion Limitation set forth in this Article 27.7, holders of Proportionate Voting Shares shall have the following rights of conversion (the “Share Conversion Right”):

(a)

Right to Convert Proportionate Voting Shares. Each Proportionate Voting Share shall be convertible at the option of the holder into such number of Subordinate Voting Shares as is determined by multiplying the number of Proportionate Voting Shares in respect of which the Share Conversion Right is exercised by 80. Fractions of Proportionate Voting Shares may be converted into such number of Subordinate Voting Shares as is determined by multiplying the fraction by 80, rounded down to the nearest whole share.

(b)

Conversion Limitation Officer. Unless already appointed, upon receipt of a Conversion Notice (as defined below) for the period (the “Restricted Conversion Period”) prior to the date that is the later of six (6) months following December 31, 2018 and six (6) months following <@> [date of closing] (the “Unrestricted Conversion Date”), the directors (or a committee thereof) shall designate an officer of the Company who shall determine whether the Conversion Limitation set forth in this Article shall apply to the conversion referred to therein (the “Conversion Limitation Officer”).

(c)

Foreign Private Issuer Status. The Company shall use commercially reasonable efforts to maintain its status as a “foreign private issuer” (as determined in accordance with Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until the Unrestricted Conversion Date. Accordingly, the Company shall not give effect to any voluntary conversion of Proportionate Voting Shares pursuant to this Article 27.7 or otherwise during the Restricted Conversion Period, and the Share Conversion Right will not apply during the Restricted Conversion Period, to the extent that after giving effect to all permitted issuances after such conversion of Proportionate Voting Shares, the aggregate number of Subordinate Voting Shares, Proportionate Voting Shares and Multiple Voting Shares (calculated on the basis that each Subordinate Voting Share, Proportionate Voting Share and Multiple Voting Share is counted once, without regard to the number of votes carried by such share) held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act (“U.S. Residents”) would exceed forty percent (40%) (the “40% Threshold”) of the aggregate number of Subordinate Voting Shares, Proportionate Voting Shares and Multiple Voting Shares (calculated on the same basis) issued and outstanding (the “FPI Restriction”). The directors may by resolution increase the 40% Threshold to a number not to exceed fifty percent (50%), and if any such resolution is adopted, all references to the 40% Threshold herein shall refer instead to the amended percentage threshold set by the directors in such resolution.

(d)

Conversion Limitation. In order to give effect to the FPI Restriction, the number of Subordinate Voting Shares issuable to a holder of Proportionate Voting Shares upon exercise by such holder of the Share Conversion Right during the Restricted Conversion Period will be subject to the 40% Threshold based on the number of Proportionate Voting Shares and Multiple Voting Shares held by such holder as of the date of initial issuance of Proportionate Voting Shares and Multiple Voting Shares to such holder, and thereafter at the end of each of the Company’s subsequent fiscal quarters during the Restricted Conversion Period (each, a “Determination Date”), calculated as follows:

X = [A x 40%—B] x (C/D)

Where, on the Determination Date:

X = Maximum Number of Subordinate Voting Shares which may be issued upon exercise of the Share Conversion Right.

A = Aggregate number of Subordinate Voting Shares, Proportionate Voting Shares and Multiple Voting Shares issued and outstanding on the Determination Date.

B = Aggregate number of Subordinate Voting Shares, Proportionate Voting Shares and Multiple Voting Shares held of record, directly or indirectly, by U.S. Residents on the Determination Date.

C = Aggregate Number of Proportionate Voting Shares and Multiple Voting Shares held by such holder on the Determination Date.

D = Aggregate Number of All Proportionate Voting Shares and Multiple Voting Shares on the Determination Date.

The Conversion Limitation Officer shall determine as of each Determination Date, in his or her sole discretion acting reasonably, the aggregate number of Subordinate Voting Shares, Proportionate Voting Shares and Multiple Voting Shares held of record, directly or indirectly, by U.S. Residents, the maximum number of Subordinate Voting Shares which may be issued upon exercise of the Share Conversion Right, generally in accordance with the formula set forth immediately above. Upon request by a holder of Proportionate Voting Shares, the Company will provide each holder of Proportionate Voting Shares with notice of such maximum number as at the most recent Determination Date, or a more recent date as may be determined by the Conversion Limitation Officer in his or her discretion. To the extent that issuances of Subordinate Voting Shares on exercise of the Share Conversion Right would result in the 40% Threshold being exceeded during the Restricted Conversion Period, the number of Subordinate Voting Shares to be issued will be pro-rated among each holder of Proportionate Voting Shares exercising the Share Conversion Right.

Notwithstanding the provisions of Articles 27.7(c) and (d), the directors may by resolution waive the application of the Conversion Restriction to any exercise or exercises of the Share Conversion Right to which the Conversion Restriction would otherwise apply, or to future Conversion Restrictions generally, including with respect to a period of time.

(e)	Disputes.

(i)

Any holder of Proportionate Voting Shares who beneficially owns more than 5% of the issued and outstanding Proportionate Voting Shares may submit a written dispute as to the calculation of the 40% Threshold or the FPI Restriction by the Conversion Limitation Officer to the directors with the basis for the disputed calculations. The Company shall respond to the holder within 5 (five) business days of receipt of the notice of such dispute with a written calculation of the 40% Threshold or the FPI Restriction, as applicable. If the holder and the Company are unable to agree upon such calculation of the 40% Threshold or the FPI Restriction, as applicable, within 5 (five) business days of such response, then the Company and the holder shall, within 1 (one) business day thereafter submit the disputed calculation of the 40% Threshold or the FPI Restriction to the Company’s independent auditor. The Company, at the Company’s expense, shall cause the auditor to perform the calculations in dispute and notify the Company and the holder of the results no later than 5 (five) business days from the time it receives the disputed calculations. The auditor’s calculations shall be final and binding on all parties, absent demonstrable error.

(ii)

In the event of a dispute as to the number of Subordinate Voting Shares issuable to a holder of Proportionate Voting Shares in connection with a voluntary conversion of Proportionate Voting Shares, the Company shall issue to the holder of Proportionate Voting Shares the number of Subordinate Voting Shares not in dispute, and resolve such dispute in accordance with Article 27.7(e)(i).

(f)

Mechanics of Conversion. Before any holder of Proportionate Voting Shares shall be entitled to voluntarily convert Proportionate Voting Shares into Subordinate Voting Shares in accordance with Articles 27.7(a), the holder shall surrender the certificate or certificates representing the Proportionate Voting Shares to be converted at the head office of the Company, or the office of any transfer agent for the Proportionate Voting Shares, and shall give written notice to the Company at its head office of his or her election to convert such Proportionate Voting Shares and shall state therein the name or names in which the certificate or certificates representing the Subordinate Voting Shares are to be issued (a “Conversion Notice”). The Company shall (or shall cause its transfer agent to) as soon as practicable thereafter, issue to such holder or his or her nominee, a certificate or certificates or direct registration statement representing the number of Subordinate Voting Shares to which such holder is entitled upon conversion. Such conversion shall be deemed to have taken place immediately prior to the close of business on the day on which the certificate or certificates representing the Proportionate Voting Shares to be converted is surrendered and the Conversion Notice is delivered, and the person or persons entitled to receive the Subordinate Voting Shares issuable upon such conversion shall be treated for all purposes as the holder or holders of record of such Subordinate Voting Shares as of such date.

ARTICLE 28

SPECIAL RIGHTS AND RESTRICTIONS ATTACHED

TO MULTIPLE VOTING SHARES

28.1	Voting

The holders of Class C multiple voting shares (“Multiple Voting Shares”) shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company except a meeting at which only the holders of another class or series of shares is entitled to vote. Subject to Articles 28.2 and 28.3, each Multiple Voting Share shall entitle the holder to 800 votes and each fraction of a Multiple Voting Share shall entitle the holder to the number of votes calculated by multiplying the fraction by 800 and rounding the product down to the nearest whole number, at each such meeting.

28.2	Alteration to Rights of Multiple Voting Shares

So long as any Multiple Voting Shares remain outstanding, the Company will not, without the consent of the holders of Multiple Voting Shares expressed by separate special resolution alter or amend these Articles if the result of such alteration or amendment would:

(a)	prejudice or interfere with any right or special right attached to the Multiple Voting Shares; or

(b)	affect the rights or special rights of the holders of Subordinate Voting Shares, Proportionate Voting Shares and Multiple Voting Shares on a per share basis as provided for herein.

At any meeting of holders of Multiple Voting Shares called to consider such a separate special resolution, each Multiple Voting Share shall entitle the holder to one (1) vote and each fraction of a Multiple Voting Share will entitle the holder to the corresponding fraction of one (1) vote.

28.3	Shares Superior to Multiple Voting Shares

(a)

The Company may take no action which would authorize or create shares of any class or series having preferences superior to or on a parity with the Multiple Voting Shares without the consent of the holders of a majority of the Multiple Voting Shares expressed by separate ordinary resolution.

(b)

At any meeting of holders of Multiple Voting Shares called to consider such a separate ordinary resolution, each Multiple Voting Share will entitle the holder to one (1) vote and each fraction of a Multiple Voting Share shall entitle the holder to the number of votes calculated by multiplying the fraction by 800 and rounding the product down to the nearest whole number, at each such meeting.

28.4	Dividends

(a)

The holders of Multiple Voting Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared by the directors from time to time. The directors may declare no dividend payable in cash or property on the Multiple Voting Shares unless the directors simultaneously declare a dividend payable in cash or property on: (i) the Subordinate Voting Shares, in an amount equal to the amount of the dividend declared per Multiple Voting Share; and (ii) on the Proportionate Voting Shares in an amount equal to the dividend declared per Multiple Voting Share multiplied by 80.

(b)

The directors may declare a stock dividend payable in Proportionate Voting Shares on the Multiple Voting Shares, but only if the directors simultaneously declare a stock dividend payable in: (i) Proportionate Voting Shares on the Subordinate Voting Shares, in a number of shares per Subordinate Voting Share equal to the amount of the dividend declared per Multiple Voting Share; and (ii) Proportionate Voting Shares on the Proportionate Voting Shares, in a number of shares per Proportionate Voting Share equal to the amount of the dividend declared per Multiple Voting Share multiplied by 80.

(c)

The directors may declare a stock dividend payable in Subordinate Voting Shares on the Multiple Voting Shares, but only if the directors simultaneously declare a stock dividend payable in: (i) Subordinate Voting Shares on the Subordinate Voting Shares, in a number of shares per Subordinate Voting Share equal to the amount of the dividend declared per Multiple Voting Share; and (ii) Subordinate Voting Shares on the Proportionate Voting Shares, in a number of shares per Proportionate Voting Shares equal to the amount of the dividend declared per Multiple Voting Share multiplied by 80.

(d)

Holders of fractional Multiple Voting Shares shall be entitled to receive any dividend declared on the Multiple Voting Shares, in an amount equal to the dividend per Multiple Voting Share multiplied by the fraction thereof held by such holder.

28.5	Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purpose of winding up its affairs, the holders of the Multiple Voting Shares shall be entitled to participate pari passu with the holders of Subordinate Voting Shares and Proportionate Voting Shares, with the amount of such distribution per Multiple Voting Share equal to each of: (i) the amount of such distribution per Subordinate Voting Share; and (ii) the amount of such distribution per Proportionate Voting Share divided by 80; and each fraction of a Multiple Voting Share will be entitled to the amount calculated by multiplying the fraction by the amount payable per whole Multiple Voting Share.

28.6	Subdivision or Consolidation

The Multiple Voting Shares shall not be consolidated or subdivided unless the Subordinate Voting Shares and the Proportionate Voting Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

28.7	Transfer of Multiple Voting Shares

Except as otherwise provided in Section 28.9 or 28.10, no Multiple Voting Share may be sold, transferred, assigned, pledged or otherwise disposed of (“Transfer”, “Transferring” or “Transferred”), whether voluntarily or involuntarily, by operation of law or otherwise, without the written consent of the directors, and the directors are not required to give any reason for refusing to consent to any such Transfer.

28.8	Mandatory Conversion of Multiple Voting Shares

(a)	Definitions. In this Article 28.8 and 28.9:

(i)	“4Front” means 4Front Holdings LLC;

(ii)	“BC HoldCo” means 1196260 B.C. Ltd.;

(iii)	“Business Combination” means the completion of the combination of the businesses of 4Front, Nevada HoldCo, BC HoldCo and Cannex Capital Holdings Inc. pursuant to the Definitive Agreement;

(iv)	“Definitive Agreement” means the business combination agreement between, inter alia, 4Front, Nevada HoldCo, BC HoldCo and Cannex Capital Holdings Inc. dated <@>, 2019;

(v)

“Disability” means such holder (i) has been declared legally incompetent by a final court decree (the date of such decree being deemed to be the date on which the disability occurred), (ii) has been found to be mentally disabled pursuant to a Disability Determination. A “Disability Determination” means a finding that the holder, because of a mental disability, is unable to perform substantially all of such holder’s regular duties to the Company and that such mental disability is determined or reasonably expected to continue for at least 12 months. Any Disability Determination shall be initiated by the Company and shall be based on the written opinion of the physician regularly attending the holder whose ability is in question (which expense shall be borne by the Company). If the Initial Holders holding a majority of the Multiple Voting Shares not held by the individual holder in question disagree with the opinion of this physician (the “First Physician”), they may, at their own expense, engage another physician (the “Second Physician”) to examine the holder. If the First Physician and the Second Physician agree in writing that the holder is or is not disabled, their written opinion shall, except as otherwise set forth in this subsection, be conclusive on the issue of ability. If the First Physician and the Second Physician disagree on the disability of the Shareholder, they shall choose a third consulting physician (whose expense shall be borne by the Company), and the written opinion of a majority of these three physicians, shall, except as otherwise provided below, be conclusive as to the holder’s ability. The date of any written opinion conclusively finding the holder to be Disabled is the date on which the disability shall be deemed to have occurred. If there is a conclusive finding that the holder is not Disabled, the holders holding a majority of the Multiple Voting Shares not held by the individual holder in question shall have the right to request additional Disability Determinations, provided they agree to pay all expenses of the Disability Determinations and do not request an additional Disability Determination more frequently than once every 12 months. In conjunction with a Disability Determination, each Initial Holder consents to, and agrees to cooperate with, any required medical examination, and agrees to furnish any medical information requested by any examining physician and to waive any applicable physician-patient privilege that may arise because of such examination. All physicians except the First Physician must be board-certified in the specialty most closely related to the nature of the disability alleged to exist.

(vi)	“Initial Holders” means the holders of Multiple Voting Shares as of the date of initial issuance of Multiple Voting Shares.

(vii)

“Involuntary Transfer Event” occurs in the event that an Initial Holder (a) files a voluntary petition under any bankruptcy or insolvency law or a petition for the appointment of a receiver or makes an assignment for the benefit of creditors, (b) is subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to such holder’s Multiple Voting Shares or Proportionate Voting Shares and such involuntary petition, assignment or attachment is not discharged within 30 days after its effective date, or (c) is subjected to any other possible involuntary Transfer of such Initial Holder’s Multiple Voting Shares or Proportionate Voting Shares by legal process including, without limitation, an assignment or Transfer pursuant to a marital dissolution or divorce decree.

(viii)	“Nevada HoldCo means 4Front Corp., a corporation incorporated under the laws of the State of Nevada.

(b)

Mandatory Conversion. Multiple Voting Shares are not convertible until the later of the date (the “Initial Conversion Date”) that (i) the aggregate number of Proportionate Voting Shares and Multiple Voting Shares held by the Initial Holders are reduced to a number which is less than fifty per cent (50%) of the aggregate number of Proportionate Voting Shares and Multiple Voting Shares held by the Initial Holders on the date of completion of the Business Combination, and (ii) is three (3) years following the date of completion of the Business Combination Closing Date. Following the Initial Conversion Date, Multiple Voting Shares will automatically, without any action on the part of the holder, be converted into Subordinate Voting Shares on the basis of one (1) Subordinate Voting Share for one (1) Multiple Voting Share upon: (i) the death or Disability of such Initial Holder with respect to all Multiple Voting Shares held by an Initial Holder, (ii) an Involuntary Transfer Event with respect to the Multiple Voting Shares being Transferred pursuant to the Involuntary Transfer Event, or (iii) any other Transfer of Multiple Voting Shares to anyone other than another Initial Holder with respect to such Multiple Voting Shares being Transferred (each, a “Mandatory Conversion Event”). The Initial Holder shall promptly provide notice to the Company of the occurrence of a Mandatory Conversion Event. On the date of such Mandatory Conversion Event, each certificate representing Multiple Voting Shares shall thenceforth be null and void. Within twenty (20) days of the Mandatory Conversion Event, the Company will send, or cause its transfer agent to send, notice thereof to such former holder of Multiple Voting Shares (a “Mandatory Conversion Notice”) specifying:

(i)	the date of the Mandatory Conversion Event;

(ii)	the number of Subordinate Voting Shares into which the Multiple Voting Shares held by such holder have been converted.

As soon as practicable after the sending of the Mandatory Conversion Notice, the Company shall issue or shall cause its transfer agent to issue certificates representing the number of Subordinate Voting Shares into which the Multiple Voting Shares have been converted.

28.9	Transfers Prior to Initial Conversion Date

(a)

Limitation on Transfers. Subject to Section 28.7, an Initial Holder is permitted to Transfer Multiple Voting Shares prior to the Initial Conversion Date to another Initial Holder without compliance with this Section 28.9.

(b)

Purchase Obligation Upon Certain Events. Prior to the Initial Conversion Date, upon: (i) the death or Disability of an Initial Holder the other Initial Holders shall have the obligation to purchase all of such Initial Holder’s Multiple Voting Shares as set forth in this Section 28.9; and (ii) an Involuntary Transfer Event, the other Initial Holders shall have the obligation to purchase all of such Initial Holder’s Multiple Voting Shares which would otherwise be Transferred pursuant to the Involuntary Transfer Event as set forth in Section 28.9 (each a “Purchase Obligation”). References to the Initial Holder transferring the Subject Multiple Voting Shares pursuant to the Purchase Obligation (the “Transferring Initial Holder”) shall include any executor, personal representative or administrator upon the death or Disability of such Transferring Initial Holder or a trustee or receiver in the event of an Involuntary Transfer Event.

(c)

Notice of Purchase Obligation. Promptly following an event triggering a Purchase Obligation, the Transferring Initial Holder shall send a written notice to the Company and other Initial Holders setting forth the event triggering the Purchase Obligation as well as the number of Multiple Voting Shares subject to the Purchase Obligation (“Subject Multiple Voting Shares”). The other Initial Holders are obligated to purchase the Subject Multiple Voting Shares in proportion to their respective holdings of the remaining Multiple Voting Shares.

(d)	Purchase Obligation Terms.

(i)

The closing shall be on or before the thirtieth day following the transmittal of the notice of the Purchase Obligation (the “Closing”). At the Closing: (i) the purchasing Initial Holder shall deliver to the Transferring Initial Holder the purchase price for the Subject Multiple Voting Shares as determined below, (ii) the Transferring Initial Holder shall deliver to the purchasing Initial Holder share certificates for all the Multiple Voting Shares that are to be purchased or otherwise transferred pursuant to the Purchase Obligation, either duly endorsed in blank for transfer or with duly executed stock powers attached, and a certificate, dated as of the Closing, containing a representation and warranty that on such date the Transferring Initial Holder has transferred, or caused to be transferred, to the purchasing Initial Holder good and marketable title to all the Shares in question, free and clear of all claims, equities, liens, charges and encumbrances, and (iii) any other documents reasonably required by the Company.

(ii)

The per share price of the Subject Multiple Voting Shares to be purchased pursuant to this Section 28.9 shall be the Fair Market Value of the Subordinate Voting Shares as of the date prior to the date of the event triggering the Purchase Obligation (the “Valuation Date”). “Fair Market Value” means, with respect to the Subject Multiple Voting Shares, the closing price of the Subordinate Voting Shares on the principal trading market for such shares on the trading day immediately preceding the Valuation Date.

(iii)

The purchase price of any Subject Multiple Voting Shares purchased pursuant to this Section 28.9 shall be paid in any combination of cash, by wire transfer, by certified or cashier’s check, or by a promissory note containing the terms set forth in Section 28.9(e)(the “Note”).

(e)	Note Terms.

(i)	Any Note shall be paid in no more than 12 equal quarterly installments of principal and interest, and the first installment of which shall be due 90 days after the Closing.

(ii)

Any Note shall bear interest on such principal amount at the minimum rate established pursuant to IRS Code Sections 483 and 1274 necessary to avoid any imputed interest or original issue discount being attributed to the Note holder. The Note shall provide that the maker shall pay a late penalty equal to 5% of any payment which is not paid within five days of its due date. The Note shall further provide that the maker shall have the right at any time to prepay without penalty all or any part of the balance due on the Note with interest to the date of prepayment. Partial prepayments shall be applied to the last maturing installments in inverse order.

(iii)

Any Note shall be secured by a pledge of such number of the purchasing Initial Holder’s Proportionate Voting Shares or Subordinate Voting Shares or such other assets (excluding the Multiple Voting Shares being acquired) such that the Pledged Value equals the principal amount of the Note. “Pledged Value” per Proportionate Voting Share means the closing price of the Subordinate Voting Shares on the principal trading market for such shares on the trading day immediately preceding the Valuation Date, multiplied by 80; and “Pledged Value” per Subordinate Voting Share means the closing price of the Subordinate Voting Shares on the principal trading market for such shares on the trading day immediately preceding the Valuation Date. Pledged Value of any other assets shall be valued at fair market value of such assets. The pledge agreement shall name the Company to act as pledgeholder and shall contain such other terms as shall be reasonable and customary in stock pledge agreements.

(iv)

As long as the Note is not in default, the purchasing Initial Holder shall be entitled to receive all dividends on such Multiple Voting Shares and to exercise all voting rights with respect to such Multiple Voting Shares.

(v)

Failure to make any payment required by a Note within 10 days after its due date shall constitute a default and shall cause the remaining unpaid balance to become immediately due and payable, at the holder’s option, and the Transferring Initial Holder shall have all the rights and remedies to enforce payment of the unpaid balance authorized by law; provided, however, that before taking any remedial action to enforce payment, the Transferring Initial Holder shall deliver notice of the default to the purchasing Initial Holder and if the payment in default is paid in full within 10 days after the date the default notice is delivered, the default shall be deemed not to have occurred.

28.10	Extension of Offer to Multiple Voting Shares

In the event that an offer is made to purchase Subordinate Voting Shares or Proportionate Voting Shares, and such offer is:

(a)

required: (i) pursuant to applicable securities legislation or the rules of any stock exchange on which the Proportionate Voting Shares may then be listed, to be made to all or substantially all of the holders of Proportionate Voting Shares in a province or territory of Canada to which the requirement applies; or (ii) pursuant to applicable securities legislation or the rules of any stock exchange on which the Subordinate Voting Shares may then be listed, to be made to all or substantially all of the holders of Subordinate Voting Shares in a province or territory of Canada to which the requirement applies (such offer to purchase under clause (i) or (ii), a “MVS Offer”); then

(b)

such MVS Offer shall be extended by the offeror to the holders of Multiple Voting Shares (which shall not be required to convert in order to participate in the MVS Offer) for consideration per Multiple Voting Share equal to: (i) 0.0125 of the consideration offered per Proportionate Voting Share or (ii) the consideration offered per Subordinate Voting Share; as applicable.

SCHEDULE “L”

CONSENTS, WAIVERS, AND REQUIRED REGULATORY APPROVALS

Regulatory Approvals required in relation to the HSR Act.

SCHEDULE “M”

[INTENTIONALLY DELETED]

SCHEDULE “N”

CAPITALIZATION TABLE

Cannex / 4Front

Pro Forma Capitalization Table

	Subordinated Voting Common	Proportionate Voting Common	Multiple Voting Common	Total Shares	% of Total Shares
Cannex Common (Non-US)	45,266,304	—	—	45,266,304	28.30%
Cannex Common (US)	46,337,810	—	—	46,337,810	28.97%
Cannex Series A (US)	—	1,206,522	—	1,206,522	0.75%
Dilutive Securities (Non-US)	36,101,876	—	—	36,101,876	22.57%
Dilutive Securities (US)	—	814,554	—	814,554	0.51%
4Front Shareholders (Non-US)	25,211,114	—	—	25,211,114	15.76%
4Front Shareholders (US)	—	3,761,710	—	3,761,710	2.35%
4Front Insiders (US)	—	—	1,276,673	1,276,673	0.80%

Total	152,917,104	5,782,785	1,276,673	159,976,563	100.00%

In this Schedule “N”, “4Front Share Allocation” means the number of Proportionate Voting Shares, Subordinate Voting Shares and Multiple Voting Shares, issuable to former holders of 4Front securities pursuant to the Business Combination, as set out in the foregoing pro-forma summary cap table in this Schedule “N” (the “Summary Cap Table”).

For greater certainty and pursuant to the Pre-Arrangement Transactions, immediately prior to the Effective Time, the securityholders of 4Front will hold such number and class of corresponding securities of Nevada Holdco as set forth in the table above, subject to adjustment, which securities of Nevada Holdco will then be exchanged for an equivalent number of corresponding securities of the Resulting Issuer on a 1:1 basis.

Notwithstanding the Summary Cap Table, the 4Front Share Allocation will be adjusted as follows:

(c) If the Closing does not occur prior to April 23, 2019, each holder of a 4Front Liquidity Warrant will be entitled to an additional 0.1 Class F Unit of 4Front held on that date in accordance with the terms thereof and the number of Subordinate Voting Shares and Proportionate Voting Shares issuable to former holders of 4Front securities as set out in the Summary Cap Table will be adjusted accordingly; however, the 4Front Share Allocation will not be adjusted.

In the event of an adjustment to the 4Front Share Allocation, there may be corresponding adjustments to the allocation of the 4Front Share Allocation between Subordinate Voting Shares, Proportionate Voting Shares and Multiple Voting Shares.

SCHEDULE “O”

ACQUISITIONS

4.	Proposed transaction pursuant to which Cannex plans to acquire a 100% interest in Pure Ratios Holdings, Inc. (the “Pure Ratios Acquisition”).